SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Progress Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Progress Energy Proxy Statement

Progress Energy, Inc.
410 S. Wilmington Street
Raleigh, NC 27601-1849

June 29, 2012

Dear Shareholder:

     I am pleased to invite you to attend the 2012 Annual Meeting of the Shareholders of Progress Energy, Inc. The meeting will be held at 10:00 a.m. on August 8, 2012, at the Progress Energy Center for the Performing Arts, 2 East South Street, Raleigh, North Carolina. Please note that we will hold the Annual Meeting only if the pending merger between Progress Energy, Inc. and Duke Energy Corporation is not completed prior to August 8, 2012.

     As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the matters scheduled to be acted upon at the meeting for Progress Energy, Inc. are the election of directors; an advisory (nonbinding) vote on executive compensation; the ratification of the selection of the independent registered public accounting firm for Progress Energy, Inc.; and re-approval of material terms of performance goals under the Progress Energy, Inc. 2007 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code.

     We are pleased to take advantage of the Securities and Exchange Commission rules that permit companies to electronically deliver proxy materials to their shareholders. This process allows us to provide our shareholders with the information they need while lowering printing and mailing costs and complying more efficiently with our obligations under the securities laws. On or about June 29, 2012, we mailed to our registered and beneficial shareholders a Notice containing instructions on how to access our combined Proxy Statement and Annual Report and vote online.

     Regardless of the size of your holdings, it is important that your shares be represented at the meeting. IN ADDITION TO VOTING IN PERSON AT THE MEETING, SHAREHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. SHAREHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT AND THE ANNUAL REPORT MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER HOLDER OF RECORD, CHECK YOUR PROXY CARD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. Voting by any of these methods will ensure that your vote is counted at the Annual Meeting if you do not attend in person.

     I am delighted that you have chosen to invest in Progress Energy, Inc. On behalf of the management and directors of Progress Energy, Inc., thank you for your continued support and confidence in 2012.

Sincerely,

William D. Johnson
Chairman of the Board, President and
Chief Executive Officer

PROXY STATEMENT

VOTING YOUR PROXY IS IMPORTANT

     Your vote is important. To ensure your representation at the Annual Meeting, please vote your shares as promptly as possible. In addition to voting in person, shareholders of record may VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, as instructed in the materials.

     If you received this Proxy Statement by mail, please promptly SIGN, DATE and RETURN the enclosed proxy card or VOTE BY TELEPHONE in accordance with the instructions on the enclosed proxy card so that as many shares as possible will be represented at the Annual Meeting. A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

Progress Energy Proxy Statement

PROGRESS ENERGY, INC.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1849
__________________________

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON

AUGUST 8, 2012

     The Annual Meeting of the Shareholders of Progress Energy, Inc. (the “Company”) will be held at 10:00 a.m. on August 8, 2012, at the Progress Energy Center for the Performing Arts, 2 East South Street, Raleigh, North Carolina. Please note that we will hold the Annual Meeting only if the pending merger between Progress Energy, Inc. and Duke Energy Corporation is not completed prior to August 8, 2012.

     The meeting will be held in order to:

(1)	Elect fourteen (14) directors of the Company, each to serve a one-year term. The Board of Directors recommends a vote FOR each of the nominees for director.

(2)	Vote on an advisory (nonbinding) proposal to approve executive compensation. The Board of Directors recommends a vote FOR this proposal.

(3)	Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company. The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(4)	Re-approve the material terms of performance goals under the Company’s 2007 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code. The Board of Directors recommends a vote FOR this proposal.

(5)	Transact any other business as may properly be brought before the meeting.

     All holders of the Company’s Common Stock of record at the close of business on June 1, 2012, are entitled to attend the meeting and to vote. The stock transfer books will remain open.

By order of the Board of Directors

JOHN R. MCARTHUR Executive Vice President, General Counsel and Corporate Secretary

Raleigh, North Carolina
June 29, 2012

PROXY STATEMENT

PROXY STATEMENT

Progress Energy Proxy Statement

PROGRESS ENERGY, INC.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1849
__________________________

PROXY STATEMENT
GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (at times referred to as the “Board”) of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10:00 a.m. on August 8, 2012, at the Progress Energy Center for the Performing Arts, 2 East South Street, Raleigh, North Carolina. (For directions to the meeting location, please see the map included at the end of this Proxy Statement.) Please note that we will hold the Annual Meeting only if the pending merger between Progress Energy, Inc. and Duke Energy Corporation is not completed prior to August 8, 2012. Throughout this Proxy Statement, Progress Energy, Inc. is at times referred to as “Progress Energy,” “we,” “our” or “us.” This Proxy Statement and form of proxy were first sent to shareholders on or about June 29, 2012.

     An audio webcast of the Annual Meeting of Shareholders will be available online in Windows Media Player format at www.progress-energy.com/investor. The webcast will be archived on the site for three months following the date of the meeting.

     Copies of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2011, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to the Form 10-K, as amended, is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Ms. Sherri L. Green, Treasurer, Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602-1551. Our Form 10-K, as amended, is also available through the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov or through our website at www.progress-energy.com/investor. The contents of these websites are not, and shall not be deemed to be, a part of this Proxy Statement or proxy solicitation materials.

     In accordance with the “notice and access” rule adopted by the SEC, we are making our proxy materials available to our shareholders on the Internet, and we are mailing to our registered and beneficial holders a “Notice of Internet Availability of Proxy Materials” containing instructions on how to access our proxy materials and how to vote on the Internet and by telephone. If you received a “Notice of Internet Availability of Proxy Materials” and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials below.

     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.

     If you prefer to receive a separate copy of our combined Proxy Statement and Annual Report, please write to Shareholder Relations, Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602-1551 or telephone our Shareholder Relations Section at 919-546-3014, and we will promptly send you a separate copy. If you are currently receiving multiple copies of the Proxy Statement and Annual Report at your address and would prefer that a single copy of each be delivered there, you may contact us at the address or telephone number provided in this paragraph.

PROXY STATEMENT

PROXIES

     The accompanying proxy is solicited by our Board of Directors, and we will bear the entire cost of solicitation. We expect to solicit proxies primarily by telephone, mail, email or other electronic media or personally by our and our subsidiaries’ officers and employees, who will not be specially compensated for such services. In addition, the Company may engage Phoenix Advisory Partners to assist in the solicitation of proxies on behalf of the Board. It is anticipated that the cost of such solicitation services to the Company would be approximately $50,000, plus out-of-pocket expenses.

     You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone or via the Internet by following the instructions provided on the enclosed proxy card. Please be aware that if you vote via the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 12:01 a.m. E.D.T. on the morning of the meeting. Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised by (i) delivering a written notice of revocation to our Corporate Secretary, (ii) timely filing, with our Corporate Secretary, a subsequently dated, properly executed proxy, or (iii) attending the Annual Meeting and electing to vote in person. Your attendance at the Annual Meeting, by itself, will not constitute a revocation of a proxy. If you vote by telephone or via the Internet, you may also revoke your vote by any of the three methods noted above, or you may change your vote by voting again by telephone or via the Internet. If you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of certain identifying information found on the proxy card in the event that you decide later to change or revoke your proxy by accessing the Internet. You should address any written notices of proxy revocation to: Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602-1551, Attention: Corporate Secretary.

     All shares represented by effective proxies received by the Company at or before the Annual Meeting, and not revoked before they are exercised, will be voted in the manner specified therein. Executed proxies that do not contain voting instructions will be voted “FOR” the election of all directors as set forth in this Proxy Statement; “FOR” the proposal approving the Company’s executive compensation, as set forth in this Proxy Statement; “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, as set forth in this Proxy Statement; and “FOR” the re-approval of material terms of performance goals under the Company’s 2007 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code, as set forth in this Proxy Statement. Proxies will be voted at the discretion of the named proxies on any other business properly brought before the meeting.

     If you are a participant in our 401(k) Savings & Stock Ownership Plan, shares allocated to your Plan account will be voted by the Trustee only if you execute and return your proxy, or vote by telephone or via the Internet. Plan participants must provide voting instructions on or before 11:59 p.m. E.D.T. on August 3, 2012.

     If you are a participant in the Savings Plan for Employees of Florida Progress Corporation (the “FPC Savings Plan”), shares allocated to your Plan account will be voted by the Trustee when you execute and return your proxy, or vote by telephone or via the Internet. If no direction is given, your shares will be voted in proportion with the shares held in the FPC Savings Plan and in the best interest of the FPC Savings Plan.

Special Note for Shares Held in “Street Name”

     If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive directions from your nominee that you must follow in order to have your shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a special proxy form from the brokerage firm, bank or other nominee that holds their shares of record. You should contact your brokerage firm, bank or other nominee for details regarding how you may obtain this special proxy form.

Progress Energy Proxy Statement

     If your shares are held in “street name” and you do not give instructions as to how you want your shares voted (a “nonvote”), the brokerage firm, bank or other nominee who holds Progress Energy shares on your behalf may vote the shares at its discretion with regard to “routine” matters. However, such brokerage firm, bank or other nominee is not required to vote the shares of Common Stock, and therefore these unvoted shares would be counted as “broker nonvotes.”

     With respect to “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, a brokerage firm, bank or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including the New York Stock Exchange (“NYSE”), to vote its clients’ shares if the clients do not provide instructions. When a brokerage firm, bank or other nominee votes its clients’ Common Stock shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR” or “AGAINST” such routine matters. The NYSE recently amended its rules to further restrict the ability of brokers to vote on certain types of management-supported corporate governance proposals without specific client instructions. The NYSE had previously amended its rules to make any matter relating to executive compensation a “nonroutine matter.” Matters relating to executive compensation include advisory votes to approve the compensation of executives and to determine how frequently to hold an advisory vote to approve executive compensation.

     With respect to “nonroutine” matters, including the election of directors, matters relating to executive compensation and shareholder proposals, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not specifically instruct their brokerage firm, bank or other nominee on how to vote their shares. The brokerage firm, bank or other nominee will so note on the vote card, and this constitutes a “broker nonvote.” “Broker nonvotes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “FOR,” “AGAINST” or “ABSTAINING” from such nonroutine matters. At the 2012 Annual Meeting of Shareholders, the following three nonroutine matters will be presented for a vote: the election of 14 directors of the Company with terms expiring in 2012; an advisory (nonbinding) vote on executive compensation; and re-approval of material terms of performance goals under the Company’s 2007 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code.

     Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker nonvote” on nonroutine matters, or (ii) leave your shares unvoted altogether. Therefore, we encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures that your shares and voting preferences will be fully represented at the meeting.

VOTING SECURITIES

     Our directors have fixed June 1, 2012, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of our Common Stock of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote. As of June 1, 2012, there were outstanding 296,036,613 shares of Common Stock.

     Consistent with state law and our By-Laws, the presence, in person or by proxy, of holders of at least a majority of the total number of Common Stock shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Once a share of Common Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set in connection with any adjournment. Common Stock shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker nonvotes” will be counted for purposes of determining whether a quorum is present.

PROXY STATEMENT

     Pursuant to the provisions of our Articles of Incorporation, as amended effective May 10, 2006, a candidate for director will be elected upon receipt of at least a majority of the votes cast by the holders of Common Stock entitled to vote. Accordingly, assuming a quorum is present, each director shall be elected by a vote of the majority of the votes cast with respect to that director. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Shares voting “ABSTAIN” and shares held in “street name” that are not voted in the election of directors will not be included in determining the number of votes cast.

     Approval of an advisory (nonbinding) proposal regarding executive compensation as disclosed in this Proxy Statement will require the affirmative vote of a majority of votes actually cast by holders of Common Stock entitled to vote. Assuming a quorum is present, the number of “FOR” votes cast at the meeting for this proposal must exceed the number of “AGAINST” votes cast at the meeting in order for this proposal to be approved. Abstentions from voting and “broker nonvotes” will not count as votes cast and will not have the effect of a “negative” vote with respect to this proposal.

     Approval of the proposal to ratify the selection of our independent registered public accounting firm, and other matters properly brought before the Annual Meeting, if any, generally will require the affirmative vote of a majority of votes actually cast by holders of Common Stock entitled to vote. Assuming a quorum is present, the number of “FOR” votes cast at the meeting for this proposal must exceed the number of “AGAINST” votes cast at the meeting in order for this proposal to be approved. Abstentions from voting and “broker nonvotes” will not count as votes cast and will not have the effect of a “negative” vote with respect to this proposal.

     Approval of the proposal to re-approve the material terms of performance goals under the Company’s 2007 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code will require the affirmative vote of a majority of votes actually cast by holders of Common Stock entitled to vote. Assuming a quorum is present, the number of “FOR” votes cast at the meeting for this proposal must exceed the number of “AGAINST” votes cast at the meeting in order for this proposal to be approved. Abstentions from voting and “broker nonvotes” will not count as votes cast and will not have the effect of a “negative” vote with respect to this proposal.

     We will announce preliminary voting results at the conclusion of the Annual Meeting. We will publish the final results in a Current Report on Form 8-K within four (4) business days of the Annual Meeting. A copy of this Form 8-K may be obtained without charge by any of the means outlined above for obtaining a copy of our Annual Report on Form 10-K, as amended.

PROPOSAL 1—ELECTION OF DIRECTORS

     The Company’s amended By-Laws provide that the number of directors of the Company shall be between eleven (11) and fifteen (15). The amended By-Laws also provide for annual elections of each director. Directors will serve one-year terms upon election at the 2012 Annual Meeting of Shareholders.

     Our Articles of Incorporation require that a candidate in an uncontested election for director receive a majority of the votes cast in order to be elected as a director (i.e., the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director). In a contested election (i.e., a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast. Under North Carolina law, a director continues to serve in office until his or her successor is elected or until there is a decrease in the number of directors, even if the director is a candidate for re-election and does not receive the required vote, referred to as a “holdover director.” To address the potential for such a “holdover director,” our Board of Directors approved a provision in our Corporate Governance Guidelines. That provision states that if an incumbent director is nominated, but not re-elected by a majority vote, the director shall tender his or her resignation to the Board. The Corporate Governance Committee (the “Governance Committee”) would then make a recommendation to the Board about whether to accept or reject the resignation. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale regarding

Progress Energy Proxy Statement

it within 90 days after receipt of the tendered resignation. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee’s recommendation or Board of Directors’ action regarding the acceptance of the resignation offer. However, if all members of the Governance Committee do not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

     Based on the recommendation of the Governance Committee (see page 22), the Board of Directors nominates the following 14 nominees to serve as directors with terms expiring in 2013 and until their respective successors are elected and qualified: John D. Baker II, James E. Bostic, Jr., Harris E. DeLoach, Jr., James B. Hyler, Jr., William D. Johnson, Robert W. Jones, W. Steven Jones, Melquiades R. “Mel” Martinez, E. Marie McKee, John H. Mullin, III, Charles W. Pryor, Jr., Carlos A. Saladrigas, Theresa M. Stone, and Alfred C. Tollison, Jr.

     There are no family relationships between any of the directors, any executive officers or nominees for director of the Company or its subsidiaries, and there is no arrangement or understanding between any director or director nominee and any other person pursuant to which the director or director nominee was selected.

     The election of directors will be determined by a majority of the votes cast at the Annual Meeting at which a quorum is present. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for the director to be elected. Abstentions and broker nonvotes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Shareholders do not have cumulative voting rights in connection with the election of directors.

     Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted “FOR” the election of each of the 14 nominees. Votes (other than abstentions) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a director.

     The Board of Directors, acting through the Governance Committee, is responsible for assembling for shareholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes and skills appropriate for functioning effectively as a board. The Governance Committee regularly reviews the composition of the Board in light of the Company’s changing requirements and its assessment of the Board’s performance. A discussion of the characteristics the Governance Committee looks for in evaluating director candidates appears in the “Governance Committee Process for Identifying and Evaluating Director Candidates” section on page 24 of this Proxy Statement.

     The names of the 14 nominees for election to the Board of Directors, along with their ages, principal occupations or employment for the past five years, directorships of public companies held during the past five years, and disclosures regarding the specific experience, qualifications, attributes or skills that led the Board to conclude that such individual should serve on the Board, are set forth below. (Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”) and Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), which are noted below, are wholly owned subsidiaries of the Company.) Information concerning the number of shares of our Common Stock beneficially owned, directly or indirectly, by all current directors appears on page 16 of this Proxy Statement.

     The Board of Directors recommends a vote “FOR” each nominee for director.

PROXY STATEMENT

Nominees for Election

JOHN D. BAKER II, age 63, is Executive Chairman of Patriot Transportation Holding, Inc., which is engaged in the transportation and real estate businesses, since October 2010. He served as President and Chief Executive Officer of Patriot Transportation Holding from February 2008 to October 2010. Mr. Baker was President and Chief Executive Officer of Florida Rock Industries, Inc., a producer of cement, aggregates, concrete and concrete products, from 1997 to 2007. As a lawyer and business executive with more than 35 years of experience in the construction materials and trucking industries, Mr. Baker brings to the Board business insight and expertise that are valuable to the Company as it undertakes the long-range investments and initiatives necessary to meet customers’ energy needs, control costs and comply with public policies in a complex and changing business environment. He has first-hand knowledge of the economic and business development issues facing companies in the State of Florida. Mr. Baker’s executive experience and service on the boards of other public companies have prepared him to respond to financial and operational challenges and have enhanced his ability to work effectively with other directors, understand board processes and functions, and oversee management. Mr. Baker has served as a director of the Company since 2009. He is a member of the Board’s Finance Committee and the Organization and Compensation Committee.

Other public directorships in past five years:
Patriot Transportation Holding, Inc. (1986 to present)
Wells Fargo & Company (January 2009 to present)
Texas Industries, Inc. (October 2010 to present)
Vulcan Materials Co. (November 2007 until February 2009)
Wachovia Bank, N.A. (2001 until December 2008)
Florida Rock Industries, Inc. (1979 until November 2007)

JAMES E. BOSTIC, JR., age 65, has been Managing Director of HEP & Associates, a business consulting firm, and a partner of Coleman Lew & Associates, an executive search consulting firm, since 2006. He retired as Executive Vice President of Georgia-Pacific Corporation, a manufacturer and distributor of tissue, paper, packaging, building products, pulp and related chemicals, in 2006. During his 20 years at Georgia-Pacific, Mr. Bostic served in various senior positions, including service as Senior Vice President–Environmental, Government Affairs and Communications. Mr. Bostic’s business background and his expertise on environmental and regulatory issues are significant assets to the Company and the Board of Directors. That expertise will be particularly helpful as we continue to advocate for the creation of effective energy policies and regulations, and take action to reduce our greenhouse gas emissions through our balanced solution strategy of energy efficiency, renewable and alternative energy and a state-of-the-art power system. Additionally, as a result of his extensive service on the Board, Mr. Bostic has developed a keen understanding of how the Company operates, the key issues it faces, and the Company’s strategy for addressing those issues as it carries out its responsibilities to its shareholders and other stakeholders. Mr. Bostic has served as a director of the Company since 2002. He is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee.

Progress Energy Proxy Statement

HARRIS E. DELOACH, JR., age 67, is Chairman and Chief Executive Officer of Sonoco Products Company, a manufacturer of paperboard and paper and plastic packaging products, since December 2010. He served as Chairman, President and Chief Executive Officer of Sonoco Products from April 2005 to December 2010, and as President and Chief Executive Officer from July 2000 to April 2005. Mr. DeLoach joined Sonoco Products in 1986 and has served in various management positions during his tenure there. Prior to joining Sonoco Products, Mr. DeLoach was in private law practice and served as an outside counsel to Sonoco Products for 15 years. As a business leader in the State of South Carolina, Mr. DeLoach has first-hand knowledge of the economic and business development issues facing the communities we serve. Mr. DeLoach’s legal background and years of experience leading a global packaging company are valuable to the Company as it undertakes the long-range investments and initiatives necessary to meet customers’ energy needs, control costs and comply with public policies while creating long-term value in a challenging economy and changing business environment. Mr. DeLoach has served as a director of the Company since 2006. He is Chair of the Board’s Operations and Nuclear Oversight Committee and a member of the Executive Committee, the Governance Committee and the Organization and Compensation Committee.

Other public directorships in past five years:
Sonoco Products Company (1998 to present)
Goodrich Corporation (2001 to present)

JAMES B. HYLER, JR., age 64, is Managing Director of Investors Management Corporation, a firm which invests in and acquires companies in various industries, since December 2011. He retired as Vice Chairman and Chief Operating Officer of First Citizens Bank in 2008, and served in these positions from 1994 until 2008. Mr. Hyler was President of First Citizens Bank from 1988 to 1994, and served as Chief Financial Officer of First Citizens Bank from 1980 to 1988. Prior to joining First Citizens Bank, Mr. Hyler was an auditor with Ernst & Young for 10 years. He has more than 40 years of experience in the financial services industry. Mr. Hyler’s knowledge and expertise in financial services and corporate finance provide him with the skills needed to assist the Board in its analysis and decision making regarding financial matters as our utilities continue to move forward with the long-range investments and initiatives necessary to optimize our balanced solution strategy for meeting growth in our customers’ energy needs, controlling costs and complying with public policies while creating long-term value in a challenging economy and changing business environment. Mr. Hyler has served as a director of the Company since 2008. He is a member of the Board’s Finance Committee and the Organization and Compensation Committee.

Other public directorships in past five years:
First Citizens BancShares (August 1988 until January 2008)

PROXY STATEMENT

WILLIAM D. JOHNSON, age 58, is Chairman, President and Chief Executive Officer of Progress Energy, since October 2007. Mr. Johnson is also Chairman of PEC and PEF. Mr. Johnson previously served as President and Chief Operating Officer of Progress Energy, from January 2005 to October 2007. In that role, Mr. Johnson oversaw the generation and delivery of electricity by PEC and PEF. Mr. Johnson has been with Progress Energy (formerly CP&L) in a number of roles since 1992, including Group President for Energy Delivery, President and Chief Executive Officer for Progress Energy Service Company, LLC and General Counsel and Corporate Secretary for Progress Energy. Before joining Progress Energy, Mr. Johnson was a partner with the Raleigh, N.C., law office of Hunton & Williams LLP, where he specialized in the representation of utilities. Mr. Johnson has served in a variety of senior management positions during his tenure with the Company. His background as a lawyer representing utilities, coupled with his years of hands-on experience at the Company, provides him with a unique perspective and a keen understanding of the opportunities and challenges facing the Company and our industry. Mr. Johnson’s breadth of knowledge and experience in addressing key operational, policy, legislative and strategic issues, and his proven leadership skills will be significant assets to the Company as it focuses on optimizing its balanced solution strategy for meeting our customers’ future energy needs in the face of a challenging economy and a changing regulatory and legislative environment. Mr. Johnson is Chair of the Board’s Executive Committee.

ROBERT W. JONES, age 62, is the sole owner of Turtle Rock Group, LLC, founded in May 2009. From 1974 until May 2009, Mr. Jones held various management positions at Morgan Stanley, a global provider of financial services to companies, governments and investors. He served as a Senior Advisor from 2006 until May 2009, and as Managing Director and Vice Chairman from 1997 until 2006. While at Morgan Stanley, Mr. Jones specialized in the utility industry for many years before being named Vice Chairman. Turtle Rock Group, LLC is a financial advisory consulting firm whose sole current client is Morgan Stanley. During his career, Mr. Jones has participated in many major international and domestic utility and project financing transactions, with a particular focus on strategic advisory and capital-raising assignments. He has testified before numerous state public utility commissions and has been a frequent speaker on regulatory and corporate governance issues. Mr. Jones’s expertise in financial services and his experience in the regulatory arena provide him with a unique perspective that will be beneficial to the Company as it undertakes the long-range investments and initiatives necessary to meet growth in its customers’ future energy needs and comply with public policies while creating long-term value. Mr. Jones has served as a director of the Company since 2007. He is Chair of the Board’s Finance Committee and a member of the Executive Committee, the Governance Committee and the Organization and Compensation Committee.

Progress Energy Proxy Statement

W. STEVEN JONES, age 60, is Dean (Emeritus) and Professor of Strategy and Organizational Behavior at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, since 2008. He served as Dean of the Kenan-Flagler Business School from August 2003 until August 2008. Prior to joining the Kenan-Flagler Business School in 2003, Mr. Jones had a 30-year career in business. That career included serving as Chief Executive Officer and Managing Director of Suncorp-Metway Ltd., which provides banking, insurance and investing services, in Brisbane, Queensland, Australia. He also worked for ANZ, one of Australia’s four major banks, in various capacities for eight years. Mr. Jones has international experience in developing strategy, leading change and building organizational capability in a variety of industries. His expertise in the financial services arena continues to be beneficial as the Company undertakes the long-range investments and initiatives necessary to meet its customers’ future energy needs, control costs and comply with public policies while creating long-term value. Mr. Jones has served as a director of the Company since 2005. He is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee.

Other public directorships in past five years:
Premiere Global Services, Inc. (2007 to present)
State Farm Mutual Automobile Insurance Co. (June 2010 to present)
Bank of America (April 2005 until April 2008)

MELQUIADES R. “MEL” MARTINEZ, age 65, is a Managing Director of JPMorgan Chase & Co., since August 2010. Mr. Martinez has had a distinguished career in both the public and private sectors, most recently as partner in the law firm of DLA Piper in its Orlando, Florida, office from September 2009 to July 2010 and as a United States Senator from Florida from 2005 to 2009. While serving in the U.S. Senate, he addressed multiple policy and legislative issues as a member of the following Senate committees: Armed Services; Banking, Housing & Urban Affairs; Foreign Relations; Energy and Natural Resources; Commerce; and Special Committee on Aging. Prior to his election, Mr. Martinez served as the Secretary of Housing and Urban Development from 2001 to 2004. His extensive legal, policy and legislative experience will be valuable to the Company as we continue to advocate for the creation of effective energy policies and regulations. Prior to representing the State of Florida in the U.S. Senate, Mr. Martinez served as Mayor of Orange County, Florida, and as a board member of the Orlando Utilities Commission. He also spent over 25 years in private legal practice, conducting numerous trials in state and federal courts throughout Florida. As a resident and former public servant of the State of Florida, Mr. Martinez brings to our Board a unique perspective and first-hand knowledge that continues to be beneficial as we address key regulatory issues in that state. Mr. Martinez’s diversified experience and background are significant assets to our Company’s Board. Mr. Martinez has served as a director of the Company since 2010. He is a member of the Operations and Nuclear Oversight Committee and the Organization and Compensation Committee.

Other public directorships in past five years:
Marriott Vacations Worldwide Corporation (November 2011 to present)

PROXY STATEMENT

E. MARIE MCKEE, age 61, is President of the Corning Museum of Glass, since 1998, and served as Senior Vice President of Corning Incorporated, a manufacturer of components for high-technology systems for consumer electronics, mobile emissions controls, telecommunications and life sciences, from 1996 to 2010. Ms. McKee has over 30 years of experience at Corning, where she held a variety of positions with increasing levels of responsibility. She initially served in various human resources managerial positions including Human Resources Director for Corning’s Electronics Division, its Research & Development Division and its Centralized Engineering Division. While serving in these positions, Ms. McKee gained significant experience in designing and implementing human resources strategies, business processes and organizational change efforts. She then served in various management positions, including Division Vice President of Corporate Strategic Staffing, Vice President, Human Resources and Senior Vice President, Human Resources and Corporate Diversity Officer. Ms. McKee served as Chairman of Steuben Glass from 1998 until the company was sold in 2008. During her tenure on the Board, Ms. McKee’s business experience and perspective have proven valuable to the Company as it has addressed various operational and human resources issues. Ms. McKee’s depth of experience has provided her with a thorough knowledge of employment and compensation practices and strategies that enables her to assist the Organization and Compensation Committee and the Board in their analysis and decision making regarding executive compensation, succession planning, diversity and other matters. Her experience will continue to be beneficial to the Company as shareholders, regulators and legislators continue to focus on executive compensation and corporate governance issues. Ms. McKee has served as a director of the Company and its predecessors since 1999. She is Chair of the Board’s Organization and Compensation Committee and a member of the Executive Committee, the Governance Committee and the Operations and Nuclear Oversight Committee.

JOHN H. MULLIN, III, age 71, is Chairman of Ridgeway Farm, LLC, a limited liability company engaged in farming and timber management, since 1989. He is a former Managing Director of Dillon, Read & Co., a former investment banking firm. Mr. Mullin was employed by Dillon Read for approximately 20 years. During that time, he worked with a diversified mix of clients and was involved in a variety of corporate assignments, including private and public offerings, and corporate restructurings. Since 1989, Mr. Mullin has managed the diversified businesses of Ridgeway Farm. He has served on the boards of a number of other major publicly traded companies, providing him with substantial experience in the areas of corporate strategy, oversight and governance. Mr. Mullin’s executive and board experience have enabled him to develop the skills needed to work effectively with other directors, understand board processes and functions, and oversee management. Additionally, as a result of his many years of service on the Board, Mr. Mullin has developed a keen understanding of the Company’s operations, the key issues it faces and the Company’s strategy for undertaking the long-range investments and initiatives necessary to address those issues while creating long-term value. He has effectively utilized his broad and extensive business experiences and knowledge of the Company to provide leadership to the Company’s Board as Lead Director. Mr. Mullin has served as a director of the Company and its predecessors since 1999. He is Chair of the Board’s Governance Committee and a member of the Executive Committee, the Finance Committee and the Organization and Compensation Committee.

Other public directorships in past five years:
Sonoco Products Company (2002 to present)
Hess Corporation (2007 to present)

Progress Energy Proxy Statement

CHARLES W. PRYOR, JR., age 67, is Chairman of Urenco USA Inc. (formerly Urenco Investments, Inc.), a global provider of services and technology to the nuclear generation industry worldwide, since January 2007. He served as President and Chief Executive Officer of Urenco Investments, Inc. from 2004 to 2006. Mr. Pryor served as President and Chief Executive Officer of the Utilities Business Group of British Nuclear Fuels from 2002 to 2004. From 1997 to 2002, he served as President and Chief Executive Officer of Westinghouse Electric Co., a supplier of nuclear fuel, nuclear services and advanced nuclear plant designs to utilities operating nuclear power plants. Mr. Pryor’s former service as chief executive officer of a multi-billion dollar company provides him with experience that enables him to understand the financial statements and financial affairs of the Company. He has extensive experience in managing capital-intensive industries and skillfully addressing regulatory matters, strategic planning and corporate development. Mr. Pryor’s knowledge and experience in engineering, power generation, nuclear fuel and the utility industry will be tremendous assets to the Board in the years ahead as our Company executes its plan to improve the performance of its nuclear fleet and optimizes its balanced solution strategy for meeting growth in customer demand and complying with public policies while creating long-term value. Mr. Pryor has served as a director of the Company since 2007. He is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee.

Other public directorships in past five years:
DTE Energy Co. (1999 to present)

CARLOS A. SALADRIGAS, age 63, is Chairman and Chief Executive Officer of Regis HRG, which offers a full suite of outsourced human resources services to small and mid-sized businesses. He has served in these positions since July 2008. Mr. Saladrigas also serves as Chairman and Chief Executive Officer of Concordia Holdings, Inc., which specializes in managed behavioral health, since January 2011. He served as Vice Chairman, from 2007 to 2008, and Chairman, from 2002 to 2007, of Premier American Bank in Miami, Florida. In 2002, Mr. Saladrigas retired as Chief Executive Officer of ADP Total Source (previously the Vincam Group, Inc.), a Miami-based human resources outsourcing company that provides services to small and mid-sized businesses. Mr. Saladrigas has extensive expertise in both the human resources and financial services arenas. His accounting background provides him with an understanding of the principles used to prepare the Company’s financial statements and enables him to effectively analyze those financial statements. Mr. Saladrigas is a resident of Florida and is familiar with the economic policy issues facing that state. As a result of his years of service on the Board, Mr. Saladrigas has gained institutional knowledge about the Company and its operations. His unique perspective and business acumen will continue to be valuable assets to the Board as the Company executes its plans to optimize its balanced solution strategy for meeting growth in customer demand while controlling costs and complying with public policies in a challenging economy and a changing business environment. Mr. Saladrigas has served as a director of the Company since 2001. He is a member of the Board’s Audit and Corporate Performance Committee and the Finance Committee. Mr. Saladrigas is one of the Board’s two designated Audit Committee Financial Experts.

Other public directorships in past five years:
Advance Auto Parts, Inc. (2003 to present)

PROXY STATEMENT

THERESA M. STONE, age 68, retired as Senior Advisor to the President of the Massachusetts Institute of Technology Corporation (“M.I.T.”). She served in that position from October 2011 to January 31, 2012. Ms. Stone served as Executive Vice President and Treasurer of M.I.T. from February 2007 until October 2011. In her role as Executive Vice President and Treasurer, Ms. Stone was responsible for M.I.T.’s capital programs, facilities, human resources and information technology, and served as M.I.T.’s Chief Financial Officer and Treasurer. From November 2001 to March 2006, Ms. Stone served as Executive Vice President and Chief Financial Officer of Jefferson-Pilot Financial (now Lincoln Financial Group). Ms. Stone began her career as an investment banker, advising clients primarily in the financial services industry on financial and strategic matters and has held senior financial executive officer positions at various companies since that time. Ms. Stone’s knowledge and expertise in finance make her uniquely qualified to understand and effectively analyze the Company’s financial statements. Her depth of experience in finance and management provide her with the skills needed to assist the Board in its analysis and decision making regarding financial matters as the Company undertakes the long-range investments and initiatives necessary to optimize its balanced solution strategy for meeting its customers’ future energy needs while controlling costs and complying with public policies in a challenging economy and a changing business environment. Ms. Stone has served as a director of the Company since 2005. She is Chair of the Board’s Audit and Corporate Performance Committee and a member of the Executive Committee, the Finance Committee and the Governance Committee. Ms. Stone is one of the Board’s two designated Audit Committee Financial Experts.

ALFRED C. TOLLISON, JR., age 69, retired as Chairman and Chief Executive Officer of the Institute of Nuclear Power Operations (“INPO”), a nuclear industry-sponsored nonprofit organization, in March 2006. He was employed by INPO from 1987 until March 2006. During his tenure there, Mr. Tollison’s responsibilities included industry and government relations, communications, information systems and administrative activities. He also served as the executive director of the National Academy for Nuclear Training. From 1970 until 1987, Mr. Tollison was employed by PEC, where he served in a variety of management positions, including plant general manager of the Brunswick Nuclear Plant and manager of nuclear training. His management experience as a chief executive officer of a large nonprofit entity in the energy industry, as well as his in-depth knowledge of that industry, enables him to bring a unique perspective to the Company’s Board. Mr. Tollison’s track record and expertise in promoting the safe and reliable operations of our nation’s nuclear generating plants will continue to be a significant asset to our Board as the Company executes its plan for improving the performance of its nuclear fleet and optimizes its balanced solution strategy for meeting the future energy needs of its customers safely, reliably and affordably. Mr. Tollison has served as a director of the Company since 2006. He is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee. Mr. Tollison also serves as the Nuclear Oversight Director.

Progress Energy Proxy Statement

EXECUTIVE OFFICERS

     Set forth below is certain information regarding each of our current executive officers, other than Mr. Johnson who is presented under “Proposal 1 - Election of Directors.”

JEFFREY A. CORBETT, age 53, is Senior Vice President, Energy Delivery, of PEC. Mr. Corbett has served in this position since January 2008 and oversees operations and services in the Carolinas, including engineering, distribution, construction, metering, power restoration, community relations and customer service. He previously served as Senior Vice President, Energy Delivery, of PEF, from June 2006 to January 2008; Vice President, Distribution, of PEC, from January 2005 to June 2006; Vice President, Eastern Region, of PEC, from September 2002 to January 2005; General Manager, Eastern Region, of PEC, from January 2001 to August 2002; and Director, Distribution Power Quality and Reliability, from 1999 to December 2000. Before joining Progress Energy in 1999, Mr. Corbett spent 17 years with Virginia Power, serving in a variety of engineering and leadership roles.

VINCENT M. DOLAN, age 57, is President and Chief Executive Officer of PEF. Mr. Dolan has served in this position since July 2009 and oversees all aspects of PEF’s delivery operations, including distribution and customer service, transmission, and products and services. He previously served as Vice President, External Relations, of PEF, from December 2006 to July 2009; Vice President, Regulatory & Customer Relations, of PEF, from March 2005 to December 2006; and Vice President, Corporate Relations & Administrative Services, of PEF, from April 2002 to March 2005. Mr. Dolan has been with PEF since 1986 in positions of increasing responsibility in the areas of operations, strategic development, customer services, and regulatory affairs. Before joining PEF, he was with Foster Wheeler Energy Corporation, an international engineering and manufacturing firm.

MICHAEL A. LEWIS, age 50, is Senior Vice President, Energy Delivery, of PEF. Mr. Lewis has served in this position since January 2008 and oversees operations and services in Florida, including engineering, distribution, construction, metering, power restoration, community relations, energy-efficiency, and alternative energy strategies. He previously served as Vice President, Distribution, of PEF, from August 2007 to January 2008; Vice President, Distribution Engineering & Operations, of PEF, from December 2005 to August 2007; Vice President, Distribution Operations & Support, of PEF, from April 2004 to December 2005; and Vice President, Coastal Region, of PEF, from December 2000 to April 2004. Mr. Lewis has been with PEF in a number of engineering and management positions since 1986, including District Manager, Distribution Operations Manager in Pasco County, General Manager for the South Coastal region and Regional Vice President of both the North and South Coastal regions.

PROXY STATEMENT

JEFFREY J. LYASH, age 50, is Executive Vice President, Energy Supply, of Progress Energy. Mr. Lyash has served in this position since June 2010 and oversees Progress Energy’s diverse fleet of generating resources, including nuclear, coal, oil, natural gas and hydroelectric stations. In addition, he oversees fuel procurement for the generating fleet and power trading operations. Mr. Lyash also serves as Executive Vice President of PEC since August 2009 and of PEF since July 2009. He previously served as Executive Vice President, Corporate Development, of Progress Energy, from July 2009 to June 2010; President and Chief Executive Officer of PEF, from June 2006 to July 2009; Senior Vice President of PEF, from November 2003 to June 2006; and Vice President, Transmission in Energy Delivery, of PEC, from January 2002 to October 2003. Mr. Lyash joined Progress Energy (formerly CP&L) in 1993 and spent his first eight years at the Brunswick Nuclear Plant in Southport, N.C., in a number of management roles. His last position at Brunswick was as Director of Site Operations. Before joining Progress Energy, Mr. Lyash worked for the U.S. Nuclear Regulatory Commission between 1984 and 1993 in a number of senior technical and management positions.

JOHN R. MCARTHUR, age 56, is Executive Vice President of Progress Energy. Mr. McArthur has served in this position since September 2008 and is responsible for corporate and utility support functions, including Audit Services, Corporate Communications, Corporate Services, External Relations, Human Resources and Legal. He also serves as General Counsel, since April 2010, and previously from 2004 until 2009, and as Corporate Secretary, since 2004, of Progress Energy. Mr. McArthur is also Executive Vice President of PEC since September 2008, Executive Vice President of PEF since November 2008 and Executive Vice President of Florida Progress Corporation since January 2010. He has been with Progress Energy in a number of roles since 2001, including Senior Vice President, Corporate Relations and Vice President, Public Affairs. Before joining Progress Energy, Mr. McArthur was a senior adviser to N.C. Governor Mike Easley, handling major policy initiatives as well as media and legal affairs. Previously, he handled state government affairs for General Electric Co. Mr. McArthur also served as chief counsel in the N.C. Attorney General’s office, where he supervised utility, consumer, health care, and environmental protection issues. Prior to that, he was a partner with the Raleigh, N.C., law office of Hunton & Williams LLP and served as a law clerk to the Honorable Sam J. Ervin III of the U.S. Court of Appeals for the Fourth Circuit.

MARK F. MULHERN, age 52, is Senior Vice President and Chief Financial Officer of Progress Energy, PEC and PEF. Mr. Mulhern has served in this position since September 2008. He previously served as Senior Vice President, Finance, of PEC and PEF, from November 2007 to September 2008, and Senior Vice President, Finance, of Progress Energy, from July 2007 to September 2008. Mr. Mulhern also served as President of Progress Ventures (the unregulated subsidiary of Progress Energy), from 2005 to 2008; Senior Vice President of Competitive Commercial Operations of Progress Ventures, from 2003 to 2005; Vice President, Strategic Planning, of Progress Energy, from 2000 to 2003; Vice President and Treasurer of Progress Energy, from 1997 to 2000; and Vice President and Controller of Progress Energy, from 1996 to 1997. Before joining Progress Energy (formerly CP&L) in 1996, Mr. Mulhern was the Chief Financial Officer at Hydra Co Enterprises, the independent power subsidiary of Niagara Mohawk. He also spent eight years at Price Waterhouse, serving a wide variety of manufacturing and service businesses.

Progress Energy Proxy Statement

JAMES SCAROLA, age 56, is Senior Vice President and Chief Nuclear Officer of PEC and PEF. Mr. Scarola has served in these positions since January 2008 and oversees all aspects of our nuclear program. He previously served as Vice President at the Brunswick Nuclear Plant, from October 2005 to December 2007. Mr. Scarola joined Progress Energy (formerly CP&L) in 1998, where he served as Vice President at the Harris Nuclear Power Plant until October 2005. Mr. Scarola entered the nuclear power field in 1978 as a design engineer and has held positions in construction, start-up testing, maintenance, engineering and operations. Prior to joining Progress Energy, he was the General Manager of Florida Power & Light Company’s St. Lucie Nuclear Plant.

PAULA J. SIMS, age 50, is Senior Vice President, Corporate Development and Improvement, of Progress Energy. Ms. Sims has served in this position since June 2010 and is responsible for implementing Progress Energy’s balanced solution strategy for meeting the future energy needs of its customers. In addition, she oversees program development and construction of new generation projects, renewable energy and efficiency programs, supply chain, information technology and wholesale power operations. Ms. Sims is the executive sponsor for Continuous Business Excellence, Progress Energy’s framework for improving processes, efficiency and overall cost management and has responsibility for environmental, health and safety. Ms. Sims previously served as Senior Vice President, Power Operations, of PEC, from July 2007 to June 2010; Senior Vice President, Regulated Services, of PEC, from April 2006 to July 2007; Vice President, Fossil Generation, of PEC, from January 2006 to April 2006; Vice President, Regulated Fuels, of Progress Energy, from December 2004 to December 2005; Chief Operating Officer of Progress Fuels Corporation, from February 2002 to December 2004; and Vice President, Business Operations & Strategic Planning, of Progress Fuels Corporation, from June 2001 to February 2002. Before joining Progress Energy in 1999, Ms. Sims was with GE Aircraft Engines, where she served in a number of engineering, operations and plant management roles for over 15 years.

JEFFREY M. STONE, age 51, is Chief Accounting Officer and Controller, Progress Energy and Florida Progress, since June 2005; Chief Accounting Officer, PEC and PEF, since June 2005 and November 2005, respectively; and Vice President and Controller, Progress Energy Service Company, LLC, since January 2005 and June 2005, respectively. Mr. Stone previously served as Controller of PEF and PEC, from June 2005 to November 2005. Since 1999, he has served Progress Energy in a number of roles in corporate support including Vice President, Capital Planning and Control, and Executive Director, Financial Planning & Regulatory Services, as well as in various management positions with Energy Supply and Audit Services. Prior to joining Progress Energy, Mr. Stone worked as an auditor with Deloitte & Touche in Charlotte, N.C.

LLOYD M. YATES, age 51, is President and Chief Executive Officer of PEC. Mr. Yates has served in this position since July 2007 and oversees all aspects of PEC’s delivery operations, including distribution and customer service, transmission, and products and services. He previously served as Senior Vice President of PEC, from January 2005 to July 2007, where he was responsible for overseeing the four operational and customer service regions in the Carolinas, as well as the distribution function. Mr. Yates served PEC as Vice President, Transmission, from November 2003 to December 2004, and as Vice President, Fossil Generation, from November 1998 to November 2003. Before joining Progress Energy (formerly CP&L) in 1998, Mr. Yates was with PECO Energy for over 16 years in several line operations and management positions.

PROXY STATEMENT

PRINCIPAL SHAREHOLDERS

     The table below sets forth the only shareholder we know to beneficially own more than 5 percent (5%) of the outstanding shares of our Common Stock as of December 31, 2011. We do not have any other class of voting securities.

		Number of Shares	Percentage of
Title of Class	Name and Address of Beneficial Owner	Beneficially Owned	Class
Common Stock	State Street Corporation	27,404,688[1]	9.3
	One Lincoln Street
	Boston, MA 02111

     1 Consists of shares of Common Stock held by State Street Corporation, acting in various fiduciary capacities. State Street Corporation has sole power to vote with respect to 0 shares, sole dispositive power with respect to 0 shares, shared power to vote with respect to 27,404,688 shares and shared power to dispose of 27,404,688 shares. State Street Corporation has disclaimed beneficial ownership of all shares of Common Stock. (Based solely on information contained in a Schedule 13G filed by State Street Corporation on February 13, 2012.)

MANAGEMENT OWNERSHIP OF COMMON STOCK

     The following table describes the beneficial ownership of our Common Stock as of May 31, 2012, of (i) all current directors and nominees for director, (ii) each executive officer named in the Summary Compensation Table presented later in this Proxy Statement, and (iii) all directors and nominees for director and executive officers as a group. As of May 31, 2012, none of the individuals or the group in the above categories owned one percent (1%) or more of our voting securities. Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

Number of Shares
of Common Stock
Beneficially
Name	Owned[1]
John D. Baker II	7,450
James E. Bostic, Jr.	8,655 [1]
Harris E. DeLoach, Jr.	5,000
James B. Hyler, Jr.	1,000
William D. Johnson	262,623
Robert W. Jones	1,000
W. Steven Jones	1,000
Jeffrey J. Lyash	22,472
Melquiades R. “Mel” Martinez	500
John R. McArthur	82,715
E. Marie McKee	1,000
Mark F. Mulhern	57,958
John H. Mullin, III	10,000
Charles W. Pryor, Jr.	1,042
Carlos A. Saladrigas	1,000
Theresa M. Stone	1,000
Alfred C. Tollison, Jr.	1,000
Lloyd M. Yates	52,854
Shares of Common Stock beneficially owned by all directors and executive
officers of the Company as a group (24 persons)	628,294 [2]

Progress Energy Proxy Statement

       1 Includes shares of our Common Stock such director has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options, as follows:

Director	Stock Options
James E. Bostic, Jr.	4,000

       2 Includes 4,000 shares in the aggregate that a group member has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options.

Ownership of Units Representing Common Stock

       The table below shows ownership of units representing our Common Stock under the Non-Employee Director Deferred Compensation Plan and units under the Non-Employee Director Stock Unit Plan as of May 31, 2012. A unit of Common Stock does not represent an equity interest in the Company, and possesses no voting rights, but is equal in economic value at all times to one share of Common Stock.

	Directors’ Deferred	Non-Employee Director
Director	Compensation Plan	Stock Unit Plan
John D. Baker II	6,285	4,240
James E. Bostic, Jr.	15,671	13,769
Harris E. DeLoach, Jr.	17,671	9,268
James B. Hyler, Jr.	4,317	6,029
Robert W. Jones	14,586	7,646
W. Steven Jones	19,175	10,981
Melquiades R. “Mel” Martinez	4,447	2,576
E. Marie McKee	34,273	16,965
John H. Mullin, III	23,449	17,520
Charles W. Pryor, Jr.	3,978	7,646
Carlos A. Saladrigas	9,362	14,882
Theresa M. Stone	16,032	10,981
Alfred C. Tollison, Jr.	17,128	9,268

       The table below shows ownership as of May 31, 2012, of (i) performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan (“MICP”); (ii) performance shares awarded under the Performance Share Sub-Plan of the 1997, 2002 and 2007 Equity Incentive Plans (“PSSP”) (see “Outstanding Equity Awards at 2011 Fiscal Year-End Table” on page 57); (iii) units recorded to reflect awards deferred under the PSSP; (iv) replacement units representing the value of our contributions to the 401(k) Savings & Stock Ownership Plan that would have been made but for the deferral of salary under the Management Deferred Compensation Plan (“MDCP”) and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended; and (v) Restricted Stock Units (“RSUs”) awarded under the 2002 and 2007 Equity Incentive Plans.

			PSSP
Officer	MICP	PSSP	Deferred	MDCP	RSUs
William D. Johnson	1,912	161,689	—	1,183	56,804
Jeffrey J. Lyash	—	37,053	—	3,943	14,569
John R. McArthur	—	39,917	—	—	15,385
Mark F. Mulhern	960	36,689	—	—	14,740
Lloyd M. Yates	2,986	36,644	7,124	177	14,451

PROXY STATEMENT

CHANGES IN CONTROL

       On January 8, 2011, Duke Energy Corporation (“Duke Energy”) and Progress Energy entered into a Merger Agreement. Pursuant to the Merger Agreement, Progress Energy will be acquired by Duke Energy in a stock-for-stock transaction and become a wholly owned subsidiary of Duke Energy. Both companies’ shareholders have approved the merger. However, the consummation of the merger is subject to customary conditions, including, among other things, expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, and receipt of approval, to the extent required, from the Federal Energy Regulatory Commission, the Federal Communications Commission, the Nuclear Regulatory Commission, the North Carolina Utilities Commission, the Kentucky Public Service Commission, and the South Carolina Public Service Commission. Although there are no merger-specific regulatory approvals required in Indiana, Ohio or Florida, the companies will continue to update the public service commissions in those states on the merger, as applicable and as required.

TRANSACTIONS WITH RELATED PERSONS

       There were no transactions in 2011, and there are no currently proposed transactions involving more than $120,000, in which the Company or any of its subsidiaries was or is to be a participant and in which any of the Company’s directors, executive officers, nominees for director or any of their immediate family members had a direct or indirect material interest.

       Our Board of Directors has adopted policies and procedures for the review, approval or ratification of Related Person Transactions under Item 404(a) of Regulation S-K (the “Policy”), which is attached to this Proxy Statement as Exhibit A. The Board has determined that the Governance Committee is best suited to review and approve Related Person Transactions because the Governance Committee oversees the Board of Directors’ assessment of our directors’ independence. The Governance Committee will review and may recommend to the Board amendments to this Policy from time to time.

       For the purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness (or any series of similar transactions, arrangements or relationships), in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. The term “Related Person” is defined under the Policy to include our directors, executive officers, nominees to become directors and any of their immediate family members.

       Our general policy is to avoid Related Person Transactions. Nevertheless, we recognize that there are situations where Related Person Transactions might be in, or might not be inconsistent with, our best interests and those of our shareholders. These situations could include (but are not limited to) situations where we might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. In determining whether to approve or disapprove each Related Person Transaction, the Governance Committee considers various factors, including (i) the identity of the Related Person; (ii) the nature of the Related Person’s interest in the particular transaction; (iii) the approximate dollar amount involved in the transaction; (iv) the approximate dollar value of the Related Person’s interest in the transaction; (v) whether the Related Person’s interest in the transaction conflicts with his obligations to the Company and its shareholders; (vi) whether the transaction will provide the Related Person with an unfair advantage in his dealings with the Company; and (vii) whether the transaction will affect the Related Person’s ability to act in the best interests of the Company and its shareholders. The Governance Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Progress Energy Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of their holdings and transactions in our securities with the SEC and the NYSE. Based on our records and other information, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers with respect to the Company’s 2011 fiscal year were met, except as follows: Jeffrey M. Stone inadvertently failed to file on a timely basis a Form 4 with respect to an ad hoc restricted stock unit award granted on April 4, 2011, under the Progress Energy 2007 Equity Incentive Plan. A Form 4 reporting the transaction was filed on April 12, 2011.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

       The Board of Directors operates pursuant to an established set of written Corporate Governance Guidelines (the “Governance Guidelines”) that set forth our corporate governance philosophy and the governance policies and practices we have implemented in support of that philosophy. The three core governance principles the Board embraces are integrity, accountability and independence.

       The Governance Guidelines describe Board membership criteria, the Board selection and orientation process and Board leadership. The Governance Guidelines require that a minimum of 80 percent of the Board’s members be independent and that the membership of each Board committee, except the Executive Committee, consist solely of independent directors. Directors who are not full-time employees of the Company must retire from the Board at age 73. Directors whose job responsibilities or other factors relating to their selection to the Board change materially after their election are required to submit a letter of resignation to the Board. The Board will have an opportunity to review the continued appropriateness of the individual’s Board membership under these circumstances, and the Governance Committee will make the initial recommendation as to the individual’s continued Board membership. The Governance Guidelines also describe the stock ownership guidelines that are applicable to Board members and prohibit compensation to Board members other than directors’ fees and retainers.

       The Governance Guidelines provide that the Organization and Compensation Committee of the Board will evaluate the performance of the Chief Executive Officer on an annual basis, using objective criteria, and will communicate the results of its evaluation to the full Board. The Governance Guidelines also provide that the Governance Committee is responsible for conducting an annual assessment of the performance and effectiveness of the Board, and its standing committees, and reporting the results of each assessment to the full Board annually.

       The Governance Guidelines provide that Board members have complete access to our management and can retain, at our expense, independent advisors or consultants to assist the Board in fulfilling its responsibilities, as it deems necessary. The Governance Guidelines also state that it is the Board’s policy that the nonmanagement directors meet in executive session on a regularly scheduled basis. Those sessions are chaired by the Lead Director, John H. Mullin, III, who is also Chair of the Governance Committee. He can be contacted by writing to John H. Mullin, III, Lead Director, Progress Energy, Inc. Board of Directors, c/o John R. McArthur, Executive Vice President, General Counsel and Corporate Secretary, P.O. Box 1551, Raleigh, North Carolina 27602-1551. We screen mail addressed to Mr. Mullin for security purposes and to ensure that it relates to discrete business matters relevant to the Company. Mail addressed to Mr. Mullin that satisfies these screening criteria will be forwarded to him.

       In keeping with the Board’s commitment to sound corporate governance, we have adopted a comprehensive written Code of Ethics that incorporates an effective reporting and enforcement mechanism. The Code of Ethics is applicable to all of our employees, including our Chief Executive Officer, our Chief Financial Officer, our Chief Accounting Officer and our Controller. The Board has adopted the Company’s Code of Ethics as its own standard. Board members, our officers and our employees certify their compliance with our Code of Ethics on an annual basis.

PROXY STATEMENT

       Our Governance Guidelines and Code of Ethics are posted on our Internet website and can be accessed at www.progress-energy.com/investor and are available in print at no cost to any shareholder upon written request.

       We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller by posting such information on our website, which can be accessed at the Internet address noted above.

DIRECTOR INDEPENDENCE

       The Board of Directors has determined that the following current members of the Board are independent, as that term is defined under the general independence standards contained in the listing standards of the NYSE:

John D. Baker II	E. Marie McKee
James E. Bostic, Jr.	John H. Mullin, III
Harris E. DeLoach, Jr.	Charles W. Pryor, Jr.
James B. Hyler, Jr.	Carlos A. Saladrigas
Robert W. Jones	Theresa M. Stone
W. Steven Jones	Alfred C. Tollison, Jr.
Melquiades R. “Mel” Martinez

       In addition to considering the NYSE’s general independence standards, the Board has adopted categorical standards to assist it in making determinations of independence. The Board’s categorical independence standards are outlined in our Governance Guidelines. The Governance Guidelines are available on our Internet website and can be accessed at www.progress-energy.com/investor. All directors and director nominees identified as independent in this Proxy Statement meet these categorical standards. Additionally, all members of the Audit and Corporate Performance Committee satisfy the NYSE and SEC independence requirements that apply to audit committee members.

       In determining that the individuals named above are or were independent directors, the Governance Committee considered their involvement in various ordinary course commercial transactions and relationships during 2011 as described below:

  Mr. DeLoach served as an officer and director, and Mr. Mullin served as a director of a company that has been among the purchasers of the largest amounts of electric energy sold by PEC during the last three preceding calendar years. These transactions involve the rendering of services by a public utility at rates fixed in conformity with governmental authorities.

  Messrs. Baker, Hyler, W. Steven Jones and Saladrigas served as directors of companies that purchase electric energy from PEC, and Messrs. Baker, W. Steven Jones, Mullin and Saladrigas served as directors of companies that purchase electric energy from PEF. These transactions involve the rendering of services by public utilities at rates fixed in conformity with governmental authorities.

  Mr. Baker currently serves as a director of Wells Fargo & Company and is a former director of Wachovia Corporation. Both of these entities have been part of our core bank group and have provided a variety of banking and investment services to us during the past several years.

  Mr. W. Steven Jones serves as a director of a communications technology company that provided services to us in 2011.

  Mr. Martinez is a Managing Director of JPMorgan Chase & Co., which has provided a variety of investment banking services to us during the past several years.

Progress Energy Proxy Statement

  Mr. Pryor is a director of a company that has affiliates that provide uranium enrichment services to PEC and PEF.

  Mr. Tollison is a former employee of PEC and thus receives a modest pension from us.

       All of the described transactions were ordinary course commercial transactions conducted at arm’s length and in compliance with the NYSE’s standards for director independence. In addition, the Governance Committee considers the relationships our directors have with tax-exempt organizations that receive contributions from the Company. The Governance Committee considered each of these transactions and relationships and determined that none of them was material or affected the independence of the directors involved under either the general independence standards contained in the NYSE’s listing standards or our categorical independence standards.

BOARD, BOARD COMMITTEE AND ANNUAL MEETING ATTENDANCE

       The Board of Directors is currently comprised of fourteen (14) members. The Board of Directors met 13 times in 2011. Average attendance of the directors at the meetings of the Board and its committees held during 2011 was 93 percent, and no director attended less than 81 percent of all Board and his/her respective committee meetings held in 2011.

       Our Company expects all directors to attend its annual meetings of shareholders. Such attendance is monitored by the Governance Committee. All directors who were serving as directors as of May 11, 2011, the date of the 2011 Annual Meeting of Shareholders, attended that meeting.

BOARD COMMITTEES

       The Board of Directors appoints from its members an Executive Committee, an Audit and Corporate Performance Committee, a Governance Committee, a Finance Committee, an Operations and Nuclear Oversight Committee, and an Organization and Compensation Committee. The charters of all committees of the Board are posted on our Internet website and can be accessed at www.progress-energy.com/investor. The current membership and functions of the standing Board committees are discussed below.

Executive Committee

       The Executive Committee is presently composed of one director who is an officer and five nonmanagement directors: Messrs. William D. Johnson—Chair, Harris E. DeLoach, Jr., Robert W. Jones, and John H. Mullin, III, Ms. E. Marie McKee, and Ms. Theresa M. Stone. The authority and responsibilities of the Executive Committee are described in our By-Laws. Generally, the Executive Committee will review routine matters that arise between meetings of the full Board and require action by the Board. The Executive Committee did not meet in 2011.

Audit and Corporate Performance Committee

       The Audit and Corporate Performance Committee (the “Audit Committee”) is presently composed of the following six nonmanagement directors: Ms. Theresa M. Stone—Chair, and Messrs. James E. Bostic, Jr., W. Steven Jones, Charles W. Pryor, Jr., Carlos A. Saladrigas, and Alfred C. Tollison, Jr. All members of the committee are independent as that term is defined under the enhanced independence standards for audit committee members contained in the Securities Exchange Act of 1934 and the related rules, as amended, as incorporated into the listing standards of the NYSE. Mr. Saladrigas and Ms. Stone have been designated by the Board as the “Audit Committee Financial Experts,” as that term is defined in the SEC’s rules. The work of the Audit Committee includes oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, performance of the internal audit function and of the independent registered public accounting firm, and the Corporate Ethics Program. The role of the Audit Committee is further discussed under “Report of the Audit and Corporate Performance Committee” below. The Audit Committee held eight meetings in 2011.

PROXY STATEMENT

Corporate Governance Committee

       The Governance Committee is presently composed of the following five nonmanagement directors: Messrs. John H. Mullin, III—Chair/Lead Director, Harris E. DeLoach, Jr., and Robert W. Jones, Ms. E. Marie McKee, and Ms. Theresa M. Stone. All members of the Governance Committee are independent as that term is defined under the general independence standards contained in the NYSE listing standards. The Governance Committee is responsible for making recommendations to the Board with respect to the governance of the Company and the Board. Its responsibilities include recommending amendments to our Charter and By-Laws; making recommendations regarding the structure, charter, practices and policies of the Board; ensuring that processes are in place for annual Chief Executive Officer performance appraisal and review of succession planning and management development; recommending a process for the annual assessment of Board performance; recommending criteria for Board membership; establishing the compensation of the Company’s Board of Directors, including reviewing a survey of the director compensation of the Company’s benchmarking peer group as prepared by the outside compensation consultant; and reviewing the qualifications of and recommending to the Board nominees for election. The Governance Committee is responsible for conducting investigations into or studies of matters within the scope of its responsibilities and for retaining outside advisors to identify director candidates. The Governance Committee will consider qualified candidates for director nominated by shareholders at an annual meeting of shareholders, provided, however, that written notice of any shareholder nominations must be received by the Corporate Secretary of the Company no later than the close of business on the 120th calendar day before the date our Proxy Statement was released to shareholders in connection with the previous year’s annual meeting. See “Future Shareholder Proposals” below for more information regarding shareholder nominations of directors. The Governance Committee held five meetings in 2011.

Finance Committee

       The Finance Committee is presently composed of the following six nonmanagement directors: Messrs. Robert W. Jones—Chair, John D. Baker II, James B. Hyler, Jr., John H. Mullin, III, and Carlos A. Saladrigas, and Ms. Theresa M. Stone. The Finance Committee reviews and oversees our financial policies and planning, financial position, strategic planning and investments, pension funds and financing plans. The Finance Committee also monitors our risk management activities and financial position and recommends changes to our dividend policy and proposed budget. The Finance Committee held three meetings in 2011.

Operations and Nuclear Oversight Committee

       The Operations and Nuclear Oversight Committee is presently composed of the following seven nonmanagement directors: Messrs. Harris E. DeLoach, Jr.—Chair, James E. Bostic, Jr., W. Steven Jones, Melquiades R. “Mel” Martinez, Charles W. Pryor, Jr., and Alfred C. Tollison, Jr., and Ms. E. Marie McKee. The Operations and Nuclear Oversight Committee reviews our load forecasts and plans for generation, transmission and distribution, fuel procurement and transportation, customer service, energy trading and term marketing, and other Company operations. The Operations and Nuclear Oversight Committee reviews and assesses our policies, procedures, and practices relative to the protection of the environment and the health and safety of our employees, customers, contractors and the public. The Operations and Nuclear Oversight Committee advises the Board and makes recommendations for the Board’s consideration regarding operational, environmental and safety-related issues. The Operations and Nuclear Oversight Committee held six meetings in 2011.

Organization and Compensation Committee

       The Organization and Compensation Committee (the “Compensation Committee”) is presently composed of the following seven nonmanagement directors: Ms. E. Marie McKee—Chair, and Messrs. John D. Baker II, Harris E. DeLoach, Jr., James B. Hyler, Jr., Robert W. Jones, Melquiades R. “Mel” Martinez, and John H. Mullin, III. All members of the Compensation Committee are independent as that term is defined under the general independence standards contained in the NYSE listing standards. The Compensation Committee verifies that

Progress Energy Proxy Statement

personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Compensation Committee reviews all executive development plans, makes executive compensation decisions, evaluates the performance of the Chief Executive Officer and oversees plans for management succession.

       The Compensation Committee may hire outside consultants, and the Compensation Committee has no limitations on its ability to select and retain consultants as it deems necessary or appropriate. Annually, the Compensation Committee evaluates the performance of its compensation consultant to assess its effectiveness in assisting the Committee with implementing the Company’s compensation program and principles. For 2011, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its executive compensation and benefits consultant to assist the Compensation Committee in meeting its compensation objectives for our Company. Under the terms of its engagement, in 2011, Meridian reported directly to the Compensation Committee.

       The Compensation Committee relies on its compensation consultant to advise it on various matters relating to our executive compensation and benefits program. These services include:

  Advising the Compensation Committee on general trends in executive compensation and benefits;

  Summarizing developments relating to disclosure, risk assessment process and other technical areas;

  Performing benchmarking and competitive assessments;

  Assisting in designing incentive plans;

  Performing financial analysis related to plan design and assisting the Compensation Committee in making pay decisions in light of results; and

  Recommending appropriate performance metrics and financial targets.

       The Compensation Committee has adopted a policy for Pre-Approval of Compensation Consultant Services (the “Policy”). Pursuant to the Policy, the compensation consultant may not provide any services or products to the Company without the express prior approval of the Compensation Committee. The compensation consultant did not provide any services or products to the Company other than those that are provided to the Committee and that are related to the Company’s executive compensation and benefits program.

       The Compensation Committee’s chair or the chairman of our Board of Directors may call meetings, other than previously scheduled meetings, as needed. The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate. Appropriate executive officers of the Company ensure that the Compensation Committee receives administrative support and assistance, and make recommendations to the Committee to ensure that compensation plans are aligned with our business strategy and compensation philosophy. John R. McArthur, our Executive Vice President, General Counsel and Corporate Secretary, serves as management’s liaison to the Compensation Committee. William D. Johnson, our Chief Executive Officer, is responsible for conducting annual performance evaluations of the other executive officers and making recommendations to the Compensation Committee regarding those executives’ compensation.

       The Compensation Committee held eight meetings in 2011.

PROXY STATEMENT

DIRECTOR NOMINATING PROCESS AND COMMUNICATIONS
WITH BOARD OF DIRECTORS

Governance Committee

       The Governance Committee performs the functions of a nominating committee. The Governance Committee’s Charter describes its responsibilities, including recommending criteria for membership on the Board, reviewing qualifications of candidates and recommending to the Board nominees for election to the Board. As noted above, the Governance Guidelines contain information concerning the Committee’s responsibilities with respect to reviewing with the Board on an annual basis the qualification standards for Board membership and identifying, screening and recommending potential directors to the Board. All members of the Governance Committee are independent as that term is defined under the general independence standards contained in the NYSE listing standards. Additionally, the Governance Guidelines require that all members of the Governance Committee be independent.

Director Candidate Recommendations and Nominations by Shareholders

       Shareholders should submit any director candidate recommendations in writing in accordance with the method described under “Communications with the Board of Directors” below. Any director candidate recommendation that is submitted by one of our shareholders to the Governance Committee will be acknowledged, in writing, by the Corporate Secretary. The recommendation will be promptly forwarded to the Chair of the Governance Committee, who will place consideration of the recommendation on the agenda for the Governance Committee’s regular December meeting. The Governance Committee will discuss candidates recommended by shareholders at its December meeting and present information regarding such candidates, along with the Governance Committee’s recommendation regarding each candidate, to the full Board for consideration. The full Board will determine whether it will nominate a particular candidate for election to the Board.

       Additionally, in accordance with Section 11 of our By-Laws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if that shareholder complies with the notice procedure set forth in the By-Laws and summarized in “Future Shareholder Proposals” below.

Governance Committee Process for Identifying and Evaluating Director Candidates

       The Governance Committee evaluates all director candidates, including those nominated or recommended by shareholders, in accordance with the Board’s qualification standards, which are described in the Governance Guidelines. The Committee evaluates each candidate’s qualifications and assesses them against the perceived needs of the Board. Qualification standards for all Board members include: integrity; sound judgment; independence as defined under the general independence standards contained in the NYSE listing standards and the categorical standards adopted by the Board; financial acumen; strategic thinking; ability to work effectively as a team member; demonstrated leadership and excellence in a chosen field of endeavor; experience in a field of business; professional or other activities that bear a relationship to our mission and operations; appreciation of the business and social environment in which we operate; an understanding of our responsibilities to shareholders, employees, customers and the communities we serve; and service on other boards of directors that would not detract from service on our Board.

       Although the Company does not have an official policy regarding the consideration of diversity in identifying director nominees, diversity is among the factors that are considered in selecting Board nominees. The Company values diversity among its Board members and seeks to create a Board that reflects the demographics of the areas we serve, and includes a complementary mix of individuals with diverse backgrounds, viewpoints, professional experiences, education and skills that reflect the broad set of challenges the Board confronts.

Progress Energy Proxy Statement

Communications with the Board of Directors

       The Board has approved a process for shareholders and other interested parties to send communications to the Board. That process provides that shareholders and other interested parties can send communications to the Board and, if applicable, to the Governance Committee or to specified individual directors, including the Lead Director, in writing c/o John R. McArthur, Executive Vice President, General Counsel and Corporate Secretary, Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602-1551.

       We screen mail addressed to the Board, the Governance Committee or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters relevant to the Company. Mail that satisfies these screening criteria is forwarded to the appropriate director.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

       Our Governance Guidelines allow the Board to select a Chairman based on the needs of the Company at the time. The Board may appoint the Chief Executive Officer or it may choose another director for the Chairman position. Thus, the Board has the authority to separate the Chairman and Chief Executive Officer positions if it chooses to do so, but it is not required to do so.

       Currently, the Board believes that the Company’s interests are best served by having the Chief Executive Officer also serve as Chairman because it allows the Board to most effectively and directly leverage the Chief Executive Officer’s day-to-day familiarity with the Company’s operations. This is particularly beneficial for the Board at this time given the rapidly evolving nature of the energy industry and the complexity of the projects being considered by the Company, including the construction of new nuclear facilities.

       Our Governance Guidelines provide that if the Chief Executive Officer currently holds the position of Chairman, then the full Board shall appoint an independent director to serve as Chair of the Governance Committee and Lead Director of the Board. The clearly delineated and comprehensive duties of the Lead Director include presiding over all meetings of the Board at which the Chairman is not present, including executive sessions and other meetings of the non-management and independent directors and serving as liaison and facilitating communication between the independent directors and the Chairman. The Lead Director also provides input to the Chairman and CEO with respect to information sent to the Board and the agendas and schedules for Board and committee meetings. Any independent director, including the Lead Director, has the authority to call meetings of the independent directors. If requested by major shareholders, the Lead Director is available for consultation and direct communication. In addition, the Lead Director serves as a mentor and advisor to the Chairman and Chief Executive Officer and assures that the Chairman and Chief Executive Officer understands the Board’s views on critical matters. Pursuant to the Governance Guidelines, Mr. Mullin, an independent director and Chair of the Governance Committee, has served as Lead Director of the Board since 2004.

       In our view, our current leadership structure has fostered sound corporate governance practices and strong independent Board leadership that have benefitted the Company and its shareholders.

Board Role in Risk Oversight

       We have established a framework that supports the risk management activities that occur across Progress Energy. The framework establishes processes for identifying, measuring, managing and monitoring risk across the Company and its subsidiaries. We also maintain an ongoing oversight structure that details risk types and the internal organizations and Board Committees that have oversight and governance responsibility for each risk type. Our Chief Executive Officer and Senior Management have responsibility for assessing and managing the Company’s exposure to risk. In this regard, we have established a Risk Management Committee, comprised of various senior executives,

PROXY STATEMENT

that provides guidance and direction in the identification and management of financial risks. The Board is not involved in the Company’s day-to-day risk management activities; however, the Board and its various Committees are involved in different aspects of overseeing those activities.

       The risks associated with our strategic plan are discussed annually with the Board of Directors. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

       The Audit and Corporate Performance Committee is responsible for ensuring that appropriate risk management guidelines and controls are in place and reviews the oversight structure for managing risk. The Audit and Corporate Performance Committee reviews and discusses with management the Company’s guidelines and policies governing risk assessment and risk management. The Audit and Corporate Performance Committee is also responsible for oversight of the risks associated with financial reporting and the Company’s compliance with legal and regulatory requirements.

       The Finance Committee is responsible for the oversight of the Risk Management Committee Policy and Guidelines. It oversees the financial risks associated with guarantees, risk capital, corporate financing activities and debt structure. The Finance Committee ensures that dollar amounts and limits are managed within the established framework.

       The Operations and Nuclear Oversight Committee is charged with oversight of risks related to operations, major capital projects and environmental, health and safety issues.

       The Organization and Compensation Committee is responsible for the oversight of risks that can result from personnel issues and misalignment between compensation and performance plans and the interests of the Company’s shareholders.

       Our risk management structure is designed to enable the Board to stay informed about and understand the key risks facing the Company, understand how those risks relate to the Company’s business and strategy, and understand the steps the Company is taking to manage those risks.

Progress Energy Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

     We are an integrated electric utility primarily engaged in the regulated utility business. Our executive compensation philosophy is designed to provide competitive compensation consistent with key principles that we believe are critical to our long-term success. The Organization and Compensation Committee of the Company’s Board of Directors (in this Compensation Discussion and Analysis section, the “Committee”) took into account the affirmative shareholder advisory vote on executive compensation at the 2011 Annual Meeting. Because a vast majority (over 92%) of our shareholders approved the compensation described in the proxy statement for the 2011 Annual Meeting, the Committee did not implement changes to our compensation program as a result of the shareholder advisory vote.

     We are committed to providing an executive compensation program that supports the following goals and philosophies:

  Aligning our management team’s interests with shareholders’ expectations of long-term shareholder value, earnings per share growth and a competitive dividend yield;

  Effectively compensating our management team for actual performance over the short and long term;

  Rewarding operating performance results that are sustainable and consistent with safe, reliable and efficient electric service;

  Attracting, engaging and retaining an experienced and effective management team;

  Motivating and rewarding our management team to create shareholder value that is sustainable and consistent with prudent risk-taking and based on sound corporate governance practices; and

  Providing market competitive levels of target (i.e., opportunity) compensation.

     Highlights of the 2011 executive compensation program and Company performance were:

  As the chart below indicates, the Company delivered 1- and 3-year total shareholder return that outperformed the median of the Company’s Benchmarking and PSSP Peer Groups as defined on pages 32 and 39, respectively.

Relative Total Shareholder Return
Progress Energy vs. Median of Benchmarking and PSSP Peer Groups

PROXY STATEMENT

  We paid $734 million in dividends in 2011 and maintained the dividend rate per share in the face of a continuing challenging economic environment.

  Our named executive officers’ (“NEOs”) target (i.e., opportunity) total compensation levels were approximately 24% below the 50th percentile of our benchmarking peer group as described below in the Benchmarking section.

  We continued to provide only minimal executive perquisites (only those prevalent in the marketplace and that are conducive to promoting our desired business outcomes) and no tax gross-ups were made on any perquisites.

  All of our NEOs currently meet or exceed the Company’s market-competitive executive stock ownership guidelines (as shown in the table on page 33).

  Payments under the Management Incentive Compensation Plan (“MICP”) and the Performance Share Sub-Plan (“PSSP”) were based on the achievement of multiple performance factors that we believe drive shareholder value.

  We continue to strongly believe in a pay-for-performance culture. The charts below illustrate the percentage of performance-based compensation for our CEO and our NEOs.
2011 CEO Mix of Target Compensation

[1] Includes ad hoc restricted stock unit grant.

Progress Energy Proxy Statement

2011 NEO (Excluding CEO) Mix of Target Compensation

[1] Includes ad hoc restricted stock unit grant.

  The Company will adopt a compensation recoupment policy that will, at a minimum, comply with the final rules issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act.”). Pursuant to the Dodd-Frank Act, in the event the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under the U.S. securities laws, the Company would be required to recover certain incentive-based compensation regardless of whether the executive officers covered by the recoupment policy engaged in misconduct or otherwise caused or contributed to the requirement for restatement.

  Based on management’s achievement of key strategic initiatives, the Committee made a number of decisions including:

    providing on average a 3% merit-based salary increase;

    awarding equity grant opportunities at target value for the 2011-2013 performance period;

    awarding ad hoc restricted stock unit (“RSU”) grants to each of the NEOs to, among other things, provide a long-term retention incentive for the pending merger with Duke Energy; and

    increasing our Chief Executive Officer’s annual incentive target opportunity from 85% to 100%.

  Our Chief Executive Officer has agreed that if he is involuntarily terminated without “cause” or resigns for “good reason” on or prior to the second anniversary of the completion of the proposed merger with Duke Energy, he will not receive a tax gross-up for any of his excise tax obligation (as disclosed below on page 43).

     For 2011, the Company’s NEOs were:

  William D. Johnson, Chairman, President and Chief Executive Officer;

  Mark F. Mulhern, Senior Vice President and Chief Financial Officer;

  Jeffrey J. Lyash, Executive Vice President – Energy Supply;

PROXY STATEMENT

  Lloyd M. Yates, President and Chief Executive Officer, Progress Energy Carolinas, Inc. (PEC); and

  John R. McArthur, Executive Vice President, General Counsel and Corporate Secretary.

I. COMPENSATION OVERVIEW

ASSESSMENT OF RISK

     Our Company is highly regulated at both the federal and state levels. Risks which are undertaken outside the normal course of business are carefully evaluated by senior management and our Board of Directors. We believe our compensation program for executive officers does not incentivize excessive risk taking for the following reasons:

  Our compensation program is evaluated annually by the Committee, with the assistance of its compensation consultant, for its effectiveness and consistency with the Company’s goals.

  Our incentive compensation practices do not reward the executive officers for meeting or exceeding volume or revenue targets.

  Our compensation program appropriately balances short- and long-term incentives with approximately 63% of total target compensation for the Chief Executive Officer and approximately 52% of total target compensation for the other NEOs provided in equity and focused on long-term performance.

  The PSSP rewards significant and sustainable performance over the longer term by focusing on three-year earnings per share growth and three-year relative total shareholder return.

  The MICP focuses on ongoing earnings per share and legal entity net income, as defined in the MICP, because we believe that these measures fundamentally drive shareholder value and the long-term health of the Company.

  The executive officers are subject to stock ownership guidelines independently set by the Committee to ensure long-term alignment with shareholders.

  Directors and employees, including the NEOs, are not permitted to enter into hedging transactions involving our stock.

  The Committee has discretion to adjust all incentive awards based on factors it deems appropriate, including the Company’s and the individual executive’s performance and how results are achieved.

     We have determined that the compensation program for executive officers who are in senior management positions does not encourage excessive risk taking for all the reasons stated above.

PROGRAM ADMINISTRATION

     Our executive compensation program was administered by the Committee comprised of seven independent directors (as defined under the NYSE Corporate Governance Rules). The Committee may form and delegate to subcommittees such power and authority as the Committee deems appropriate. Members of the Committee currently have not received compensation under any compensation program in which our executive officers participate. For a discussion of director compensation, see the “Director Compensation” section on page 76.

Progress Energy Proxy Statement

     The Committee’s charter authorizes the Committee to hire outside consultants. The Committee evaluates the performance of its compensation consultant annually to assess the consultant’s effectiveness in assisting the Committee with implementing the Company’s compensation program and principles. The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant to assist the Committee in meeting the Company’s compensation objectives. The Committee met regularly with its consultant in executive session to discuss matters independent of management. Under the terms of its engagement, in 2011 Meridian reported directly to the Committee. Meridian’s only professional service is executive compensation advisory services, which it provided to the Committee. Meridian provided no other services to the Committee or the Company.

     Members of management met periodically with the compensation consultant to ensure the consultant understands our business strategy. On an as-needed basis, our executive officers and other Company employees provided the consultant with information regarding our executive compensation and benefit plans and how we administer them. In addition, the executive officers ensured that the Committee received administrative support and assistance, and made recommendations to the Committee to ensure that compensation plans were aligned with our business strategy and met the principles described above. John R. McArthur, our Executive Vice President, served as management’s liaison to the Committee. William D. Johnson, our Chief Executive Officer, is responsible for conducting annual performance evaluations of the other executive officers and making recommendations to the Committee regarding those executives’ compensation. The independent directors of the Board conduct an annual performance evaluation of Mr. Johnson. The Committee discusses the results of the evaluation with Mr. Johnson and makes compensation decisions for him giving consideration to the evaluation results.

COMPETITIVE POSITIONING PHILOSOPHY

     The Committee’s philosophy is to target the midpoint (i.e., 50th percentile) of the marketplace in setting compensation levels. Also consistent with 50th percentile market practices, it is our philosophy to deliver a preponderance of total compensation to executives in the form of short- and long-term incentive compensation. The Committee believes this compensation philosophy balances the need for competitiveness in attracting, engaging and retaining top talent while being measured and cost effective. This philosophy is also aligned with our executive compensation objective of linking pay to performance. When we benchmark and set compensation for our executives against a peer group, we focus on “target” compensation. Target compensation is the value of a pay opportunity as of the beginning of the year. For short-term incentives, this means the value of that incentive opportunity based on the target percentage of salary if our performance objectives are achieved. For example, our Chief Executive Officer’s target annual incentive opportunity is 100% of salary. This means if we reach our targeted financial objectives for the year, a target incentive award would likely be paid. Correspondingly, if performance should fall short or rise above these goals, then the earned incentive award would typically be lesser or greater than targeted. In any event, target annual incentive opportunities are not a certainty but are a function of business results.

     For the performance shares, the ultimate value of any earned award is entirely a function of performance against the pre-established 3-year performance goals as well as the value of the underlying stock price. Also, for the RSUs the value of any earned award is a function of continued service and the value of the underlying stock price. The target value is not a certainty but only the value of the opportunity.

     What ultimately might be earned from either short- or long-term incentives is a function of performance and extended service. With respect to our variable pay programs, it is generally not the Company’s purpose to deliver comparable pay outcomes versus that of other companies because outcomes can differ by company based on their performance. Rather, our general compensation objective is to deliver comparable pay opportunities. Realized results will then be a significant function of performance and continued service. This is a common convention among companies; nonetheless, it is an important context to consider when reviewing the remainder of this CD&A where regular references to target award opportunities and/or grant date values for our compensation programs appear.

PROXY STATEMENT

     Target total compensation opportunities are intended to approximate the 50th percentile of our peer group (as defined below) with flexibility to pay higher or lower amounts based on individual contribution, competition, retention, succession planning and the uniqueness and complexity of a position. To review overall compensation delivered, the Committee utilizes tally sheets that provide a summary of the elements of compensation for each senior executive. The tally sheets indicate compensation opportunities and actual pay earned.

     The compensation opportunities vary significantly from individual to individual based on the specific nature of the executive position. For example, our Chief Executive Officer is responsible for the overall performance of the Company and, as such, his position has a greater scope of responsibility than our other executive positions and is benchmarked accordingly. From a market perspective, the position of Chief Executive Officer receives a greater compensation opportunity than other executive positions. The Committee therefore sets our Chief Executive Officer’s compensation opportunity at a level that reflects the responsibilities of his position and the Committee’s expectations.

COMPETITIVE BENCHMARKING

     On an annual basis, the Committee’s compensation consultant provides the Committee with a written analysis comparing base salaries, target annual incentives and the grant date value of long-term incentives of our executive officers to compensation opportunities provided to executive officers of our peers. The comparative analysis is based on the 50th percentile (i.e., the median) values of the peer group. For 2011, the Committee approved the use of a peer group of 21 integrated utilities (the “Benchmarking Peer Group”). The Benchmarking Peer Group is comprised of utilities that have regulated and non-regulated business and was chosen based primarily on comparability of business, similarity in size, and likely competitors for talent. The 2010 median revenue of the Benchmarking Peer Group is $10.9 billion compared to the Company’s $10.2 billion. These companies would likely be companies with which we primarily compete for executive talent. The table below lists the companies in the Benchmarking Peer Group.

Benchmarking Peer Group
Allegheny Energy, Inc.[1]	Duke Energy Corporation	PG&E Corporation
Ameren Corporation	Edison International	Pinnacle West Capital Corporation
American Electric Power Co., Inc.	Entergy Corporation	PPL Corporation
CenterPoint Energy, Inc.	Exelon Corporation	SCANA Corporation
CMS Energy Corporation	FirstEnergy Corporation	Southern Company
Dominion Resources, Inc.	NextEra Energy, Inc.	TECO Energy, Inc.
DTE Energy Company	NiSource, Inc.	Xcel Energy, Inc.

     1 Allegheny Energy, Inc. merged with FirstEnergy Corporation on February 25, 2011.

     The electric utility industry has subsectors identified frequently as competitive merchant, regulated delivery, regulated integrated, and unregulated integrated (typically state-regulated delivery and unregulated generation). Each of these subsectors typically differs in financial performance and market valuation characteristics such as earnings multiples, earnings growth prospects and dividend yields. Progress Energy generally is identified as being in the regulated integrated subsector. The Committee annually evaluates the Benchmarking Peer Group to ensure that it remains appropriate for compensation comparisons.

SECTION 162(m) IMPACTS

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits (with certain exceptions) the amount a publicly held company may deduct each year for compensation over $1 million paid or accrued with respect to its chief executive officer and any of the other three most highly compensated officers (excluding the chief

Progress Energy Proxy Statement

financial officer). Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as performance-based, compensation must be paid pursuant to a plan that is:

  administered by a committee of outside directors;

  based on achieving objective performance goals; and

  disclosed to and approved by the shareholders.

     The Committee considers the impact of Section 162(m) when designing executive compensation elements and attempts to minimize nondeductible compensation. The PSSP under the 2007 Equity Incentive Plan (the “Equity Incentive Plan”) approved by the Company’s shareholders in 2007 is designed to meet the deductibility requirements of Section 162(m) as performance-based pay. The Company also received shareholder approval of the Progress Energy 2009 Executive Incentive Plan (the “EIP”), an annual cash incentive plan for the Company’s NEOs, in 2009. The MICP and EIP were designed to work together to enable the Company to preserve the tax deductibility of incentive awards under Section 162(m) of the Internal Revenue Code, as amended, to the extent practicable. The sole purpose of the EIP is to preserve the tax deductibility of incentive awards that are qualified performance-based compensation.

STOCK OWNERSHIP GUIDELINES

     To align the interests of our executives with the interests of our shareholders, the Committee utilizes stock ownership guidelines for all executive officers. The guidelines are designed to ensure that our management maintains a significant financial stake in the Company’s long-term success. The guidelines require each senior executive to own a multiple of his or her base salary in the form of Company common stock within five years of assuming his or her position. The required levels of ownership are designed to reflect the level of responsibility that the executive positions entail and to be consistent with prevailing market practices.

     The Committee benchmarked both the position levels and the multiples of our guidelines against those of the Benchmarking Peer Group and general industry practices. The benchmarking for 2011 indicated that the Company’s guidelines were “at market” with respect to ownership levels, the types of equity that count toward ownership, and the timeframe for compliance. The stock ownership guidelines for our executive officer positions are shown in the table below:

Position Level	Stock Ownership Guidelines
Chief Executive Officer	5.0 times Base Salary
Chief Operating Officer	4.0 times Base Salary
Chief Financial Officer	3.0 times Base Salary
Presidents/Executive Vice Presidents/Senior Vice Presidents	3.0 times Base Salary

     For purposes of meeting the applicable guidelines, the following are considered as common stock owned by an executive: (i) shares owned outright by the executive; (ii) stock held in a defined contribution, Employee Stock Ownership Plan, or other stock-based plan; (iii) phantom stock deferred under an annual incentive or base salary deferral plan; (iv) stock earned and deferred in any long-term incentive plan account; (v) restricted stock awards and RSUs; and (vi) stock held in a family trust or immediate family holdings.

     Directors and employees, including the NEOs, are not permitted to enter into hedging transactions involving the Company’s stock.

     As of February 22, 2012, our NEOs exceeded the guidelines (see Management Ownership table on page 16 for specific details).

PROXY STATEMENT

II. ELEMENTS OF COMPENSATION

     The table below summarizes the current elements of our executive compensation program.

Short- or
Long-Term
Element	Brief Description	Primary Purpose	Focus
Base Salary	Fixed compensation. Annual merit increases reward individual performance and growth in the position.	Basic element of compensation that pays for expertise and experience and is necessary to attract, engage and retain executives.	Short-term (annual)
Annual Incentive	Variable compensation based on achievement of annual performance goals.	Rewards operating performance results that are consistent with providing safe, reliable and efficient electric service.	Short-term (annual)
Long-Term Incentives — Performance Shares	Variable compensation based on achievement of long-term performance goals.	Align interests of shareholders and management and aid in attracting, engaging and retaining executives.	Long-term
Long-Term Incentives — Restricted Stock/ Restricted Stock Units	Variable compensation based on target levels. Service-based vesting.	Align interests of shareholders and management and essential in attracting, engaging and retaining executives.	Long-term
Supplemental Senior Executive Retirement Plan	Formula-based compensation, based on salary, annual incentives and eligible years of service.	Provides long-term retirement benefit influenced by service and performance. Aids in attracting, engaging and retaining executives.	Long-term
Management Change-In- Control Plan	Defines Company’s relationship with executives in the event of a change-in-control.	Aligns interests of shareholders and management and aids in (i) attracting executives; (ii) engaging and retaining executives during transition following a change-in-control; and (iii) focusing executives on maximizing value for shareholders.	Long-term
Employment Agreements	Define Company’s relationship with its executives and provide protection to each of the parties in the event of termination of employment.	Aid in attracting, engaging and retaining executives.	Long-term
Executive Perquisites	Personal benefits awarded outside of base pay and incentives.	Aid in attracting, engaging and retaining executives and allowing executives to focus their energies on Company priorities.	Short-term (annual)
Other Broad-Based Benefits	Employee benefits such as health and welfare benefits, 401(k) and pension plan.	Basic elements of compensation expected in the marketplace. Aid in attracting, engaging and retaining executives.	Both Short- and Long-term
Deferred Compensation	Provides executives with tax deferral options in addition to those available under our qualified plans.	Aids in attracting, engaging and retaining executives.	Long-term

Progress Energy Proxy Statement

     The table below shows the target awards of short-term and long-term incentives to each NEO for 2011. Target opportunities for incentives are expressed as a percentage of base salary. Additional elements of compensation are discussed further in this section.

		Short-Term	Long-Term
		(annual)	Incentive Targets		Total
Named Executive	Base Salary	Incentive	Performance	Restricted	Incentive
Officer	(as of 1/1/12)	Target[1]	Shares[2]	Stock Units	Target
William D. Johnson	$1,030,000	100%	233%	117%	450%
Mark F. Mulhern	$495,945	55%	117%	58%	230%
Jeffrey J. Lyash	$466,590	55%	117%	58%	230%
Lloyd M. Yates	$461,440	55%	117%	58%	230%
John R. McArthur	$502,640	55%	117%	58%	230%

     1 Annual incentive awards can range from 0%-200% of target percentages.

     2 Payout opportunities can range from 0%-200% of target percentages.

1. BASE SALARY

     The primary purpose of base salaries is to provide a basic element of compensation necessary to attract and retain executives. Base salary levels are established based on data from the Benchmarking Peer Group and in consideration of each executive officer’s skills, experience, responsibilities and performance. Market compensation levels that approximate the 50th percentile of the Benchmarking Peer Group are used to assist in establishing each executive’s job value (commonly called the “midpoint” at other companies). These job values serve as the market reference for determining base salaries.

     Each year, the compensation consultant provides the market values for our executive officer positions. Based, in part, on these market values and, in part, on the executives’ achievement of individual and Company goals, the Chief Executive Officer then recommends to the Committee base salary adjustments for our executive officers (excluding himself). The Committee reviews the proposed base salaries and adjusts them as it deems appropriate based on the executives’ achievement of individual and Company goals and market trends that result in changes to job values. The Committee approves them in the first quarter of each year. The Committee meets in executive session with the compensation consultant to review and establish the Chief Executive Officer’s base salary.

2. ANNUAL INCENTIVE

     The MICP is an annual cash incentive plan in which our executives, managers and supervisors participate. The Company includes managers and supervisors in the MICP to increase accountability for all levels of the Company’s management team and to better align compensation with management performance. Annual incentive opportunities are provided to executive officers to promote the achievement of annual performance objectives. MICP targets are based on a percentage of each executive’s base salary and are intended to offer target award opportunities that approximate the 50th percentile of the market for the Benchmarking Peer Group.

PROXY STATEMENT

     Each year, the Committee establishes, based on the recommendations of the Chief Executive Officer, the threshold, target and outstanding levels for the performance measures applicable to the NEOs. The 2011 MICP performance measures were ongoing earnings per share (“Ongoing EPS”) and legal entity net income for PEC and PEF as shown in the table below:

2011 MICP Financial Performance Goals
(in millions except Ongoing EPS)	Threshold	Target	Outstanding
Progress Energy Ongoing EPS	$2.90	$3.10	$3.20
PEC Net Income	$568	$600	$616
PEF Net Income	$467	$493	$506

     The MICP’s performance targets are designed to align with our financial plan and are intended to appropriately motivate the executive officers to achieve the desired corporate financial objectives by focusing on legal entity net income results. The potential MICP funding for each performance measure is 50% at threshold, 100% at target and 200% at outstanding (maximum). Interpolation is applied when actual performance is between the identified levels. Each performance measure is assigned a weight based on the relative importance of that measure to the Company’s performance. During the year, updates are provided to the Committee on the Company’s performance as compared to the performance measures. For 2011, the NEOs’ performance measures under the MICP were weighted among Ongoing EPS and legal entity net income as follows:

		Performance Measures
		(Relative Percentage Weight)
		Company	PEC	PEF
Named Executive	Target	Ongoing	Net	Net
Officer	Opportunity	EPS	Income	Income
William D. Johnson	100%	100%	—	—
Mark F. Mulhern	55%	100%	—	—
Jeffrey J. Lyash	55%	35%	32.5%	32.5%
Lloyd M. Yates	55%	45%	55%	—
John R. McArthur	55%	100%	—	—

     The determination of the annual MICP award that each NEO receives has two steps: i) funding the MICP awards based on the performance as compared to the financial goals specified above; and ii) determining individual MICP awards.

     First, the Committee approves the total amount that will be made available to fund MICP awards to managers and executives, including the NEOs. To determine the total amount available to fund all MICP awards, we calculate an amount for each MICP participant by multiplying each participant’s base salary by a performance factor (based on the sum of a participant’s weighted target award achievements). The performance factor ranges between 0 and 200% of a participant’s target award, depending upon the results of each applicable performance measure. The sum of these amounts for all participants is the total amount of funds available to pay to all participants, including the NEOs.

     Second, the Chief Executive Officer recommends to the Committee an MICP award payment for executives (excluding himself) based on the executive’s target award opportunity, the degree to which the Company achieved certain goals, and the executive’s individual performance based on achieving individual goals and operating results. The Committee reviews the Chief Executive Officer’s recommendations and approves and/or makes adjustments as appropriate. The Chief Executive Officer’s MICP award payment is determined by the Committee based upon the Committee’s annual evaluation of his performance. The Committee may reduce but cannot increase the amount payable to a participant according to business factors determined by the Committee, including the performance measures under the MICP.

Progress Energy Proxy Statement

     As allowed by the MICP, the Committee uses discretion to adjust funding amounts up or down depending on factors that it deems appropriate, such as weather, storm costs, impairments, restructuring costs, and gains/losses on sales of assets. The Committee uses Ongoing EPS as defined and reported by the Company in its annual earnings release. See the reconciliation of Ongoing EPS to GAAP EPS attributable to controlling interests under the caption “Results of Operations” in Item 7 of the Company’s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012.

     Based on management’s recommendations, with respect to 2011, the Committee exercised discretion for the three performance measures: the Company’s Ongoing EPS, PEC net income, and PEF net income. The Committee approved adjusting the Company’s Ongoing EPS results upward by a net $0.11 to account for favorable weather, storm costs, regulatory costs and discretionary spending. The Committee approved adjusting PEC’s net income for favorable weather, storm costs, regulatory costs and discretionary spending for a net upward adjustment of $35 million. The Committee approved adjusting PEF’s net income for favorable weather, tax expense and the results of a litigation settlement for a net downward adjustment of $26 million.

3. LONG-TERM INCENTIVES

     The Equity Incentive Plan allows the Committee to make various types of long-term incentive awards to Equity Incentive Plan participants, including the NEOs. The awards are provided to the NEOs to align the interests of each executive with those of the Company’s shareholders. Long-term incentive awards are intended to offer target award opportunities that approximate the 50th percentile of the Benchmarking Peer Group. Currently, the Committee utilizes two types of equity-based incentives: RSUs and performance shares.

     The Committee has determined that to accomplish our compensation program’s purposes effectively, equity-based awards should consist of one-third RSUs and two-thirds performance shares. This allocation reflects the Committee’s strategy of utilizing long-term incentives to retain officers, align officers’ interests with those of the Company’s shareholders and drive specific financial performance.

     Performance shares are intended to focus executive officers on the multi-year sustained achievement of financial and shareholder value objectives. RSUs are intended to further align executives’ interests with shareholder interests while providing strong retention for the executive to remain with the Company long enough for the RSUs to vest.

     See the table on page 35 for the 2011 long-term incentive targets for the NEOs.

     After October 2004, we ceased granting stock options. All previously granted stock options remain valid in accordance with their terms and conditions.

Performance Shares

     The PSSP under the Equity Incentive Plan authorizes the Committee to issue performance shares to executives as selected by the Committee in its sole discretion. The value of a performance share is equal to the value of a share of the Company’s common stock, and earned performance share awards are paid in Company common stock. The performance period for a performance share is the three-consecutive-calendar-year period beginning in the year in which it is granted. Dividends or dividend equivalents are not paid on unvested performance shares. Rather, dividend equivalents accrue quarterly and are reinvested in additional shares that are only paid on earned performance shares at the end of each three-year performance cycle.

PROXY STATEMENT

     To determine the number of performance shares granted at the beginning of each performance cycle, the Company divides the target award value by the closing stock price on the last trading day of the year prior to the beginning of the performance period. The performance shares must then be earned over the three-year performance cycle. The granting of performance shares does not provide the participant with any guarantee of actually receiving the awards.

     Notwithstanding the above calculation, the Committee may exercise discretion in determining the size of each performance share grant, with the maximum grant size at 125% of target. In 2011, the Committee did not exercise this discretion with respect to any grant to the NEOs.

2007 Performance Share Sub-Plan (the “2007 PSSP”)

     The 2007 PSSP provides for an adjusted measure of total shareholder return (referred to as “Total Business Return” or TBR) to be utilized as the sole measure for determining the amount of a performance share award upon vesting. TBR is computed assuming a constant price to earnings ratio, which was set at the beginning of each performance period. During a period when the Company was undergoing transformation of its underlying operating portfolio, this measure was intended to filter out external or market-based variations in the Company’s stock price and focus on internal restructuring. The performance measure also uses the Company’s publicly reported Ongoing EPS as the earnings component for determining performance share awards. The Committee chose this method as the sole performance measure to support its desire to better align the long-term incentives with the interests of the Company’s shareholders and to emphasize our focus on dividend and Ongoing EPS growth. TBR was used for the 2007 – 2009 and 2008 – 2010 performance share grants made under the 2007 PSSP. The performance measures for the 2008 – 2010 performance cycle are shown in the table below.

	Threshold	Target	Outstanding
2008 Total Business Return[1]	5%	8%	≥11%
2008 Percentage of Target Award Earned	25%	100%	200%

     1 Total shareholder return, adjusted to reflect a constant price to earnings ratio set at January 1 of the grant year and to reflect the Company’s Ongoing EPS for each year of the performance period.

     Additionally, the Committee retained the discretion to reduce the number of performance shares awarded if it determines that the payouts resulting from the TBR do not appropriately reflect the Company’s actual performance.

     In the first quarter of 2011, the Committee approved a payout of 100% of the target value for the 2008 – 2010 PSSP grants.

2009 Performance Share Sub-Plan (the “2009 PSSP”)

     The 2009 PSSP uses two equally weighted performance measures: relative total shareholder return (TSR) and earnings growth. TSR, unlike the previously discussed TBR, is based on the conventional metric of annual share price appreciation and dividends. By using a combination of relative TSR and ongoing earnings growth, the 2009 PSSP allows the Committee to consider the Company’s performance as compared to the PSSP Peer Group (as defined below), and management’s achievement of internal goals.

Relative TSR

     The relative TSR performance is calculated using the Company’s three-year annualized TSR ranked against the PSSP Peer Group. TSR is defined as the appreciation or depreciation in the value of the stock, plus dividends paid during the year, divided by the closing value of the stock on the last trading day of the preceding year. A 30-day opening/closing average stock value is used in determining the results to moderate the impact of wide swings in the

Progress Energy Proxy Statement

stock value. The table below shows the percent of target awards that may be earned based on the Company’s relative TSR percentile ranking:

Performance and Award Structure (50%)
Percentile Ranking	Percent of Target Award Earned
80th	200%
50th	100%
40th	50%
<40th	0%

     However, regardless of the relative ranking, if the Company’s TSR is negative for the performance period, no award above the threshold can be earned.

     In making awards under the 2009 PSSP, the Committee used a group of highly regulated utilities with a business strategy similar to ours based on a percentage of regulated earnings (the “PSSP Peer Group”). These companies have a significant amount of their earnings generated from regulated assets. In addition, the PSSP Peer Group was selected based on other factors including revenues, market capitalization, and enterprise value. The PSSP Peer Group differs from the Benchmarking Peer Group the Committee uses for purposes of benchmarking compensation. The Benchmarking Peer Group is a broader group that represents those companies with which we primarily compete for executive talent and includes companies that are not regulated integrated utilities. The Committee believes that for purposes of our long-term incentive plan, it is more appropriate to use the PSSP Peer Group comprised of companies that derive a significant percentage of their earnings from regulated businesses. The table below lists the companies in the PSSP Peer Group.

PSSP Peer Group
Alliant Energy Corporation	NV Energy, Inc.	Southern Company
American Electric Power, Inc.	PG&E Corporation	Westar Energy, Inc.
Consolidated Edison, Inc.	Pinnacle West Capital Corporation	Wisconsin Energy Corp.
Duke Energy Corporation	Portland General Electric Company	Xcel Energy, Inc.
Great Plains Energy, Inc.	SCANA Corporation

Earnings Growth

     Earnings growth is based on the Company’s annual Ongoing EPS. Ongoing EPS is determined in accordance with the Company’s “Policy for Disclosure of Non-GAAP Measures.” See the reconciliation of Ongoing EPS to GAAP EPS attributable to controlling interests under the caption “Results of Operations” in Item 7 of the Company’s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012. The earnings growth component of the PSSP award is based on the Company’s earnings growth performance as measured against pre-established goals set at the beginning of the performance period. The Committee determined the earnings growth targets for the 2011 annual grant were appropriate in consideration of consistency with analysts’ expectations and the 2011 projected analysts’ consensus on earnings growth for the PSSP Peer Group. The table below shows the percent of target awards that may be earned based on the Company’s earnings growth performance:

	Performance and Award Structure (50%)
	Three-Year Average Ongoing			Percent of Target Award
Performance	EPS Growth			Earned
	2009-2011	2010-2012	2011-2013
Threshold	2%	1%	1%	50%
Target	4%	3%	2%	100%
Maximum	6%	5%	5%	200%

PROXY STATEMENT

Restricted Stock Units

     The RSU component of the current long-term incentive program helps us retain executives and aligns the interests of management with those of our shareholders and management by rewarding executives for increasing and sustaining shareholder value. The Committee believes that the service-based nature of RSUs is essential in retaining an experienced and capable management team and is a common market practice.

     Executive officers typically receive a grant of service-based RSUs in the first quarter of each year, which is subject to a three-year graded vesting schedule. The size of each grant is based on the executive officer’s target award opportunity and is determined by using the closing stock price of the Company’s common stock on the last trading day of the year prior to the date of the award. The Committee establishes target levels based on the peer group information discussed under the caption “Competitive Positioning Philosophy” on page 31 above. The 2011 RSU targets for the NEOs are shown in the table on page 35 above. The granting of RSUs does not provide the participant with any guarantee of actually receiving the awards. Holders of RSUs receive quarterly cash dividend equivalents equal to the amount of any quarterly dividends paid on our common stock.

     To further accent the retention quality of the Equity Incentive Plan and to recognize the contribution of the officer team, including the NEOs, the Committee may also issue in its discretion service-based ad hoc grants of RSUs to executives. Ad hoc grants were awarded by the Committee during 2011 to each of our NEOs as described under the caption “2011 Compensation Decisions” on page 47 below.

4. SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN

     The Supplemental Senior Executive Retirement Plan (“SERP”) provides a supplemental, unfunded pension benefit for executive officers who have at least 10 years of service with at least three years of service on our Senior Management Committee (“SMC”), i.e., service as a Senior Vice President or above. The SERP is designed to provide pension benefits above those earned under our qualified pension plan. Current tax laws place various limits on the benefits payable under our qualified pension plan, including a limit on the amount of annual compensation that can be taken into account when applying the plan’s benefit formulas. Therefore, the retirement incomes provided to the NEOs by the qualified plans generally constitute a smaller percentage of final pay than is typically the case for other Company employees. To make up for this shortfall and to maintain the market-competitiveness of the Company’s executive retirement benefits, we maintain the SERP for members of the SMC, including the NEOs.

     The SERP defines covered compensation as annual base salary plus the annual cash incentive award. The qualified plans define covered compensation as base salary only. The Committee believes it is appropriate to include annual cash incentive awards in the definition of covered compensation for purposes of determining pension plan benefits for the NEOs to ensure that the NEOs can replace in retirement a portion of total compensation received during employment. This approach takes into account the fact that base pay alone comprises a relatively smaller percentage of a NEOs’ total compensation than of other Company employees’ total compensation.

     The Committee believes that the SERP is a valuable and effective tool for attraction and retention due to its significant benefit and vesting requirements. It is also a common tool among the Benchmarking Peer Group and utilities in general. Total years of service attributable to an eligible executive officer may consist of actual or deemed years. The Committee grants deemed years of service on a case-by-case basis depending upon our need to attract and retain a particular executive officer. All of our NEOs participate in the SERP and are fully vested in the SERP.

     Payments under the SERP are made in the form of an annuity, payable at age 65. The monthly SERP payment is calculated using a formula that equates to 4% per year of service (capped at 62%) multiplied by the average monthly eligible pay for the highest completed 36 months of eligible pay within the preceding 120-month period. Eligible pay includes base salary and annual incentive. (For those executives who became SERP participants

Progress Energy Proxy Statement

on or after January 1, 2009, other than executives who were members of SMC on December 31, 2008, the target benefit percentage is 2.25% rather than 4% per year of service. None of the NEOs for 2011 are subject to the new benefit percentage.) Benefits under the SERP are fully offset by Social Security benefits and by benefits paid under our qualified pension plan. An executive officer who is age 55 or older with at least 15 years of service may elect to retire and commence his or her SERP benefit prior to age 65. The early retirement benefit will be reduced by 2.5% for each year the participant receives the benefit prior to reaching age 65.

     On March 16, 2011, the Board amended the SERP in two respects. The SERP was amended to provide that all service with the Company and its affiliates, including Duke Energy and its affiliates, after completion of the merger will be treated as service as a Senior Vice President or above for purposes of meeting the SERP’s eligibility requirements. Second, the SERP was amended to limit participation in the SERP to executives who were members of the SMC on January 8, 2011. On March 14, 2012, the SERP was further amended to clarify that for all members of the SMC on December 31, 2008, the target benefit percentage is 4%.

5. MANAGEMENT CHANGE-IN-CONTROL PLAN

     We sponsor a Management Change-In-Control Plan (the “CIC Plan”) for selected employees. The purpose of the CIC Plan is to:

  retain key management employees who are critical to the negotiation and subsequent success of any transition resulting from a change-in-control (“CIC”) of the Company;

  focus executives on maximizing shareholder value;

  ensure business continuity during a transition and thereby maintain the value of the acquired company;

  allow executives to focus on their jobs and not alternative future employment if they should be terminated; and

  retain key executives during a period of potentially protracted transition for the benefit of our shareholders and customers.

     Providing such protection to executive officers in general minimizes disruption during a pending or anticipated CIC. Under our CIC Plan, we generally define a CIC as occurring at the earliest of the following:

  the date any person or group becomes the beneficial owner of 25% or more of the combined voting power of our then outstanding securities; or

  the date a tender offer for the ownership of more than 50% of our then outstanding voting securities is consummated; or

  the date we consummate a merger, share exchange or consolidation with any other corporation or entity, regardless of whether we are the surviving company, unless our outstanding securities immediately prior to the transaction continue to represent more than 60% of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction; or

  the date, when, as a result of a tender offer, exchange offer, proxy contest, merger, share exchange, consolidation, sale of assets or any combination of the foregoing, the directors serving as of the effective date of the change-in-control plan, or elected thereafter with the support of not less than 75% of those directors, cease to constitute at least two-thirds (2/3) of the members of the Board of Directors; or

PROXY STATEMENT
  the date when our shareholders approve a plan of complete liquidation or winding-up or an agreement for the sale or disposition by us of all or substantially all of our assets; or

  the date of any other event that our Board of Directors determines should constitute a CIC.

     The Committee has the sole authority and discretion to designate employees and/or positions for participation in the CIC Plan. Consistent with the level of responsibility inherent in their roles and consistent with market practice, the Committee has designated certain positions, including all of the NEO positions, for participation in the CIC Plan. The benefits provided under the CIC Plan do not duplicate the employment agreement severance benefits in the case of CIC Plan participants. Participants are not eligible to receive any of the CIC Plan’s benefits absent both a CIC of the Company and an involuntary termination of the participant’s employment without cause, including voluntary termination for good reason. Good reason termination includes changes in employment circumstances such as a:

  reduction of base salary or material reduction of incentive compensation opportunity;

  material adverse change in position or scope of authority;

  significant change in work location; or

  breach of provisions of the CIC Plan.

     Rather than allowing benefit amounts to be determined at the discretion of the Committee, the CIC Plan has specified multipliers designed to be competitive with current market practices. With the assistance of its compensation consultant, the Committee has reviewed the design of the CIC Plan to ensure that it meets the Company’s business objectives and falls within competitive parameters. The Committee has determined that the current CIC Plan is effective at meeting the goals described above.

     The CIC Plan provides separate tiers of severance benefits based on the position a participant holds within our Company. The continuation of health and welfare benefits coverage and the degree of excise tax gross-up for terminated participants align with the length of time during which they will receive severance benefits.

     The following table sets forth the key provisions of the CIC Plan benefits as it relates to our NEOs:

	Tier I	Tier II
Eligible Positions	Chief Executive Officer, Chief Operating Officer, Presidents and Executive Vice Presidents	Senior Vice Presidents
Cash Severance	300% of base salary and annual incentive[1]	200% of base salary and annual incentive[1]
Health & Welfare Coverage Period	Coverage up to 36 months	Coverage up to 24 months

Gross-ups	Full gross-up of excise tax	Conditional gross-up of excise tax

     1 The cash severance payment will be equal to the sum of the applicable percentage of annual base salary and the greater of the average of the participant’s annual incentive award for the three years immediately preceding the participant’s employment termination date, or the participant’s target annual incentive award for the year the participant’s employment with the Company terminates.

Progress Energy Proxy Statement

     Additionally, the CIC Plan has the following key provisions:

Benefit	Description
Annual Incentive	100% of target incentive if terminated within coverage period after CIC.
Restricted Stock Agreements	Restrictions are fully waived on all outstanding grants if terminated during coverage period (unless outstanding awards are not assumed by the acquiring company in which case they would vest at CIC).
Performance Share Sub-Plan	Outstanding awards vest (at the target level) as of the termination date (unless outstanding awards are not assumed by the acquiring company in which case they would vest at CIC).
Supplemental Senior Executive Retirement Plan	Participant shall be deemed to have met minimum service requirements for benefit purposes, and participant shall be entitled to payment of benefit under the SERP.
Deferred Compensation	Entitled to payment of accrued benefits in all accrued nonqualified deferred compensation plans.

     The CIC Plan also permits the Board to establish a nonqualified trust to protect the benefits of the impacted participants. This type of trust generally is established and funded to protect nonqualified and/or deferred compensation against various risks such as a CIC or a management change-of-heart. Any such trust the Board establishes would be irrevocable and inaccessible to future or current management. In July, 2011, the CIC Plan was amended to eliminate the Board’s right to establish such a trust in the event of a merger with Duke Energy.

Application of the CIC Plan and Other Compensation Related Consequences of the Proposed Merger with Duke Energy

     On January 8, 2011, Duke Energy and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, if the merger is consummated, the Company will become a wholly owned subsidiary of Duke Energy and shareholders of the Company will receive shares of Duke Energy common stock. Consummation of the merger is subject to customary conditions, including among other things, regulatory approval. The shareholders of Duke Energy and the Company approved the proposed merger in August, 2011.

     Our NEOs will not receive additional compensation or benefits under their employment agreements or the CIC Plan solely on account of the consummation of the merger with Duke Energy. However, subject to the limitations described below, if an NEO is terminated without “cause” or resigns with “good reason” within twenty-four months after consummation of the merger, they will be entitled to severance benefits under the CIC Plan as set forth in the “Involuntary or Good Reason Termination (CIC)” column of the tables captioned “Potential Payments Upon Termination,” on pages 66 through 75 below. The eligibility of certain NEOs to receive the CIC Plan benefits is limited by the following:

  Each of our NEOs are expected to assume new positions with Duke Energy effective upon consummation of the merger. Thus, we do not expect that these executives’ employment will be terminated in connection with consummation of the merger.

  In connection with the execution of the Merger Agreement, Duke Energy and Mr. Johnson executed a term sheet pursuant to which the parties agreed to enter into an employment agreement upon consummation of the merger. Pursuant to the term sheet, Mr. Johnson has waived his right to resign with “good reason,” and receive CIC Plan benefits or to assert a “constructive termination” under his existing employment agreement, on account of (i) his required relocation to Charlotte, North Carolina,

PROXY STATEMENT
  (ii) any changes to his positions, duties and responsibilities in connection with his acceptance of the new position with Duke Energy, or (iii) any changes to his total incentive compensation opportunity following the merger with Duke Energy. In addition, Mr. Johnson’s term sheet specifies that if he is involuntarily terminated without “cause” or resigns for “good reason” on or prior to the second anniversary of the completion of the merger, he will not receive a tax gross-up for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. In addition to the waivers described above, Mr. Johnson’s term sheet also specifies that if he is involuntarily terminated without “cause” or resigns for “good reason” following the second anniversary of, but prior to the third anniversary of, the consummation of the merger, he will be entitled to the severance benefits provided under his current employment agreement. If the merger with Duke Energy is not completed, the waivers described in this paragraph will not take effect.

  Also in connection with the execution of the Merger Agreement, each of Messrs. Yates, Lyash, McArthur and Mulhern entered into a letter agreement with the Company waiving certain rights of such executive officer under the CIC Plan and such executive officer’s employment agreement. Messrs. Yates, Lyash, McArthur and Mulhern have each waived the right to resign with “good reason,” and receive the CIC Plan benefits or to assert a “constructive termination” under his employment agreement, on account of (i) a required relocation to Charlotte, North Carolina, (ii) a change in his position, duties or responsibilities in connection with his acceptance of the new position with Duke Energy or (iii) a reduction in his total incentive compensation opportunity by virtue of his participation in Duke Energy’s incentive compensation plans (provided that his target incentive compensation opportunity is substantially similar to that of similarly situated Duke Energy executives). Thus, Messrs. Yates, Lyash, McArthur and Mulhern cannot claim entitlement to CIC Plan benefits or severance under their employment agreements upon a resignation following the merger for any of these reasons. The letter agreements will be terminated in the event that the Merger Agreement is terminated prior to the merger with Duke Energy being consummated.

     Upon consummation of the merger, outstanding options to purchase shares of the Company’s common stock and outstanding awards of restricted stock, RSUs, phantom shares and performance shares will be converted into equity or equity-based awards in respect of a number of shares of Duke Energy common stock equal to the number of shares of Company common stock represented by such award multiplied by the exchange ratio under the Merger Agreement and will remain subject to the same vesting requirements as were applicable to such awards prior to consummation of the merger with Duke Energy. In other words, the vesting of options and other equity awards held by our NEOs will not be accelerated on account of the completion of the merger. The outstanding annual incentive awards of our NEOs also will remain subject to their original vesting requirements and will remain subject to performance criteria. The compensation committee of the Duke Energy board of directors will adjust the original performance criteria for outstanding performance shares and annual incentive awards as it determines is appropriate and equitable to reflect the merger, the Company’s performance prior to completion of the merger and the performance criteria of awards made to similarly situated Duke Energy employees.

     Notwithstanding the provisions of the CIC Plan, the SERP, the MICP, the PSSP, and the Management Deferred Compensation Plan (the “MDCP”) providing for the funding of a nonqualified trust to protect the benefits of the impacted participants, the terms of the Merger Agreement prohibit the funding of any such trust and stipulate that all applicable plans must be amended prior to the consummation of the merger to eliminate any funding requirement. Each of these plans was amended on July 12, 2011, to eliminate any requirement to establish or fund a nonqualified trust in connection with a merger with Duke Energy.

Progress Energy Proxy Statement

6. EMPLOYMENT AGREEMENTS

     Each NEO has an employment agreement that documents the Company’s relationship with that executive. We provide these agreements to the executives as a means of attracting and retaining them. Each agreement has a term of three years. When an agreement’s remaining term diminishes to two years, the agreement automatically adds another year to the term, unless we give a 60-day advance notice that we do not want to extend the agreement. If an NEO is terminated without cause during the term of the agreement, he is entitled to severance payments equal to his base salary times 2.99, as well as up to 18 months of COBRA reimbursement. A description of each NEOs’ employment agreement is discussed under the “Employment Agreement” section of the “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table” on page 56.

     In anticipation of the closing of the proposed merger with Duke Energy and the transition to Duke Energy’s employment practices for executives, in October, 2011, the Company notified its NEOs that it would not renew their employment agreements upon expiration of the current terms.

7. EXECUTIVE PERQUISITES

     We provide limited perquisites and other benefits to our executives. Amounts attributable to perquisites are disclosed in the “All Other Compensation” column of the Summary Compensation Table on page 52.

     The Committee has determined that the current perquisites are appropriate and consistent with market practices. The perquisites available to the NEOs during 2011 include:

Perquisites for 2011	Description
Personal Travel on Corporate Aircraft and “Business-Related” Spousal Travel[1]	Personal and spousal travel on corporate aircraft is permitted under very limited circumstances.
Financial and Estate Planning	An annual allowance of up to $16,500 for the purpose of purchasing financial and estate planning counseling and services and preparation of personal tax return.
Luncheon and Health Club Dues	Membership in an approved luncheon club and membership in a health club of executive officer’s choice.
Executive Physical	Reimbursement of up to $2,500 for an extensive physical at a clinic specializing in executive physicals, every other year.
Internet and Telecom Service[2]	Monthly fees for Internet and telecom access.
Home Security	An installed home security system and payment of monitoring fees.
Accidental Death and Dismemberment Insurance	$500,000 of AD&D insurance for each executive officer.

     1 Personal travel on the Company’s aircraft in the event of a family emergency or similar situation is permitted with the approval of the Chief Executive Officer. Executives’ spouses may also travel on the Company’s aircraft to accompany the executives to “business-related” events that executives’ spouses are requested to attend. For 2011, the NEOs whose perquisites included spousal travel on corporate aircraft for business purposes were Messrs. Johnson, Lyash and Yates.

     2 Including home use of Company-owned computer.

PROXY STATEMENT

     The Committee believes that the perquisites we provide to our executives are reasonable, competitive and consistent with our overall executive compensation program in that they help us attract and retain skilled and qualified executives. We believe that these benefits generally allow our executives to work more efficiently and, in the case of the tax and financial planning services, help them to optimize the value received from all of the compensation and benefits programs offered. The costs of these benefits constitute only a small percentage of each NEOs’ total compensation.

8. OTHER BROAD-BASED BENEFITS

     The NEOs receive our general corporate benefits provided to all of our regular, full-time, nonbargaining employees. These broad-based benefits include the following:

  participation in our 401(k) Plan (including a limited Company match of up to 6% of eligible compensation);

  participation in our funded, tax-qualified, noncontributory defined-benefit pension plan, which uses a cash balance formula to accrue benefits; and

  general health and welfare benefits such as medical, dental, vision and life insurance, as well as long- term disability coverage.

9. DEFERRED COMPENSATION

     We sponsor the MDCP, an unfunded, deferred compensation arrangement. The plan is designed to provide executives with tax deferral options, in addition to those available under the existing qualified plans. An executive may elect to defer, on a pre-tax basis, payment of up to 50% of his or her salary for a minimum of five years or until his or her date of retirement. As a make-up for the 401(k) statutory compensation limits, executives receive deferred compensation credits of 6% of their base salary over the Internal Revenue Code statutory compensation limit on 401(k) retirement plans. The Committee views the matching feature as a restoration benefit designed to restore the matching contribution the executive would have received under the 401(k) retirement plan in the absence of the Internal Revenue Service compensation limits. Each executive may allocate his or her deferred compensation among available deemed investment funds that mirror those options available under the Company’s 401(k) plan. Executives may elect to receive distributions, either in a lump sum or installments of 2 to 10 years, on (1) the April 1 following the date that is 5 years from the last day of the plan year in which the deferral was made; or (2) upon separation from employment.

     Executives can elect to defer up to 100% of their MICP and/or performance share awards. The deferral option is provided as an additional benefit to executive officers to provide flexibility in the receipt of compensation. Deferred awards may be allocated among deemed investment options that mirror the Company’s 401(k) Plan. Effective September 1, 2010, the NEOs cannot allocate deferred awards to the deemed Company stock investment fund. In anticipation of the merger with Duke Energy, the MICP was amended to eliminate the deferral option for awards earned in 2012. Executives may elect to receive distributions any date that is 5 years subsequent to when the award would otherwise be payable or any date that is within 2 years of the executive’s retirement date. Executives will receive a distribution upon separation of employment other than by reason of death or retirement.

Progress Energy Proxy Statement

III. 2011 COMPENSATION DECISIONS

Company Performance

        The Committee made decisions for the executive officers’ compensation following the provisions of the compensation plans and benefit programs described in Article II, Elements of Compensation. The Committee also considered a number of factors in exercising its permitted discretion under the plans, including the continued challenging economic environment, improvements in the overall reliability and financial performance of the Company’s nuclear fleet, negotiation of a favorable regulatory settlement in Florida, and the Company’s overall operational and financial results. In particular, the Committee considered the following:

  Returned value to our shareholders of $734 million in dividends in 2011; maintained the dividend rate per share in the face of a continuing challenging economic environment.

  Total shareholder return in 2011 was 36.4%, as compared to the median 2011 total shareholder return for the PSSP Peer Group of 21.8%; the Company’s three-year annualized total shareholder return was 19% as compared to the median three-year annualized shareholder return of the PSSP Peer Group of 18.8%.

  Delivered ongoing earnings of $871 million, or $2.95 per share, compared to $889 million, or $3.06 per share in 2010. See the reconciliation of Ongoing Earnings to GAAP net income attributable to controlling interests under the caption “Results of Operations” in Item 7 of the Company’s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012.

  PEC ongoing earnings were $541 million and PEF ongoing earnings were $530 million.

  Negotiated a favorable regulatory settlement with the Florida Public Service Commission (FPSC) that increases base rates through 2016 while helping to moderate electricity costs for customers with a refund through the fuel clause over the next four years, resolves the outage issues before the FPSC concerning the Crystal River Nuclear Plant Unit 3 (“CR3”), and provides additional rate certainty related to the proposed Levy County nuclear project.

  Received approval from the FPSC to recover all proposed costs in PEF’s annual filings for fuel and purchased power, environmental projects and energy-efficiency programs.

  Received approval from the North Carolina Utilities Commission of a fuel settlement agreement for an increase in the fuel component of PEC customer rates, driven by rising fuel prices.

  Achieved all-time generation records in 2011 at the Company’s Brunswick Nuclear Plant Unit 1 and Harris Nuclear Plant, each producing more than 8 million megawatts of electricity.

  Set an annual generation record of more than 7.3 million megawatts at the Company’s Bartow Combined-Cycle Power Plant.

  Retired the Weatherspoon coal-fired plant, and advanced the PEC fleet modernization plan, including ongoing construction of the new gas-fueled Lee and Sutton combined-cycle plants and related natural gas pipelines and infrastructure.

PROXY STATEMENT

Chief Executive Officer Compensation

     William D. Johnson

     In March 2011, the Committee considered Mr. Johnson’s salary against the salaries of the chief executive officers in the Benchmarking Peer Group and the Company’s performance. Based on these factors, the Committee approved a salary of $1,030,000, representing a 4% increase to his 2010 salary of $990,000. Mr. Johnson’s current target total base compensation is approximately 11% below the 50th percentile of the Benchmarking Peer Group. It is the Committee’s intention to increase Mr. Johnson’s salary over time to a level that is at the 50th percentile of the Benchmarking Peer Group. For 2011, the Committee set Mr. Johnson’s MICP target award at 100% of base salary to move his target closer to the market median of 104%. His MICP target award opportunity in 2010 was 85%. The payout of the 2011 MICP award was based on the extent to which Mr. Johnson achieved his performance goals, which were focused on the following general areas for the Company’s success:

  Excelling in the fundamentals of safety, operational excellence and customer satisfaction;

  Managing revenue, expenses and capital to achieve financial objectives;

  Promoting public, regulatory and political support;

  Ensuring effective regulatory compliance;

  Improving nuclear fleet performance by leveraging enterprise capability to strengthen plant operations, outage execution and continuous improvement;

  Accelerating continuous business excellence to improve efficiency and service while achieving sustainable savings and effective workforce plans;

  Optimizing the balanced solution strategy of investments and initiatives that meet customer needs and public policies while creating long-term value; and

  Achieving effective integration planning and timely merger approvals for the proposed merger with Duke Energy to position the combined company for success.

     In recognition of his accomplishments in 2011, the Committee awarded Mr. Johnson an MICP award of $1,223,000, which is equal to 120% of Mr. Johnson’s target award opportunity. The Committee considered, among other things, Mr. Johnson’s leadership in the Company’s achieving a record low in the OSHA recordable injury rate and lost days due to injury; achieving strong financial performance; managing capital projects within budget; improving the overall reliability and financial performance of the nuclear fleet; receiving positive customer feedback for system stability in the face of sustained summer heat and for the storm restoration efforts after Hurricane Irene; improving efficiency while achieving sustainable savings and effective workforce plans through the Continuous Business Excellence initiative; and positioning the Company for a successful merger with Duke Energy to create long-term benefits for shareholders and customers.

     With respect to his long-term incentive compensation during 2011, Mr. Johnson was granted 26,640 RSUs and 53,052 performance shares in accordance with his pre-established targets of 117% and 233%, respectively, of his base salary. The performance shares are earned based on performance over the three years ending December 31, 2013. Additionally, 54,124 shares of the 2008 annual grant vested in 2011 and were paid out at 100% of target. The Committee also awarded Mr. Johnson an ad hoc grant of 10,000 RSUs that vest in 2014. The purpose of this grant was to address shortfalls in compensation compared to the Company’s Benchmarking Peer Group. The total year-over-year compensation to Mr. Johnson for 2011, as compared to 2010, as noted in the “Summary Compensation Table” on page 52, increased by 52.8%, largely due to an increase in his accrued pension benefits.

Progress Energy Proxy Statement

Chief Financial Officer Compensation

     Mark F. Mulhern

     In March 2011, Mr. Johnson recommended the Committee approve a merit and market-based adjustment to Mr. Mulhern’s base salary supported by market data prepared by the Committee’s independent compensation consultant. The Committee approved a base salary of $495,945 for Mr. Mulhern, representing a 3% merit increase and 7.2% market-based adjustment increase to his previous salary of $450,000. The new base salary was set at 9% below the 50th percentile of the Benchmarking Peer Group. Mr. Mulhern’s base salary was established at this level to more closely align with the market. It is the Committee’s intention to increase Mr. Mulhern’s salary over time to a level that is at the 50th percentile of the Benchmarking Peer Group.

     For 2011, Mr. Mulhern’s MICP target award was set at 55% of his base salary. This target award is the same target Mr. Mulhern had in 2009 after he assumed the Chief Financial Officer position and represents a target award opportunity that is below the 50th percentile of the market. Mr. Mulhern’s performance goals for 2011 focused on the following general areas for the Company’s success:

  Achieving financial objectives;

  Integrating long-range planning and targeted nuclear project management improvement support;

  Continuing focus on capital discipline and timely identification of risk areas; and

  Achieving effective integration planning and required approvals for the proposed merger with Duke Energy to position the combined company for success.

     In recognition of the achievements he accomplished in 2011 and on Mr. Johnson’s recommendation, the Committee awarded Mr. Mulhern an MICP award of $250,000, which is equal to 94% of Mr. Mulhern’s target award. The Committee considered, among other things, Mr. Mulhern’s significant role in the Company’s achievement of a 36% total shareholder return representing a first place ranking position in the Company’s Benchmarking Peer Group; the execution of a tender offer to repurchase the Company’s outstanding contingent value obligations issued in 2000; developing common baseline numbers to provide a foundation for tracking synergies associated with the proposed merger with Duke Energy; and negotiating a sublease of a building utilized by the Company as one of its headquarters facilities that will mitigate a substantial liability after the proposed merger with Duke Energy.

     With respect to his long-term incentive compensation, in 2011, Mr. Mulhern was granted 6,003 RSUs and 12,109 performance shares in accordance with his pre-established targets of 58% and 117%, respectively, of base salary. The performance shares are earned based on performance over the three years ending December 31, 2013. Additionally, 6,814 shares of the 2008 annual grant vested in 2011 and were paid out at 100% of target. On Mr. Johnson’s recommendation, the Committee also awarded Mr. Mulhern an ad hoc grant of 4,000 RSUs that vest in 2014. The purpose of this grant was to address shortfalls in compensation compared to the Company’s Benchmarking Peer Group and to provide a retention incentive for the pending merger with Duke Energy. Mr. Mulhern’s total compensation in 2011 increased by 39.9% from the amount of total compensation he received in 2010, largely due to an increase in his accrued pension benefits.

Compensation of Other Named Executive Officers

     For 2011, Mr. Johnson recommended and the Committee approved merit-based adjustments to the base salaries for Messrs. Yates, Lyash and McArthur. These increases to base salaries were supported by market data prepared by the Committee’s independent compensation consultant. Mr. Yates’ base salary was adjusted to $461,440, representing a 3% increase to his previous salary of $448,000. Mr. McArthur’s base salary was adjusted to $502,640, representing a 3% increase to his previous salary of $488,000. Mr. Lyash’s base salary was adjusted to $466,590, representing a 3% increase to his previous salary of $453,000.

PROXY STATEMENT

     On Mr. Johnson’s recommendation, the Committee awarded Messrs. Yates, Lyash and McArthur 2011 MICP awards as described in the table below.

Named Executive	2011 MICP	Percent of
Officer	Award	Target	Explanation of Award
Lloyd M. Yates	$220,000	87%	Mr. Yates played a significant role in managing PEC’s operations and maintenance (“O&M”) expenses that were impacted by higher nuclear maintenance costs to improve the Robinson Nuclear Plant performance and by storm restoration costs; successfully completing the Company’s first audit of the North American Electric Reliability Corporation’s cyber security standards by the SERC Reliability Corporation; and completing the new combined cycle plant at the Sherwood H. Smith, Jr. Energy Complex on time and under budget.
Jeffrey J. Lyash	$220,000	86%	Mr. Lyash played a significant role in improving the overall reliability and financial performance of the nuclear fleet; implementing the Company’s balanced solution strategy through the effective shutdown of the Weatherspoon Coal Plant and the start-up of a combined cycle plant; and managing the Energy Supply organization’s O&M expenses below budget.
John R. McArthur	$305,000	111%	Mr. McArthur played a significant role in negotiating a favorable regulatory settlement in Florida to increase base rates through 2016, ensure cost recovery of expenditures associated with the proposed Levy Nuclear Plant, and resolve substantial portions of the prudence case for CR3; promoting reasonable environmental regulation with adequate compliance timeframes; and substantially achieving favorable regulatory approvals for the proposed merger of the Company with Duke Energy.

     With respect to long-term compensation, in 2011 each of the other NEOs received annual grants of RSUs and performance shares in accordance with their pre-established targets. The table below describes those grants.

	Restricted
	Stock Units Vesting in	Performance	Ad Hoc
Named Executive	1/3 Increments in	Shares	Restricted Stock Units
Officer	2012, 2013 and 2014	Vesting in 2014	Vesting in 2014
Lloyd M. Yates	5,976	12,055	4,000
Jeffrey J. Lyash	6,043	12,190	4,000
John R. McArthur	6,510	13,132	4,000

     Mr. Yates’ total compensation as shown in the “Summary Compensation Table” on page 52 increased 35.6% from the amount of total compensation he received in 2010, largely due to an increase in his accrued pension benefits.

     Mr. Lyash’s total compensation as shown in the “Summary Compensation Table” on page 52 increased 36.2% from the amount of total compensation he received in 2010, largely due to an increase in his accrued pension benefits.

     Mr. McArthur’s total compensation as shown in the “Summary Compensation Table” on page 52 increased 23.4% from the amount of total compensation he received in 2010, largely due to an increase in his stock awards.

Progress Energy Proxy Statement

IV. COMPENSATION COMMITTEE REPORT

     The Committee has reviewed and discussed this CD&A with management as required by Item 407(e)(5) of Regulation S-K. Based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the CD&A be included in this document.

Organization and Compensation Committee

E. Marie McKee, Chair
John D. Baker II
Harris E. DeLoach, Jr.
James B. Hyler, Jr.
Robert W. Jones
Melquiades R. “Mel” Martinez
John H. Mullin, III

     Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Compensation Committee Report shall not be deemed soliciting material, shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

PROXY STATEMENT

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table discloses the compensation during 2011 and the prior two fiscal years of our Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers who were serving at the end of 2011. Additionally, column (h) is dependent upon actuarial assumptions for determining the amounts included. A change in these actuarial assumptions would impact the values shown in this column. Where appropriate, we have indicated the major assumptions in the footnote to column (h).

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
Name and			Stock	Incentive Plan	Compensation	All Other
Principal		Salary[1]	Awards[2]	Compensation[3]	Earnings[4]	Compensation[5]	Total
Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)
William D. Johnson,	2011	$1,019,231	$3,995,779	$1,223,000	$2,887,591	$389,087	$9,514,688
Chairman, President	2010	990,000	3,109,607	715,000	1,096,829	316,051	6,227,487
and Chief Executive Officer[6]	2009	979,231	3,090,605	950,000	1,144,448	289,726	6,454,010
Mark F. Mulhern,	2011	$483,575	$985,090	$250,000	$874,620	$81,855	$2,675,140
Senior Vice President and Chief	2010	443,269	667,916	205,000	517,696	77,672	1,911,553
Financial Officer	2009	414,231	655,990	225,000	369,822	102,137	1,767,180
Jeffrey J. Lyash,	2011	$462,931	$990,481	$220,000	$583,916	$117,902	$2,375,230
Executive Vice President –	2010	453,000	711,892	195,000	281,882	102,290	1,744,064
Energy Supply	2009	450,846	728,120	235,000	244,369	292,061	1,950,396
Lloyd M. Yates,	2011	$457,822	$981,481	$220,000	$644,644	$97,533	$2,401,480
President and	2010	448,000	704,043	195,000	342,925	80,548	1,770,516
Chief Executive Officer, PEC	2009	445,846	720,683	235,000	308,815	119,432	1,829,776
John R. McArthur,	2011	$498,699	$1,053,252	$305,000	$100,633	$78,080	$2,035,664
Executive Vice President,	2010	488,000	766,911	220,000	81,601	92,677	1,649,189
General Counsel and	2009	485,846	780,070	250,000	74,001	116,381	1,706,298
Corporate Secretary

     1 Consists of base salary earnings prior to (i) employee contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan and (ii) voluntary deferrals, if any, under the MDCP. See “Deferred Compensation” discussion in Part II of the CD&A. Salary adjustments, if deemed appropriate, generally occur in March of each year.

     2 Includes the fair value of stock awards as of the grant date computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The table below shows the fair value of stock awards granted in 2011 and the maximum potential payout for the performance shares granted in 2011, which are based on the March 16, 2011 closing stock price of $44.55.

2011 Stock Awards (column (e))				Maximum Potential
	Grant Date Fair Value			Payout for Performance Shares
	Restricted	Performance	Total	Maximum	Maximum
Name	Stock Units	Shares	(column (e))	Percentage	Value
William D. Johnson	$1,632,312	$2,363,467	$3,995,779	200%	$4,726,934
Mark F. Mulhern	445,634	539,456	985,090	200%	1,078,912
Jeffrey J. Lyash	447,416	543,065	990,481	200%	1,086,130
Lloyd M. Yates	444,431	537,050	981,481	200%	1,074,100
John R. McArthur	468,221	585,031	1,053,252	200%	1,170,062

     3 Includes the awards earned under the MICP for 2009, 2010 and 2011 performance.

Progress Energy Proxy Statement

     4 Includes the change in present value of the accrued benefit under Progress Energy’s Pension Plan, SERP, and/or the Restoration Retirement Plan (“Restoration Plan”) where applicable. The current incremental present values were determined using actuarial present value factors as provided by our actuarial consultants, Buck Consultants, based on FAS mortality assumptions post-age 65 and FAS discount rates for the years shown as follows:

FAS Discount Rates
			Restoration
Year	Pension Plan	SERP	Retirement Plan
2011	4.70%	4.85%	4.45%
2010	5.50%	5.70%	5.00%
2009	5.95%	6.10%	5.45%

     All NEOs participate in the Progress Energy Pension Plan (“Pension Plan”), a noncontributory defined benefit pension plan sponsored by Progress Energy for eligible non-bargaining employees. The Pension Plan was amended and restated as of January 1, 1999, to become a “cash balance” defined benefit plan. The cash balance benefit accrues each year with pay credits and interest credits. Pay credits range from 3% to 7% depending on the participants’ age at the beginning of each plan year, January 1. Interest credits are added to cash balance accounts on December 31 of each year based on account balances as of January 1. The Board of Directors approved the interest credit rate for the Pension Plan to be set at 5% for 2011. Generally, employees become vested under the Pension Plan on the earlier of the date they complete three years of vesting service or the date they reach normal retirement age, which is age 65. All of the NEOs have satisfied the eligibility requirements to receive their account benefit upon termination of employment. At benefit commencement, an employee has several lump sum and annuity payment options.

     The Restoration Plan is a nonqualified deferred compensation plan that provides retirement benefits which otherwise would be provided under the Pension Plan, in the absence of limits imposed by applicable law on benefits which may be provided under the Pension Plan. The Restoration Plan is intended to constitute an unfunded retirement plan for a select group of management or highly compensated employees. Mr. McArthur is the only NEO who was a participant in the Restoration Plan in 2011. His accumulated benefit under the Restoration Plan was forfeited when he became a participant in the SERP on January 1, 2012.

     In addition, column (h) includes the above market earnings on deferred compensation under the Deferred Compensation Plan for Key Management Employees. The 1996-1999 Deferred Compensation Plan for Key Management Employees provided a fixed rate of return of 10.0% on deferred amounts, which was 2.7% above the market interest rate of 7.3% at the time the plan was frozen in 1996. The Deferred Compensation Plan for Key Management Employees was discontinued in 2000 and replaced with the MDCP, which does not have a guaranteed rate of return. NEOs who were participants in the 1996-1999 Deferred Compensation Plan for Key Management Employees continue to receive plan benefits with respect to amounts deferred prior to its discontinuance in 2000. The above market earnings under the Deferred Compensation Plan for Key Management Employees are included in this column for Mr. Johnson. Changes in the accrued benefit under each plan for NEOs are shown in the table below:

2011 Change in Pension Value and Nonqualified Deferred Compensation Earnings (column (h))
				Above Market
	Change in	Change in	Change in	Earnings on Deferred	Total
Name	Pension Plan	SERP	Restoration Plan	Compensation Plan	(column (h))
William D. Johnson	$99,263	$2,775,430	—	$12,898	$2,887,591
Mark F. Mulhern	84,410	790,210	—	—	874,620
Jeffrey J. Lyash	87,921	495,995	—	—	583,916
Lloyd M. Yates	62,002	582,642	—	—	644,644
John R. McArthur	52,951	—	$47,682	—	100,633

PROXY STATEMENT

     5 Includes the following items: Company match contributions under the Progress Energy 401(k) Plan; deferred credits under the MDCP; perquisites; the Company’s payment of the FICA tax on the non-qualified retirement accrual and the tax gross-up on the imputed income of that tax payment; and cash dividends and cash dividend equivalents paid as the result of outstanding restricted stock or RSUs held in Company Plan accounts. The total value of perquisites and personal benefits received by Messrs. Mulhern and McArthur was less than $10,000 each. Thus, those amounts are excluded from this column. NEOs were compensated for these items as follows:

2011 All Other Compensation (column (i))
				Imputed
	Company	Deferred	Perquisites	Income
	Contributions	Credits under	(detailed in	and Tax		Total
Name	under 401(k)	the MDCP	table below)	Gross-ups	Dividends	(column (i))
William D. Johnson	$14,700	$46,049	$128,616	$17,404	$182,318	$389,087
Mark F. Mulhern	14,700	13,850	—	8,653	44,652	81,855
Jeffrey J. Lyash	14,700	12,938	42,964	711	46,589	117,902
Lloyd M. Yates	14,700	12,633	18,700	5,216	46,284	97,533
John R. McArthur	13,663	15,074	—	799	48,544	78,080

        Perquisites that exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer are quantified in the table below. “Other” perquisites include luncheon and health club dues, spousal meals, Internet and telecom access, AD&D insurance, residential phone lines, and gifts.

2011 Perquisites (Component of column (i))
				Travel on
	Spousal	Financial/Tax	Home	Corporate		Total
Name	Travel	Planning	Security	Aircraft*	Other	Perquisites
William D. Johnson	$24,807	$6,000	$18,281	$73,226	$6,302	$128,616
Jeffrey J. Lyash	—	3,150	860	34,188	4,766	42,964
Lloyd M. Yates	—	2,000	250	14,276	2,174	18,700

* Reflects spousal travel on corporate aircraft for business-related purposes. It also includes personal travel for Mr. Johnson on corporate aircraft by him and his spouse valued at $26,488. Personal and spousal travel on corporate aircraft included in the table above is valued at the incremental cost to the Company, which is calculated as the expense deduction disallowed under IRS rules.

     6 Mr. Johnson did not receive additional compensation for his service on the Board of Directors.

Progress Energy Proxy Statement

2011 GRANTS OF PLAN-BASED AWARDS

		Estimated			Estimated			All
		Future Payouts Under			Future Payouts Under			Other
		Non-Equity Incentive			Equity Incentive			Stock
		Plan Awards[1]			Plan Awards[2]			Awards:	Grant Date
								Number	Fair Value
								of Shares	of Stock
								of Stock	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units[3]	Awards[4]
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William D. Johnson, Chairman, President, and Chief Executive Officer	MICP	$509,615	$1,019,231	$2,038,461
	RSUs
	3/16/11							36,640	$1,632,312
	PSSP
	3/16/11				26,526	53,052	106,104		$2,363,467
Mark F. Mulhern, Senior Vice President and Chief Financial Officer	MICP	$132,983	$265,966	$531,933
	RSUs
	3/16/11							10,003	$445,634
	PSSP
	3/16/11				6,055	12,109	24,218		$539,456
Jeffrey J. Lyash, Executive Vice President – Energy Supply	MICP	$127,306	$254,612	$509,224
	RSUs
	3/16/11							10,043	$447,416
	PSSP
	3/16/11				6,095	12,190	24,380		$543,065
Lloyd M. Yates, President and Chief Executive Officer, PEC	MICP	$125,901	$251,802	$503,604
	RSUs
	3/16/11							9,976	$444,431
	PSSP
	3/16/11				6,028	12,055	24,110		$537,050
John R. McArthur, Executive Vice President, General Counsel and Corporate Secretary	MICP	$137,142	$274,284	$548,568
	RSUs
	3/16/11							10,510	$468,221
	PSSP
	3/16/11				6,566	13,132	26,264		$585,031

     1 Award amounts are shown at threshold, target, and maximum levels. The target award is calculated using the 2011 eligible earnings times the executive’s target percentage. See target percentage in table on page 36 of the CD&A. Threshold is calculated at 50% of target and maximum is calculated at 200% of target. Actual award amounts paid are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

     2 Reflects the potential payouts in shares of the 2011 PSSP grants. The grant size was calculated by multiplying the executive’s salary as of January 1, 2011, times his 2011 PSSP target and dividing by the December 31, 2010, closing stock price of $43.48. The Threshold column reflects the payment level under the PSSP at 50% of the amount shown in the Target column. The amount shown in the maximum column is 200% of the target amount.

     3 Reflects the number of RSUs granted during 2011 under the 2007 Equity Incentive Plan. The number of shares granted was determined by multiplying the executive’s salary as of January 1, 2011, times his 2011 RSU target and dividing by the December 31, 2010, closing stock price of $43.48.

     4 Reflects the grant date fair value of the award based on the following assumptions: market value of RSUs granted on March 16, 2011, based on the closing price of $44.55 per share, times the shares granted in column (i); market value of PSSP awards granted on March 16, 2011, based on the closing stock price on March 16, 2011, of $44.55 times the target number of shares in column (g). The 2011 PSSP grant payout is expected to be 100% of target.

PROXY STATEMENT

DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS

     In 2007, Messrs. Johnson, Mulhern, Lyash, Yates and McArthur entered into employment agreements with the Company or one of its subsidiaries, referred to collectively in this section as the “Company.” The employment agreements replaced the previous employment agreements in effect for each of these officers.

     The employment agreements provide for base salary, annual incentives, perquisites and participation in the various executive compensation plans offered to our senior executives. Upon expiration, the agreements are automatically extended by an additional year on January 1 of each year. Each employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees and protecting our confidential information and trade secrets for specified periods if the applicable officer is terminated without cause or otherwise becomes eligible for the benefits under the agreement.

     Except for the application of previously granted years of service credit to our post-employment health and welfare plans as discussed below, the employment agreements do not affect the compensation, benefits or incentive targets payable to the applicable officers.

     With respect to Mr. Johnson, the Employment Agreement specifies that the years of service credit we previously granted to him for purposes of determining eligibility and benefits in the SERP will also be applicable for purposes of determining eligibility and benefits in our post-employment health and welfare benefit plans. Mr. Johnson was awarded seven years of deemed service toward the benefits and vesting requirements of the SERP. However, as of 2008, Mr. Johnson reached the maximum service accrual and therefore benefit augmentation for deemed service is $0. Three of those years also were deemed to have been in service on the SMC for purposes of SERP eligibility.

     Each Employment Agreement provides that if the applicable officer is terminated without cause or is constructively terminated (as defined in Paragraph 8(a)(i) of the agreement), then the officer will receive (i) severance equal to 2.99 times the officer’s then-current base salary and (ii) reimbursement for the costs of continued coverage under certain of our health and welfare benefit plans for a period of up to 18 months.

     In anticipation of the closing of the proposed merger with Duke Energy and the transition to Duke Energy’s employment practices for executives, in October, 2011, the Company notified its NEOs that it would not renew their employment agreements upon expiration of the current terms. All of the NEOs’ employment agreements expire on December 31, 2012.

Progress Energy Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

	Stock Awards
				Equity Incentive
				Plan Awards:
				Market or
			Equity Incentive	Payout
			Plan Awards:	Value of
			Number of	Unearned
	Number of	Market Value of	Unearned Shares,	Shares, Units or
	Shares or Units of	Shares or Units of	Units or Other	Other Rights
	Stock That	Stock That	Rights That	That
	Have Not Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	(#)	($)	(#)	($)
(a)	(g)[1]	(h)[2]	(i)[3]	(j)[3]
William D. Johnson,
Chairman, President and Chief
Executive Officer	73,938	$4,142,007	182,126	$8,376,699
Mark F. Mulhern,
Senior Vice President and
Chief Financial Officer	18,765	$1,051,215	39,175	$1,822,975
Jeffrey J. Lyash,
Executive Vice President –
Energy Supply	19,195	$1,075,304	42,203	$1,934,707
Lloyd M. Yates,
President and Chief Executive
Officer, PEC	19,066	$1,068,077	41,734	$1,913,279
John R. McArthur,
Executive Vice President,
General Counsel and
Corporate Secretary	19,999	$1,120,344	45,486	$2,084,840

       1 Consists of outstanding RSUs as follows:

Number of Units of Stock That Have Not Vested (column (g))
		William D.	Mark F.	Jeffrey J.	Lloyd M.	John R.
Stock Award	Vesting Date	Johnson	Mulhern	Lyash	Yates	McArthur
Restricted Stock Units	March 16, 2012	16,412	3,604	3,723	3,682	4,011
Restricted Stock Units	March 17, 2012	17,298	4,368	4,159	4,135	4,329
Restricted Stock Units	March 20, 2012	4,936	1,188	1,575	1,575	1,478
Restricted Stock Units	March 16, 2013	16,412	3,604	3,723	3,682	4,011
Restricted Stock Units	March 16, 2014	18,880	6,001	6,015	5,992	6,170
Total (column (g))		73,938	18,765	19,195	19,066	19,999

       2 Market value of units of stock that have not vested is based on a December 31, 2011, closing price of $56.02 per share.

PROXY STATEMENT

       3 The 2009 PSSP grant vests on January 1, 2012; the 2010 grant vests on January 1, 2013; and the 2011 grant vests on January 1, 2014. Performance share value for the 2009 annual grant is expected to be at 50% of target while the 2010 annual grant and 2011 annual grant are expected to be 100% of target. The value in Column (j) is derived by multiplying the shares (rounded to the nearest whole share) times the December 31, 2011 closing stock price ($56.02). The difference between the calculated value and the noted value is attributable to fractional shares. See further discussion under “Performance Shares” in Part II of the CD&A. Outstanding performance shares for NEOs are shown in the table below:

Number of Unearned Shares, Units or Other Rights That Have Not Vested (column (i))
		William D.	Mark F.	Jeffrey J.	Lloyd M.	John R.
Stock Award	Vesting Date	Johnson	Mulhern	Lyash	Yates	McArthur
Performance Shares	January 1, 2012	65,191	13,267	15,334	15,161	16,540
Performance Shares	January 1, 2013	61,838	13,332	14,209	14,053	15,307
Performance Shares	January 1, 2014	55,097	12,576	12,660	12,520	13,639
Total (column (i))		182,126	39,175	42,203	41,734	45,486

Progress Energy Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2011

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)[1]	(c)[2]	(d)[3]	(e)[4]
William D. Johnson,	—	—	89,811	$4,066,089
Chairman, President and Chief Executive Officer
Mark F. Mulhern,	7,000	$57,750	15,142	$684,966
Senior Vice President and Chief Financial Officer
Jeffrey J. Lyash,	—	—	20,006	$905,221
Executive Vice President – Energy Supply
Lloyd M. Yates,	—	—	19,963	$903,293
President and Chief Executive Officer, PEC
John R. McArthur,	—	—	19,592	$886,572
Executive Vice President, General Counsel and
Corporate Secretary

       1 Reflects the number of shares of stock for options that were exercised in 2011.

       2 The value realized upon exercise is equal to the difference between the market price of the underlying securities at exercise and the exercise price of the options.

       3 Reflects the number of restricted stock shares, RSUs, and performance shares that vested in 2011 for NEOs as shown in the table below.

Number of Shares Acquired on Vesting (column (d))
	2011	2011
	Vesting	Distribution	Stock	William D.	Mark F.	Jeffrey J.	Lloyd M.	John R.
Stock Award	Date	Date	Price	Johnson	Mulhern	Lyash	Yates	McArthur
Performance Shares	January 1	February 23	$45.59	54,861	8,179	11,599	11,599	10,782
Restricted Stock	March 14	March 14	$46.12	5,534	1,167	1,367	1,367	1,667
RSUs	March 16	March 16	$45.21	7,532	1,603	1,708	1,689	1,840
RSUs	March 17	March 17	$44.55	9,297	1,868	2,159	2,135	2,329
RSUs	March 18	March 18	$44.03	7,651	1,136	1,597	1,597	1,497
RSUs	March 20	March 21	$44.20	4,936	1,189	1,576	1,576	1,477
Total (column (d))				89,811	15,142	20,006	19,963	19,592

PROXY STATEMENT

       4 The value of the 2008 performance share units was calculated using the closing stock price for Progress Energy Common Stock on the business day prior to when distribution occurred. The value of the restricted stock was calculated using the opening stock price for Progress Energy Common Stock three days prior to the day vesting occurred. The value of the RSUs was calculated using the closing stock price for Progress Energy Common Stock on the business day prior to when vesting occurred. Values realized on vesting during 2011 for NEOs are shown in the table below:

Value Realized on Vesting (column (e))
	2011	2011
	Vesting	Distribution	Stock	William D.	Mark F.	Jeffrey J.	Lloyd M.	John R.
Stock Award	Date	Date	Price	Johnson	Mulhern	Lyash	Yates	McArthur
Performance Shares	January 1	February 23	$45.59	$2,501,113	$372,881	$528,798	$528,798	$491,551
Restricted Stock	March 14	March 14	46.12	255,228	53,822	63,046	63,046	76,882
RSUs	March 16	March 16	45.21	340,522	72,472	77,219	76,360	83,186
RSUs	March 17	March 17	44.55	414,181	83,219	96,183	95,114	103,757
RSUs	March 18	March 18	44.03	336,874	50,018	70,316	70,316	65,913
RSUs	March 20	March 21	44.20	218,171	52,554	69,659	69,659	65,283
Total (column (e))				$4,066,089	$684,966	$905,221	$903,293	$886,572

Progress Energy Proxy Statement

PENSION BENEFITS

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit[1]	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
William D. Johnson,	Progress Energy Pension Plan	19.3	$627,896	$0
Chairman, President and	Supplemental Senior	26.3[2]	$11,063,301[3]	$0
Chief Executive Officer	Executive Retirement Plan
Mark F. Mulhern,	Progress Energy Pension Plan	15.8	$411,117	$0
Senior Vice President and	Supplemental Senior	15.8	$2,395,365[4]	$0
Chief Financial Officer	Executive Retirement Plan
Jeffrey J. Lyash,	Progress Energy Pension Plan	18.6	$422,617	$0
Executive Vice President –	Supplemental Senior	18.6	$2,136,806[5]	$0
Energy Supply	Executive Retirement Plan
Lloyd M. Yates,	Progress Energy Pension Plan	13.1	$260,702	$0
President and Chief Executive	Supplemental Senior	13.1	$1,950,181[6]	$0
Officer, PEC	Executive Retirement Plan
John R. McArthur,	Progress Energy Pension Plan	10.1	$245,431	$0
Executive Vice President,	Restoration Retirement Plan	10.1	$210,297	$0
General Counsel and
Corporate Secretary

       1 Actuarial present value factors as provided by our actuarial consultants, Buck Consultants, based on FAS mortality assumptions post-age 65 and FAS discount rates as of December 31, 2011, for computation of accumulated benefit under the SERP and the Progress Energy Pension Plan were 4.85% and 4.70%, respectively. Additional details on the formulas for computing benefits under the SERP and Progress Energy Pension Plan can be found under the headings “Supplemental Senior Executive Retirement Plan” and “Other Broad-Based Benefits,” respectively, in the CD&A.

       2 Includes seven years of deemed service. However, as of 2008, Mr. Johnson reached the maximum service accrual and therefore benefit augmentation for deemed service is $0.

       3 Based on an estimated annual benefit payable at age 65 of $1,153,308.

       4 Based on an estimated annual benefit payable at age 65 of $331,774.

       5 Based on estimated annual benefit payable at age 65 of $325,367.

       6 Based on estimated annual benefit payable at age 65 of $283,214.

PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION

       The table below shows the nonqualified deferred compensation for each of the NEOs. Information regarding details of the deferred compensation plans currently in effect can be found under the heading “Deferred Compensation” in Part II of the CD&A. In addition, the Deferred Compensation Plan for Key Management Employees is discussed in footnote 4 to the “Summary Compensation Table.”

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY1	in Last FY2	in Last FY3	Distributions	at Last FYE[4]
Name and Position	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
William D. Johnson,
Chairman, President and
Chief Executive Officer	$0	$46,049	$71,800	$0	$967,553
Mark F. Mulhern,
Senior Vice President and
Chief Financial Officer	$0	$13,850	$16,097	($83,467)[5]	$179,741
Jeffrey J. Lyash,
Executive Vice President –
Energy Supply	$0	$12,938	$55,770	$0	$236,721
Lloyd M. Yates,
President and Chief
Executive Officer, PEC	$22,891	$12,633	$145,409	$0	$782,054
John R. McArthur,
Executive Vice President,
General Counsel and
Corporate Secretary	$24,935	$15,074	($5,446)	$0	$335,778

       1 Reflects salary deferred under the MDCP, which is reported as “Salary” in the Summary Compensation Table. For 2011, NEOs deferred the following percentages of their base salary: (i) Mr. Yates – 5%; and (ii) Mr. McArthur – 5%.

       2 Reflects registrant contributions under the MDCP, which is reported as “All Other Compensation” in the Summary Compensation Table.

       3 Includes aggregate earnings in the last fiscal year under the following nonqualified plans: MICP, MDCP, PSSP, and Deferred Compensation Plan for Key Management Employees. For Mr. Johnson, aggregate earnings includes above market earnings of $12,898 under the Deferred Compensation Plan for Key Management Employees, which is reported as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

Progress Energy Proxy Statement

       4 Includes December 31, 2011 balances under the following deferred compensation plans: MICP, PSSP, MDCP, and Deferred Compensation Plan for Key Management Employees. Balances for NEOs under each deferral plan are shown in the table below. The aggregate balances as of December 31, 2011 for each NEO includes the following aggregate amounts of prior deferrals of base salary, employer matching contributions, and above market earnings for nonqualified deferred compensation earnings that were previously earned and reported as compensation on the Summary Compensation Table for 2009 and 2010: (i) Mr. Johnson - $136,717; (ii) Mr. Mulhern - $64,158; (iii) Mr. Lyash - $24,736; (iv) Mr. Yates - $46,536; and (v) Mr. McArthur - $175,013. These amounts have been adjusted, pursuant to the terms of the Deferred Compensation Plans for investment performance (e.g. earnings and losses), deferrals, contributions, and distributions.

Aggregate Balance at Last FYE (column (f))
			Deferred
			Compensation
			for Key
			Management		Total
Name	MDCP	MICP	Employees	PSSP	(column (f))
William D. Johnson	$554,999	$105,398	$307,156	—	$967,553
Mark F. Mulhern	126,806	52,935	—	—	179,741
Jeffrey J. Lyash	236,721	—	—	—	236,721
Lloyd M. Yates	224,807	164,591	—	392,656	782,054
John R. McArthur	335,778	—	—	—	335,778

       5 Mr. Mulhern received distributions from his Management Incentive Deferred Compensation Plan: $41,418; and PSSP: $42,049.

PROXY STATEMENT

CASH COMPENSATION AND VALUE OF VESTING EQUITY TABLE

       The following table shows the actual cash compensation and value of vesting equity received in 2011 by the NEOs. The Committee believes that this table is important in order to distinguish between the actual cash and vested value received by each NEO as opposed to the grant date fair value of equity awards as shown in the Summary Compensation Table.

						Value
		Annual				Realized
		Incentive	Restricted	Performance	Restricted	on Stock
	Base	(paid in	Stock/Units	Shares	Stock/Unit	Option		Tax
Name and	Salary	2011)	Vesting	Vesting	Dividends	Exercises	Perquisites	Gross-ups
Position	(a)[1]	(b)[2]	(c)[3]	(d)[4]	(e)[5]	(f)[6]	(g)[7]	(h)[8]	Total
William D. Johnson,
Chairman, President
and Chief Executive
Officer	$1,019,231	$715,000	$1,564,976	$2,501,113	$182,318	—	$64,273	$17,404	$6,064,318
Mark F. Mulhern,
Senior Vice President
and Chief Financial
Officer	$483,575	$205,000	$312,085	$372,881	$44,652	$57,750	$8,027	$8,653	$1,492,623
Jeffrey J. Lyash,
Executive Vice
President – Energy
Supply	$462,931	$195,000	$376,423	$528,798	$46,589	—	$11,499	$711	$1,621,951
Lloyd M. Yates,
President and Chief
Executive Officer,
PEC	$457,822	$195,000	$374,495	$528,798	$46,284	—	$5,619	$5,216	$1,613,234
John R. McArthur,
Executive Vice
President, General
Counsel and
Corporate Secretary	$498,699	$220,000	$395,022	$491,551	$48,544	—	$9,557	$799	$1,664,172

       1 Consists of the total 2011 base salary earnings prior to (i) employee contributions to the Progress Energy 401(k) Plan and (ii) voluntary deferrals, if applicable, under the MDCP. For 2011, NEOs deferred the following amounts under the MDCP: (i) Mr. Yates – $22,891; and (ii) Mr. McArthur – $24,935.

       2 Reflects awards given under the MICP attributable to Plan Year 2010 and paid in 2011.

       3 Reflects the value of restricted stock and RSUs vesting in 2011. The value of the restricted stock was calculated using the opening stock price for Progress Energy Common Stock three days prior to the day vesting occurred. The value of the RSUs was calculated using the closing stock price for Progress Energy Common Stock on the business day prior to when vesting occurred.

       4 Reflects performance shares vested on January 1, 2011. The value of the 2008 performance share units is calculated using the closing stock price for Progress Energy Common Stock on the business day prior to when distribution occurred.

Progress Energy Proxy Statement

       5 Reflects cash dividends and cash dividend equivalents paid as the result of outstanding restricted stock or RSUs held in Company Plan accounts.

       6 Reflects the value realized upon exercise for options that were exercised in 2011. The value realized upon exercise is equal to the difference between the market price of the underlying securities at exercise and the exercise price of the options.

       7 Reflects the value of all perquisites provided during 2011. For a complete listing of the perquisites, see the “Executive Perquisites” in Part II of the CD&A. Perquisite details for each NEO are discussed in the Summary Compensation Table footnotes. Personal and spousal travel on corporate aircraft included in the table above is valued at the amounts imputed as income to the NEOs for tax purposes using the Standard Industry Fare Level (“SIFL”) formula in accordance with IRS guidelines.

       8 Reflects the Company’s payment of the Medicare portion of the FICA tax on the non-qualified retirement accrual and the tax gross-up on the imputed income of that tax payment provided during 2011.

PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION
William D. Johnson, Chairman, President and Chief Executive Officer

       Amounts reflected in the following table assume a triggering event occurred on December 31, 2011.

					Involuntary
			Involuntary		or Good
			Not for		Reason
	Voluntary	Early	Cause	For Cause	Termination
	Termination[1]	Retirement[1]	Termination[1]	Termination[1]	(CIC)	Disability	Death
	($)	($)	($)	($)	($)	($)	($)
Compensation
Base Salary—$1,030,000[2]	$0	$0	$3,079,700	$0	$6,180,000	$618,000	$0
Annual Incentive[3]	$0	$1,223,000	$0	$0	$1,030,000	$1,223,000	$1,223,000
Long-term Incentives:
Performance Shares (PSSP)[4]
2009 PSSP Grant	$0	$1,826,000	$0	$0	$3,652,000	$1,826,000	$1,826,000
2010 PSSP Grant	$0	$2,309,443	$0	$0	$3,464,165	$2,309,443	$2,309,443
2011 PSSP Grant	$0	$1,028,845	$0	$0	$3,086,534	$1,028,845	$1,028,845
Restricted Stock Units (RSU)[5]
2007 RSU Grant	$0	$262,689	$0	$0	$276,515	$276,515	$276,515
2009 RSU Grant	$0	$888,281	$0	$0	$969,034	$969,034	$969,034
2010 RSU Grant	$0	$615,333	$0	$0	$843,885	$843,885	$843,885
2011 RSU Grant	$0	$824,054	$0	$0	$2,052,573	$0	$0
Benefits and Perquisites
Deferred Compensation[6]	$967,552	$967,552	$967,552	$967,552	$967,552	$967,552	$967,552
Post-retirement Health Care[7]	$0	$0	$26,475	$0	$51,911	$0	$0
Executive AD&D Proceeds[8]	$0	$0	$0	$0	$0	$500,000	$500,000
280G Tax Gross-up9	$0	$0	$0	$0	$7,441,493	$0	$0
TOTAL	$967,552	$9,945,197	$4,073,727	$967,552	$30,015,662	$10,562,274	$9,944,274

       1 Mr. Johnson became eligible for early retirement at age 55 in January 2009. Therefore, under the voluntary termination, involuntary not for cause termination, and for cause termination scenarios, Mr. Johnson would be treated as having met the early retirement criteria under the Equity Incentive Plan, and would be paid out under the early retirement provisions of that plan. The payout would equal amounts listed under early retirement in the table above for performance shares and RSUs ($7,754,645). This amount would be added to the totals above for combined totals as follows: $8,722,197 under voluntary termination; $11,828,372 under involuntary not for cause termination; and $8,722,197 under for cause termination. Mr. Johnson is not eligible for normal retirement.

       2 There is no provision for payment of salary under voluntary termination, early retirement, for cause termination or death. In the event of involuntary not for cause termination, the salary continuation provision of Mr. Johnson’s employment agreement requires a severance equal to 2.99 times his then current base salary ($1,030,000) payable in equal installments over a period of 2.99 years. In the event of involuntary or good reason termination (CIC), the maximum benefit allowed under the cash payment provision of the Management Change-in-Control Plan equals three times the sum of annual salary plus target MICP award (($1,030,000 + $1,030,000) x 3). In the event of a long-term disability, Mr. Johnson would receive 60% of base salary during the period of his disability, offset by any Social Security benefits and Progress Energy Pension Plan payments. The long-term disability payment as shown in the table above represents an annual amount before offsets.

       3 There is no provision for payment of annual incentive under voluntary termination, involuntary not for cause termination, or for cause termination. In the event of involuntary or good reason termination (CIC), Mr. Johnson would receive 100% of his target award under the Annual Cash Incentive Compensation Plan provisions of the Management Change-in-Control Plan, calculated as 100% times $1,030,000. In the event of early retirement, death or disability, Mr. Johnson would receive a pro-rata incentive award for the period worked during the year. For December 31, 2011, this is based on the full award. For 2011, Mr. Johnson’s MICP award was $1,223,000.

Progress Energy Proxy Statement

       4 Amounts shown for performance shares are based on a December 31, 2011, closing price of $56.02 per share. Voluntary termination, involuntary not for cause termination, and for cause termination are not applicable, but see footnote 1 with respect to early retirement eligibility under these scenarios. In the event of early retirement or disability, a pro rata percentage of performance shares would vest based upon the period of employment during the performance measurement period and the extent that the performance factors are satisfied. In the event of involuntary or good reason termination (CIC), unvested performance shares vest as of the date of Management Change-in-Control and payment is made based upon the target value of the award. In the event of death, the 2009 performance shares would vest 100% and be paid in an amount using performance factors determined at the time of the event. For the 2010 and 2011 performance grants, a pro-rata payment would be made based upon the target value of the award and time in the plan.

       5 Amounts shown for RSUs are based on a December 31, 2011, closing price of $56.02 per share. For a detailed description of outstanding RSUs, see the “Outstanding Equity Awards at 2011 Fiscal Year-End.” Voluntary termination, involuntary not for cause termination, and for cause termination are not applicable, but see footnote 1 with respect to early retirement eligibility under these scenarios. In the event of early retirement, Mr. Johnson would receive a pro-rata percentage of all unvested RSUs, based upon the number of full months elapsed between the grant date and the date of early retirement. In the event of involuntary or good reason termination (CIC), all outstanding RSUs would vest immediately. Upon death or disability, all outstanding RSUs that are more than one year past their grant date would vest immediately. RSUs that are less than one year past their grant date would be forfeited. Mr. Johnson would immediately vest RSUs granted in 2007, 2009, and 2010, and would forfeit RSUs granted in 2011.

       6 All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409(a) regulations, under each scenario.

       7 No post-retirement health care benefits apply under voluntary termination, for cause termination, death or disability. In the event of early retirement, Mr. Johnson would receive no additional benefits above what all full-time, nonbargaining employees would receive. Under involuntary not for cause termination, Mr. Johnson would be reimbursed for 18 months of COBRA premiums at $1,470.83 per month as provided in his employment agreement. In the event of involuntary or good reason termination (CIC), the Management Change-in-Control Plan provides for Company-paid medical, dental and vision coverage in the same plan Mr. Johnson was participating in prior to termination for 36 months at $1,441.99 per month.

       8 Mr. Johnson would be eligible to receive $500,000 proceeds from the executive AD&D policy.

       9 Upon a change in control, the Management Change-in-Control Plan provides for the Company to pay all excise taxes under IRC Section 280G plus applicable gross-up amounts for Mr. Johnson. Under IRC Section 280G, Mr. Johnson would be subject to excise tax on $13,328,855 of excess parachute payments above his base amount. Those excess parachute payments result in $2,665,771 of excise taxes, $4,669,363 of tax gross-ups, and $106,359 of employer Medicare tax related to the excise tax payment.

PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION
Mark F. Mulhern, Senior Vice President and Chief Financial Officer

Amounts reflected in the following table assume a triggering event occurred on December 31, 2011.

				Involuntary
		Involuntary		or Good
		Not for		Reason
	Voluntary	Cause	For Cause	Termination
	Termination	Termination	Termination	(CIC)	Disability	Death
	($)	($)	($)	($)	($)	($)
Compensation
Base Salary—$495,945[1]	$0	$1,482,876	$0	$1,537,430	$297,567	$0
Annual Incentive[2]	$0	$0	$0	$272,770	$250,000	$250,000
Long-term Incentives:
Performance Shares (PSSP)[3]
2009 PSSP Grant	$0	$0	$0	$743,217	$371,609	$371,609
2010 PSSP Grant	$0	$0	$0	$746,859	$497,906	$497,906
2011 PSSP Grant	$0	$0	$0	$704,508	$234,836	$234,836
Restricted Stock Units (RSU)[4]
2007 RSU Grant	$0	$0	$0	$66,552	$66,552	$66,552
2009 RSU Grant	$0	$0	$0	$244,695	$244,695	$244,695
2010 RSU Grant	$0	$0	$0	$179,600	$179,600	$179,600
2011 RSU Grant	$0	$0	$0	$560,368	$0	$0
Benefits and Perquisites
Deferred Compensation[5]	$179,741	$179,741	$179,741	$179,741	$179,741	$179,741
Post-retirement Health Care[6]	$0	$16,028	$0	$20,952	$0	$0
Executive AD&D Proceeds[7]	$0	$0	$0	$0	$500,000	$500,000
280G Tax Gross-up8	$0	$0	$0	$1,626,271	$0	$0
TOTAL	$179,741	$1,678,645	$179,741	$6,882,963	$2,822,506	$2,524,939

     1 There is no provision for payment of salary under voluntary termination, for cause termination or death. Mr. Mulhern is not eligible for early retirement or normal retirement. In the event of involuntary not for cause termination, the salary continuation provision of Mr. Mulhern’s employment agreement requires a severance equal to 2.99 times his then current base salary ($495,945) payable in equal installments over a period of 2.99 years. In the event of involuntary or good reason termination (CIC), the maximum benefit allowed under the cash payment provision of the Management Change-in-Control Plan equals two times the sum of annual salary plus annual target MICP award (($495,945 + $272,770) x 2). In the event of a long-term disability, Mr. Mulhern would receive 60% of base salary during the period of his disability, offset by any Social Security benefits and Progress Energy Pension Plan payments. The long-term disability payment as shown in the table above represents an annual amount before offsets.

     2 There is no provision for payment of annual incentive under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Mulhern is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), Mr. Mulhern would receive 100% of his target award under the Annual Cash Incentive Compensation Plan provisions of the Management Change-in-Control Plan, calculated as 55% times $495,945. In the event of death or disability, Mr. Mulhern would receive a pro-rata incentive award for the period worked during the year. For December 31, 2011, this is based on the full award. For 2011, Mr. Mulhern’s MICP award was $250,000.

     3 Amounts shown for performance shares are based on a December 31, 2011, closing price of $56.02 per share. Unvested performance shares would be forfeited under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Mulhern is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), unvested performance shares vest as of the date of Management Change-in-Control and payment is made based upon the target value of the award. In the event of disability, a pro rata percentage of performance shares would vest based upon the period of employment during the performance measurement period and the extent that the performance factors are satisfied. In the event of death, the 2009 performance shares would vest 100% and be paid in an amount using performance factors determined at the time of the event. For the 2010 and 2011 performance grants, the target value of the award would be paid based upon time in the plan.

Progress Energy Proxy Statement

     4 Amounts shown for RSUs are based on a December 31, 2011, closing price of $56.02 per share. For a detailed description of outstanding RSUs, see the “Outstanding Equity Awards at 2011 Fiscal Year-End.” Unvested RSUs would be forfeited under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Mulhern is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), all outstanding RSUs would vest immediately. Upon death or disability, all outstanding RSUs that are more than one year past their grant date would vest immediately. RSUs that are less than one year past their grant date would be forfeited. Mr. Mulhern would immediately vest RSUs granted in 2007, 2009, and 2010; and would forfeit RSUs granted in 2011.

     5 All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409(a) regulations, under each scenario. Mr. Mulhern is not eligible for early retirement or normal retirement.

     6 No post-retirement health care benefits apply under voluntary termination, for cause termination, death or disability. Mr. Mulhern is not eligible for early retirement or normal retirement. Under involuntary not for cause termination, Mr. Mulhern would be reimbursed for 18 months of COBRA premiums at $890.45 per month as provided in his employment agreement. In the event of involuntary or good reason termination (CIC), the Management Change-in-Control Plan provides for Company-paid medical, dental and vision coverage in the same plan Mr. Mulhern was participating in prior to termination for 24 months at $872.99 per month.

     7 Mr. Mulhern would be eligible to receive $500,000 proceeds from the executive AD&D policy.

     8 Upon a change in control, the Management Change-in-Control Plan provides for the Company to pay all excise taxes under IRC Section 280G plus applicable gross-up amounts for Mr. Mulhern. Under IRC Section 280G, Mr. Mulhern would be subject to excise tax on $2,912,901 of excess parachute payments above his base amount. Those excess parachute payments result in $582,580 of excise taxes, $1,020,447 of tax gross-ups, and $23,244 of employer Medicare tax related to the excise tax payment.

PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION
Jeffrey J. Lyash, Executive Vice President – Energy Supply

Amounts reflected in the following table assume a triggering event occurred on December 31, 2011.

				Involuntary
		Involuntary		or Good
		Not for		Reason
	Voluntary	Cause	For Cause	Termination
	Termination	Termination	Termination	(CIC)	Disability	Death
	($)	($)	($)	($)	($)	($)
Compensation
Base Salary—$466,590[1]	$0	$1,395,104	$0	$2,169,644	$279,954	$0
Annual Incentive[2]	$0	$0	$0	$256,625	$220,000	$220,000
Long-term Incentives:
Performance Shares (PSSP)[3]
2009 PSSP Grant	$0	$0	$0	$859,011	$429,505	$429,505
2010 PSSP Grant	$0	$0	$0	$795,988	$530,659	$530,659
2011 PSSP Grant	$0	$0	$0	$709,213	$236,404	$236,404
Restricted Stock Units (RSU)[4]
2007 RSU Grant	$0	$0	$0	$88,232	$88,232	$88,232
2009 RSU Grant	$0	$0	$0	$232,987	$232,987	$232,987
2010 RSU Grant	$0	$0	$0	$191,476	$191,476	$191,476
2011 RSU Grant	$0	$0	$0	$562,609	$0	$0
Benefits and Perquisites
Deferred Compensation[5]	$236,721	$236,721	$236,721	$236,721	$236,721	$236,721
Post-retirement Health Care[6]	$0	$18,716	$0	$36,697	$0	$0
Executive AD&D Proceeds[7]	$0	$0	$0	$0	$500,000	$500,000
280G Tax Gross-up8	$0	$0	$0	$1,961,904	$0	$0
TOTAL	$236,721	$1,650,541	$236,721	$8,101,107	$2,945,938	$2,665,984

     1 There is no provision for payment of salary under voluntary termination, for cause termination or death. Mr. Lyash is not eligible for early retirement or normal retirement. In the event of involuntary not for cause termination, the salary continuation provision of Mr. Lyash’s employment agreement requires a severance equal to 2.99 times his then current base salary ($466,590) payable in equal installments over a period of 2.99 years. In the event of involuntary or good reason termination (CIC), the maximum benefit allowed under the cash payment provision of the Management Change-in-Control Plan equals three times the sum of annual salary plus annual target MICP award (($466,590 + $256,625) x 3). In the event of a long-term disability, Mr. Lyash would receive 60% of base salary during the period of his disability, offset by any Social Security benefits and Progress Energy Pension Plan payments. The long-term disability payment as shown in the table above represents an annual amount before offsets.

     2 There is no provision for payment of annual incentive under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Lyash is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), Mr. Lyash would receive 100% of his target award under the Annual Cash Incentive Compensation Plan provisions of the Management Change-in-Control Plan, calculated as 55% times $466,590. In the event of death or disability, Mr. Lyash would receive a pro-rata incentive award for the period worked during the year. For December 31, 2011, this is based on the full award. For 2011, Mr. Lyash’s MICP award was $220,000.

     3 Amounts shown for performance shares are based on a December 31, 2011, closing price of $56.02 per share. Unvested performance shares would be forfeited under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Lyash is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), unvested performance shares vest as of the date of Management Change-in-Control and payment is made based upon the target value of the award. In the event of disability, a pro rata percentage of performance shares would vest based upon the period of employment during the performance measurement period and the extent that the performance factors are satisfied. In the event of death, the 2009 performance shares would vest 100% and be paid in an amount using performance factors determined at the time of the event. For the 2010 and 2011 performance grants, the target value of the award would be paid based upon time in the plan.

Progress Energy Proxy Statement

     4 Amounts shown for RSUs are based on a December 31, 2011, closing price of $56.02 per share. For a detailed description of outstanding RSUs, see the “Outstanding Equity Awards at 2011 Fiscal Year-End.” Unvested RSUs would be forfeited under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Lyash is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), all outstanding RSUs would vest immediately. Upon death or disability, all outstanding RSUs that are more than one year past their grant date would vest immediately. RSUs that are less than one year past their grant date would be forfeited. Mr. Lyash would immediately vest RSUs granted in 2007, 2009, and 2010; and would forfeit RSUs granted in 2011.

     5 All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409(a) regulations, under each scenario. Mr. Lyash is not eligible for early retirement or normal retirement.

     6 No post-retirement health care benefits apply under voluntary termination, for cause termination, death or disability. Mr. Lyash is not eligible for early retirement or normal retirement. Under involuntary not for cause termination, Mr. Lyash would be reimbursed for 18 months of COBRA premiums at $1,039.75 per month as provided in his employment agreement. In the event of involuntary or good reason termination (CIC), the Management Change-in-Control Plan provides for Company-paid medical, dental and vision coverage in the same plan Mr. Lyash was participating in prior to termination for 36 months at $1,019.37 per month.

     7 Mr. Lyash would be eligible to receive $500,000 proceeds from the executive AD&D policy.

     8 Upon a change in control, the Management Change-in-Control Plan provides for the Company to pay all excise taxes under IRC Section 280G plus applicable gross-up amounts for Mr. Lyash. Under IRC Section 280G, Mr. Lyash would be subject to excise tax on $3,514,070 of excess parachute payments above his base amount. Those excess parachute payments result in $702,814 of excise taxes, $1,231,049 of tax gross-ups, and $28,041 of employer Medicare tax related to the excise tax payment.

PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION
Lloyd M. Yates, President and Chief Executive Officer, PEC

Amounts reflected in the following table assume a triggering event occurred on December 31, 2011.

				Involuntary
		Involuntary		or Good
		Not for		Reason
	Voluntary	Cause	For Cause	Termination
	Termination	Termination	Termination	(CIC)	Disability	Death
	($)	($)	($)	($)	($)	($)
Compensation
Base Salary—$461,440[1]	$0	$1,379,706	$0	$2,145,696	$276,864	$0
Annual Incentive[2]	$0	$0	$0	$253,792	$220,000	$220,000
Long-term Incentives:
Performance Shares (PSSP)[3]
2009 PSSP Grant	$0	$0	$0	$849,319	$424,660	$424,660
2010 PSSP Grant	$0	$0	$0	$787,249	$524,833	$524,833
2011 PSSP Grant	$0	$0	$0	$701,370	$233,790	$233,790
Restricted Stock Units (RSU)[4]
2007 RSU Grant	$0	$0	$0	$88,232	$88,232	$88,232
2009 RSU Grant	$0	$0	$0	$231,643	$231,643	$231,643
2010 RSU Grant	$0	$0	$0	$189,348	$189,348	$189,348
2011 RSU Grant	$0	$0	$0	$558,856	$0	$0
Benefits and Perquisites
Deferred Compensation[5]	$782,054	$782,054	$782,054	$782,054	$782,054	$782,054
Post-retirement Health Care[6]	$0	$26,475	$0	$51,911	$0	$0
Executive AD&D Proceeds[7]	$0	$0	$0	$0	$500,000	$500,000
280G Tax Gross-up8	$0	$0	$0	$1,952,354	$0	$0
TOTAL	$782,054	$2,188,235	$782,054	$8,591,824	$3,471,424	$3,194,560

     1 There is no provision for payment of salary under voluntary termination, for cause termination or death. Mr. Yates is not eligible for early retirement or normal retirement. In the event of involuntary not for cause termination, the salary continuation provision of Mr. Yates’ employment agreement requires a severance equal to 2.99 times his then current base salary ($461,440) payable in equal installments over a period of 2.99 years. In the event of involuntary or good reason termination (CIC), the maximum benefit allowed under the cash payment provision of the Management Change-in-Control Plan equals three times the sum of annual salary plus annual target MICP award (($461,440 + $253,792) x 3). In the event of a long-term disability, Mr. Yates would receive 60% of base salary during the period of his disability, offset by any Social Security benefits and Progress Energy Pension Plan payments. The long-term disability payment as shown in the table above represents an annual amount before offsets.

     2 There is no provision for payment of annual incentive under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Yates is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), Mr. Yates would receive 100% of his target award under the Annual Cash Incentive Compensation Plan provisions of the Management Change-in-Control Plan, calculated as 55% times $461,440. In the event of death or disability, Mr. Yates would receive a pro-rata incentive award for the period worked during the year. For December 31, 2011 this is based on the full award. For 2011, Mr. Yates’ MICP award was $220,000.

     3 Amounts shown for performance shares are based on a December 31, 2011, closing price of $56.02 per share. Unvested performance shares would be forfeited under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Yates is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), unvested performance shares vest as of the date of Management Change-in-Control and payment is made based upon the target value of the award. In the event of disability, a pro rata percentage of performance shares would vest based upon the period of employment during the performance measurement period and the extent that the performance factors are satisfied. In the event of death, the 2009 performance shares would vest 100% and be paid in an amount using performance factors determined at the time of the event. For the 2010 and 2011 performance grants, the target value of the award would be paid based upon time in the plan.

Progress Energy Proxy Statement

     4 Amounts shown for RSUs are based on a December 31, 2011, closing price of $56.02 per share. For a detailed description of outstanding RSUs, see the “Outstanding Equity Awards at 2011 Fiscal Year-End.” Unvested RSUs would be forfeited under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. Yates is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), all outstanding RSUs would vest immediately. Upon death or disability, all outstanding RSUs that are more than one year past their grant date would vest immediately. RSUs that are less than one year past their grant date would be forfeited. Mr. Yates would immediately vest RSUs granted in 2007, 2009, and 2010; and would forfeit RSUs granted in 2011.

     5 All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409(a) regulations, under each scenario. Mr. Yates is not eligible for early retirement or normal retirement.

     6 No post-retirement health care benefits apply under voluntary termination, for cause termination, death or disability. Mr. Yates is not eligible for early retirement or normal retirement. Under involuntary not for cause termination, Mr. Yates would be reimbursed for 18 months of COBRA premiums at $1,470.83 per month as provided in his employment agreement. In the event of involuntary or good reason termination (CIC), the Management Change-in-Control Plan provides for Company-paid medical, dental and vision coverage in the same plan Mr. Yates was participating in prior to termination for 36 months at $1,441.99 per month.

     7 Mr. Yates would be eligible to receive $500,000 proceeds from the executive AD&D policy.

     8 Upon a change in control, the Management Change-in-Control Plan provides for the Company to pay all excise taxes under IRC Section 280G plus applicable gross-up amounts for Mr. Yates. Under IRC Section 280G, Mr. Yates would be subject to excise tax on $3,496,965 of excess parachute payments above his base amount. Those excess parachute payments result in $699,393 of excise taxes, $1,225,056 of tax gross-ups, and $27,905 of employer Medicare tax related to the excise tax payment.

PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION
John R. McArthur, Executive Vice President, General Counsel and Corporate Secretary

Amounts reflected in the following table assume a triggering event occurred on December 31, 2011.

					Involuntary
			Involuntary		or Good
			Not for		Reason
	Voluntary	Early	Cause	For Cause	Termination
	Termination[1]	Retirement[1]	Termination[1]	Termination[1]	(CIC)	Disability	Death
	($)	($)	($)	($)	($)	($)	($)
Compensation
Base Salary—$502,640[2]	$0	$0	$1,502,894	$0	$2,337,276	$301,584	$0
Annual Incentive[3]	$0	$0	$0	$0	$276,452	$305,000	$305,000
Long-term Incentives:
Performance Shares (PSSP)[4]
2009 PSSP Grant	$0	$463,285	$0	$0	$926,571	$463,285	$463,285
2010 PSSP Grant	$0	$571,665	$0	$0	$857,498	$571,665	$571,665
2011 PSSP Grant	$0	$254,686	$0	$0	$764,057	$254,686	$254,686
Restricted Stock Units (RSU)[5]
2007 RSU Grant	$0	$78,658	$0	$0	$82,798	$82,798	$82,798
2009 RSU Grant	$0	$222,301	$0	$0	$242,511	$242,511	$242,511
2010 RSU Grant	$0	$150,402	$0	$0	$206,266	$206,266	$206,266
2011 RSU Grant	$0	$223,170	$0	$0	$588,770	$0	$0
Benefits and Perquisites
Incremental Nonqualified Pension[6]	$0	$0	$0	$0	$1,915,600	$0	$0
Deferred Compensation[7]	$335,778	$335,778	$335,778	$335,778	$335,778	$335,778	$335,778
Post-retirement Health Care[8]	$0	$0	$17,837	$0	$34,975	$0	$0
Executive AD&D Proceeds[9]	$0	$0	$0	$0	$0	$500,000	$500,000
280G Tax Gross-up10	$0	$0	$0	$0	$3,162,063	$0	$0
TOTAL	$335,778	$2,299,945	$1,856,509	$335,778	$11,730,615	$3,263,573	$2,961,989

     1 Mr. McArthur became eligible for early retirement at age 55 with 10 years of service in December 2011 under the Equity Incentive Plan only. Therefore, under the voluntary termination, involuntary not for cause termination, and for cause termination scenarios, Mr. McArthur would be treated as having met the early retirement criteria under the Equity Incentive Plan and would be paid out under the early retirement provisions of that plan. The payout would equal amounts listed under early retirement in the table above for performance shares and RSUs ($1,964,167). This amount would be added to the totals above for combined totals as follows: $2,299,945 under voluntary termination; $3,820,676 under involuntary not for cause termination; and $2,299,945 under for cause termination. Mr. McArthur is not eligible for early retirement under the MICP as he has less than 15 years of service at December 31, 2011. Mr. McArthur is not eligible for normal retirement.

     2 There is no provision for payment of salary under voluntary termination, early retirement, for cause termination or death. In the event of involuntary not for cause termination, the salary continuation provision of Mr. McArthur’s employment agreement requires a severance equal to 2.99 times his then current base salary ($502,640) payable in equal installments over a period of 2.99 years. In the event of involuntary or good reason termination (CIC), the maximum benefit allowed under the cash payment provision of the Management Change-in-Control Plan equals three times the sum of annual salary plus annual target MICP award (($502,640 + $276,452) x 3). In the event of a long-term disability, Mr. McArthur would receive 60% of base salary during the period of his disability, offset by any Social Security benefits and Progress Energy Pension Plan payments. The long-term disability payment as shown in the table above represents an annual amount before offsets.

     3 There is no provision for payment of annual incentive under voluntary termination, involuntary not for cause termination, or for cause termination. Mr. McArthur is not eligible for early retirement or normal retirement. In the event of involuntary or good reason termination (CIC), Mr. McArthur would receive 100% of his target bonus under the Annual Cash Incentive Compensation Plan provisions of the Management Change-in-Control Plan, calculated as 55% times $502,640. In the event of death or disability, Mr. McArthur would receive a pro-rata incentive award for the period worked during the year. For December 31, 2011, this is based on the full award. For 2011, Mr. McArthur’s MICP award was $305,000.

Progress Energy Proxy Statement

     4 Amounts shown for performance shares are based on a December 31, 2011, closing price of $56.02 per share. Voluntary termination, involuntary not for cause termination, and for cause termination are not applicable, but see footnote 1 with respect to early retirement eligibility under these scenarios. Mr. McArthur is not eligible for normal retirement. In the event of involuntary or good reason termination (CIC), unvested performance shares vest as of the date of Management Change-in-Control and payment is made based upon the target value of the award. In the event of early retirement or disability, a pro rata percentage of performance shares would vest based upon the period of employment during the performance measurement period and the extent that the performance factors are satisfied. In the event of death, the 2009 performance shares would vest 100% and be paid in an amount using performance factors determined at the time of the event. For the 2010 and 2011 performance grants, the target value of the award would be paid based upon time in the plan.

     5 Amounts shown for RSUs are based on a December 31, 2011, closing price of $56.02 per share. For a detailed description of outstanding RSUs, see the “Outstanding Equity Awards at 2011 Fiscal Year-End.” Voluntary termination, involuntary not for cause termination, and for cause termination are not applicable, but see footnote 1 with respect to early retirement eligibility under these scenarios. In the event of early retirement, Mr. McArthur would receive a pro rata percentage of all unvested RSUs, based upon the number of full months elapsed between the grant date and the date of early retirement. Mr. McArthur is not eligible for normal retirement. In the event of involuntary or good reason termination (CIC), all outstanding RSUs would vest immediately. Upon death or disability, all outstanding RSUs that are more than one year past their grant date would vest immediately. RSUs that are less than one year past their grant date would be forfeited. Mr. McArthur would immediately vest RSUs granted in 2007, 2009, and 2010; and would forfeit RSUs granted in 2011.

     6 Mr. McArthur was not vested under the SERP as of December 31, 2011, so this is the incremental value due to accelerated vesting under involuntary or good reason termination (CIC). No accelerated vesting or incremental nonqualified pension benefit applies under any other scenario above.

     7 All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409(a) regulations, under each scenario. Mr. McArthur is not eligible for early retirement or normal retirement.

     8 No post-retirement health care benefits apply under voluntary termination, for cause termination, death or disability. Mr. McArthur is not eligible for early retirement or normal retirement. Under involuntary not for cause termination, Mr. McArthur would be reimbursed for 18 months of COBRA premiums at $990.95 per month as provided in his employment agreement. In the event of involuntary or good reason termination (CIC), the Management Change-in-Control Plan provides for Company-paid medical, dental and vision coverage in the same plan Mr. McArthur was participating in prior to termination for 36 months at $971.52 per month.

     9 Mr. McArthur would be eligible to receive $500,000 proceeds from the executive AD&D policy.

     10 Upon a change in control, the Management Change-in-Control Plan provides for the Company to pay all excise taxes under IRC Section 280G plus applicable gross-up amounts for Mr. McArthur. Under IRC Section 280G, Mr. McArthur would be subject to excise tax on $5,663,739 of excess parachute payments above his base amount. Those excess parachute payments result in $1,132,748 of excise taxes, $1,984,120 of tax gross-ups, and $45,195 of employer Medicare tax related to the excise tax payment.

PROXY STATEMENT

2011 DIRECTOR COMPENSATION

     The following includes the required table and related narrative detailing the compensation each director received for his or her services in 2011.

	Fees Earned or	Stock
	Paid in Cash[1]	Awards[2]	Total[3]
Name	($)	($)	($)
(a)	(b)	(c)	(h)
John D. Baker II	$118,500	$60,000	$178,500
James E. Bostic, Jr.	$120,000	$60,000	$180,000
Harris E. DeLoach, Jr.	$130,000	$60,000	$190,000
James B. Hyler, Jr.	$118,500	$60,000	$178,500
Robert W. Jones	$140,500	$60,000	$200,500
W. Steven Jones	$127,500	$60,000	$187,500
Melquiades R. “Mel” Martinez	$120,000	$60,000	$180,000
E. Marie McKee	$133,500	$60,000	$193,500
John H. Mullin, III	$133,500	$60,000	$193,500
Charles W. Pryor, Jr.	$132,000	$60,000	$192,000
Carlos A. Saladrigas	$118,500	$60,000	$178,500
Theresa M. Stone	$132,000	$60,000	$192,000
Alfred C. Tollison, Jr.	$128,000	$60,000	$188,000

     1 Reflects the annual retainer plus any Board or Committee fees earned in 2011. Amounts may have been paid in cash or deferred under the Non-Employee Director Deferred Compensation Plan.

     2 Reflects the grant date fair value of awards granted under the Non-Employee Director Stock Unit Plan in 2011. The assumptions made in the valuation of awards granted pursuant to the Non-Employee Director Stock Unit Plan are not addressed in our consolidated financial statements, footnotes to our consolidated financial statements or in Management’s Discussion and Analysis because the Director Plan is immaterial to our consolidated financial statements. As a liability plan under FASB ASC Topic 718, the fair value of the Director Plan is re-measured at each financial statement date. The grant date fair value for each stock unit granted to each director on January 3, 2011 was $43.61.

     3 The total value of the perquisites and personal benefits received by each director was less than $10,000. Thus, those amounts are excluded from this table.

Progress Energy Proxy Statement

DISCUSSION OF DIRECTOR COMPENSATION TABLE

     The Governance Committee establishes the compensation of the Company’s Board of Directors. At the request of the Governance Committee, the compensation consultant prepared and provided a survey of our Benchmarking Peer Group’s director compensation. The elements of our director compensation program are discussed below.

RETAINER AND MEETING FEES

     During 2011, directors who were not employees of the Company received the following retainers:

  An annual retainer of $105,000, of which $30,000 was automatically deferred under the Non-Employee Director Deferred Compensation Plan (see below);

  An additional retainer of $15,000 was paid to the Lead Director/Chair of each of the following standing Board Committees: Audit and Corporate Performance Committee; Governance Committee; and Organization and Compensation Committee;

  An additional retainer of $10,000 was paid to the Chair of each of the following standing Board Committees: Finance Committee and Operations and Nuclear Oversight Committee;

  An additional retainer of $7,500 was paid to the non-Chair members of the following standing Board Committees: Audit and Corporate Performance Committee and Organization and Compensation Committee;

  An additional retainer of $6,000 was paid to the non-Chair members of the following standing Board Committees: Governance Committee; Finance Committee; and Operations and Nuclear Oversight Committee;

  An attendance fee of $1,500 per meeting was paid to each member of a special committee appointed by the Governance Committee to investigate shareholder derivative claims resulting from the proposed merger with Duke Energy; and

  An additional retainer of $8,000 was paid to the Nuclear Oversight Director.

     A special meeting fee of $1,500 was paid in the January 1, 2011, retainer to each member of the Operations and Nuclear Oversight Committee. The special meeting was held on September 15, 2010, and the special meeting fee was approved by the Governance Committee on December 7, 2010.

     Directors who are not employees of the Company received a fee of $1,500 per meeting, paid with the next quarterly retainer, for noncustomary meetings or reviews of the Company’s operations that are approved by the Governance Committee. Directors who are employees of our Company do not receive an annual retainer or attendance fees. All directors are reimbursed for expenses incidental to their service as directors. Committee positions held by the directors are discussed in the “Board Committees” section of this document.

     The Non-Employee Director Stock Unit Plan provides that each director will receive an annual grant of stock units that is equivalent to $60,000.

PROXY STATEMENT

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

     In addition to $30,000 from the annual retainer that is automatically deferred, outside directors may elect to defer any portion of the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Non-Employee Director Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of units of Common Stock of the Company, but participating directors receive no equity interest or voting rights in any shares of the Common Stock. The number of units credited to the account of a participating director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating director. The number of units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company’s Common Stock on the date of payment multiplied by the number of units credited to the participant’s account.

     The table below includes the number of stock units deemed outstanding in the Non-Employee Director Deferred Compensation Plan as of December 31, 2011, for each director listed in the Director Compensation Table above and the dollar values of dividend reinvestments and unit appreciation/depreciation accrued on such stock units during 2011.

	Stock Units Deemed	Dividend Reinvestments
	Outstanding as of	and Unit Appreciation/
Name	Dec. 31, 2011	Depreciation
John D. Baker II	5,909	$75,465
James E. Bostic, Jr.	14,943	$214,828
Harris E. DeLoach, Jr.	16,212	$226,100
James B. Hyler, Jr.	3,569	$45,318
Robert W. Jones	13,114	$178,482
W. Steven Jones	17,720	$248,020
Melquiades R. “Mel” Martinez	3,293	$36,957
E. Marie McKee	33,447	$489,270
John H. Mullin, III	22,798	$332,562
Charles W. Pryor, Jr.	3,640	$50,462
Carlos A. Saladrigas	8,937	$128,599
Theresa M. Stone	14,568	$201,565
Alfred C. Tollison, Jr.	15,697	$218,705

Progress Energy Proxy Statement

NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN

     Effective January 1, 1998, we established the Non-Employee Director Stock Unit Plan (“Stock Unit Plan”). The Stock Unit Plan provides for an annual grant of stock units equivalent to $60,000 to each non-employee director. Each unit is equal in economic value to one share of the Company’s Common Stock, but does not represent an equity interest or entitle its holder to vote. The number of units is adjusted from time to time to reflect the payment of dividends with respect to the Common Stock of the Company. Effective January 1, 2007, a director shall be fully vested at all times in the stock units credited to his or her account. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company’s Common Stock on the date of payment multiplied by the number of stock units credited to the participant’s account.

     The table below includes the number of stock units deemed outstanding in the Non-Employee Director Stock Unit Plan as of December 31, 2011, for each director listed in the Director Compensation Table above and the dollar values of dividend reinvestments and unit appreciation/depreciation accrued on such stock units during 2011.

	Stock Units Deemed	Dividend Reinvestments
	Outstanding as of	and Unit Appreciation/
Name	Dec. 31, 2011	Depreciation
John D. Baker II	3,085	$45,223
James E. Bostic, Jr.	12,461	$183,193
Harris E. DeLoach, Jr.	8,032	$118,020
James B. Hyler, Jr.	4,845	$71,121
Robert W. Jones	6,437	$94,541
W. Steven Jones	9,718	$142,819
Melquiades R. “Mel” Martinez	1,448	$21,133
E. Marie McKee	15,606	$229,460
John H. Mullin, III	16,152	$237,496
Charles W. Pryor, Jr.	6,437	$94,542
Carlos A. Saladrigas	13,556	$199,304
Theresa M. Stone	9,718	$142,819
Alfred C. Tollison, Jr.	8,032	$118,021

OTHER COMPENSATION

     Directors are eligible to receive certain perquisites, including tickets to various cultural arts and sporting events, which are de minimis in value. Each retiring director also receives a gift valued at approximately $1,500 in appreciation for his/her service on the Board.

     We charge directors with imputed income in connection with (i) their travel on Company aircraft for non-Company related purposes and (ii) their spouses’ travel on Company aircraft.

PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION
as of December 31, 2011

(c)
Number of
	(a)		securities
	Number of		remaining available
	securities to		for future issuance
	be issued upon	(b)	under equity
	exercise of	Weighted-average	compensation plans
	outstanding	exercise price of	(excluding
	options,	outstanding	securities
	warrants and	options,	reflected in column
Plan category	rights	warrants and rights	(a))
Equity compensation plans approved by
security holders	2,833,447	$44.56	5,073,752
Equity compensation plans not approved by
security holders	N/A	N/A	N/A
Total	2,833,447	$44.56	5,073,752

     Column (a) includes stock options outstanding, outstanding performance units assuming maximum payout potential, and outstanding restricted stock units.

     Column (b) includes only the weighted-average exercise price of outstanding options.

     Column (c) includes reduction for unissued, outstanding performance units assuming maximum payout potential and unissued, outstanding restricted stock units, and issued restricted stock.

Progress Energy Proxy Statement

PROPOSAL 2—ADVISORY (NONBINDING) VOTE ON
EXECUTIVE COMPENSATION

     Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that companies seek a nonbinding shareholder vote to approve the compensation package of their named executive officers (“NEOs”), as disclosed in the annual proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on the Company’s executive compensation program. The Company will follow the nonbinding resolution approved at the Company’s 2011 Annual Meeting of Shareholders, recommending that executive compensation be voted on by shareholders every year.

     The advisory vote on executive compensation is a nonbinding vote on the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote is not a vote on the compensation of the Company’s Board of Directors or the Company’s compensation policies as they relate to risk management. Your vote will not directly affect or otherwise limit any existing compensation or award arrangements of any of our NEOs. Your vote is advisory and is not binding on the Board of Directors; however, the Compensation Committee of the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

     At the Company’s 2011 Annual Meeting of Shareholders, over 92% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee of the Board believes this affirms our shareholders’ support of the Company’s approach to executive compensation.

     The Company’s executive compensation philosophy is designed to provide competitive compensation consistent with key principles we believe are critical to our long-term success. The Company is committed to providing an executive compensation program that aligns our management team’s interests with shareholders’ expectations of earnings per share growth and a competitive dividend yield; effectively compensates our management team for actual performance over the short and long term; rewards operating performance results that are sustainable and consistent with reliable and efficient electric service; attracts and retains an experienced and effective management team; motivates and rewards our management team to produce growth and performance for our shareholders that are sustainable, consistent with prudent risk-taking and based on sound corporate governance practices; and provides market-competitive levels of target (i.e., opportunity) compensation.

     The following items highlight the strengths of our 2011 executive compensation program:

  The percent of target compensation that is at risk for our Chief Executive Officer is 83%, and the percent of target compensation that is at risk for the other NEOs is 72%, reflecting our strong belief in a pay-for-performance culture.

  Our NEOs’ target (i.e., opportunity) total compensation levels are approximately 24% below the 50th percentile of our benchmarking peer group.

  We continue to provide only minimal executive perquisites (only those prevalent in the marketplace and that are conducive to promoting our desired business outcomes), and no tax gross-ups were made on any perquisites.

  The Company has market-competitive executive stock ownership guidelines that all of our NEOs meet or exceed.

  Payments under the Management Incentive Compensation Plan and the Performance Share Sub-Plan are based on the achievement of multiple performance factors that we believe drive shareholder value.

PROXY STATEMENT

     See pages 34 to 50 of this Proxy Statement for more information regarding these elements of our executive compensation program and decisions.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, “FOR” THE FOLLOWING RESOLUTION:

RESOLVED, THAT OUR SHAREHOLDERS APPROVE, ON AN ADVISORY BASIS, THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE
COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY
RELATED NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

Progress Energy Proxy Statement

REPORT OF THE AUDIT AND CORPORATE
PERFORMANCE COMMITTEE

     The Audit and Corporate Performance Committee of the Company’s Board of Directors (the “Audit Committee”) has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2011, with the Company’s management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, by the SEC’s Regulation S-X, Rule 2-07, and by the NYSE’s Corporate Governance Rules, as may be modified, amended or supplemented.

     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

     Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Audit and Corporate Performance Committee

Theresa M. Stone, Chair
James E. Bostic, Jr.
W. Steven Jones
Charles W. Pryor, Jr.
Carlos A. Saladrigas
Alfred C. Tollison, Jr.

     Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

PROXY STATEMENT

DISCLOSURE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

     The Audit Committee has actively monitored all services provided by its independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) and the relationship between audit and nonaudit services provided by Deloitte. We have adopted policies and procedures for preapproving all audit and permissible nonaudit services rendered by Deloitte, and the fees billed for those services. Our Controller (the “Controller”) is responsible to the Audit Committee for enforcement of this procedure, and for reporting noncompliance. Pursuant to the preapproval policy, the Audit Committee specifically preapproved the use of Deloitte for audit, audit-related and tax services.

     The preapproval policy requires management to obtain specific preapproval from the Audit Committee for the use of Deloitte for any permissible nonaudit services, which generally are limited to tax services, including tax compliance, tax planning, and tax advice services such as return review and consultation and assistance. Other types of permissible nonaudit services will not be considered for approval except in limited instances, which could include circumstances in which proposed services provide significant economic or other benefits to us. In determining whether to approve these services, the Audit Committee will assess whether these services adversely impair the independence of Deloitte. Any permissible nonaudit services provided during a fiscal year that (i) do not aggregate more than 5 percent of the total fees paid to Deloitte for all services rendered during that fiscal year and (ii) were not recognized as nonaudit services at the time of the engagement must be brought to the attention of the Controller for prompt submission to the Audit Committee for approval. These de minimis nonaudit services must be approved by the Audit Committee or its designated representative before the completion of the services. Nonaudit services that are specifically prohibited under the Sarbanes-Oxley Act Section 404, SEC rules, and Public Company Accounting Oversight Board (“PCAOB”) rules are also specifically prohibited under the policy.

     Prior to approval of permissible tax services by the Audit Committee, the policy requires Deloitte to (1) describe in writing to the Audit Committee (a) the scope of the service, the fee structure for the engagement and any side letter or other amendment to the engagement letter or any other agreement between the Company and Deloitte relating to the service and (b) any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between Deloitte and any person (other than the Company) with respect to the promoting, marketing or recommending of a transaction covered by the service; and (2) discuss with the Audit Committee the potential effects of the services on the independence of Deloitte.

     The policy also requires the Controller to update the Audit Committee throughout the year as to the services provided by Deloitte and the costs of those services. The policy also requires Deloitte to annually confirm its independence in accordance with SEC and NYSE standards. The Audit Committee will assess the adequacy of this policy as it deems necessary and revise accordingly.

     Set forth in the table below is certain information relating to the aggregate fees billed by Deloitte for professional services rendered to us for the fiscal years ended December 31, 2011 and 2010.

	2011	2010
Audit fees	$3,808,000	$3,395,000
Audit-related fees	22,000	64,000
Tax fees	19,000	22,000
Other fees	—	—
Total fees	$3,849,000	$3,481,000

Progress Energy Proxy Statement

     Audit fees include fees billed for services rendered in connection with (i) the audits of our annual financial statements and those of our SEC reporting subsidiaries (PEC and PEF); (ii) the audit of the effectiveness of our internal control over financial reporting; (iii) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and those of our SEC reporting subsidiaries; (iv) accounting consultations arising as part of the audits; and (v) audit services in connection with statutory, regulatory or other filings, including comfort letters and consents in connection with SEC filings and financing transactions. Audit fees for 2011 and 2010 also include $1,202,000 and $1,175,000, respectively, for services in connection with the Sarbanes-Oxley Act Section 404 and the related PCAOB Standard No. 5 relating to our internal control over financial reporting.

     Audit-related fees include fees billed for (i) special procedures and letter reports; (ii) benefit plan audits when fees are paid by us rather than directly by the plan; (iii) accounting consultations for prospective transactions not arising directly from the audits; and (iv) accounting research tool subscriptions.

     Tax fees include fees billed for tax compliance matters.

     The Audit Committee has concluded that the provision of the nonaudit services listed above as “Tax fees” is compatible with maintaining Deloitte’s independence.

     None of the services provided required approval by the Audit Committee pursuant to the de minimis waiver provisions described above.

PROXY STATEMENT

PROPOSAL 3—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit and Corporate Performance Committee of our Board of Directors (the “Audit Committee”) has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and has directed that management submit the selection of that independent registered public accounting firm for ratification by shareholders at the 2012 Annual Meeting of Shareholders. Deloitte & Touche has served as the independent registered public accounting firm for our Company and its predecessors since 1930. In selecting Deloitte & Touche, the Audit Committee considered carefully Deloitte & Touche’s previous performance for us, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions. Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the shareholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.

     Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, the shares represented by the accompanying proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the ratification of the selection of Deloitte & Touche.

     The proposal to ratify the selection of Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012, requires approval by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. Abstentions from voting and broker nonvotes will not count as shares voted and will not have the effect of a “negative” vote, as described in more detail under the heading “PROXIES” on page 2.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND
A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Progress Energy Proxy Statement

PROPOSAL 4—RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS
UNDER THE PROGRESS ENERGY, INC. 2007 EQUITY INCENTIVE PLAN
AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE

     The Board of Directors recommends that shareholders vote “FOR” the re-approval of the material terms of the performance goals under the Company’s 2007 Equity Incentive Plan (the “Plan”). A description of the material terms of the Plan is described below. The discussion is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit B. You may also obtain a copy upon written request to the Corporate Secretary, Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602-1551.

Background

     You are being asked to re-approve the performance goals currently contained in the Plan so that we can continue to deduct from our U.S. federal corporate income taxes the full amount of the incentive awards paid under the Plan that otherwise qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Under Section 162(m) and related regulations, compensation in excess of $1,000,000 paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will not be deductible for federal income tax purposes unless the compensation is considered “performance-based compensation” under Section 162(m) (or another exemption is met). Covered employees include our Chief Executive Officer and our three most highly compensated executive officers other than our Chief Financial Officer.

     In order to qualify as performance-based compensation, among other requirements, Section 162(m) and related regulations require that shareholders approve the material terms of the performance goals under which compensation may be paid under a plan every five years. The Plan was originally approved by shareholders at our 2007 Annual Meeting of Shareholders. Any incentives paid to covered employees in accordance with the terms of the Plan will continue to be fully tax deductible by the Company if the performance goals of the Plan are re-approved at the Annual Meeting of Shareholders and if we comply with certain other requirements set forth in Section 162(m). If the performance objectives of the Plan are not re-approved at the Annual Meeting of Shareholders, then any cash incentives paid to our covered employees will not qualify as “performance-based compensation” and will count against the $1,000,000 deductible compensation limit otherwise imposed by Section 162(m).

Eligibility

     The Compensation Committee of the Board has the sole and complete discretion to determine who is eligible to participate in the Plan, subject to the terms of the Plan. Awards made to executive officers must be determined by the Compensation Committee. There are three classes of persons who are eligible to participate in the Plan. The first class is comprised of our outside Board of Directors (13 persons). The second class is comprised of participants who are either members of our Senior Management Committee, Vice Presidents or key nuclear management personnel (53 persons). The third class consists of broad-based participants recommended by the Chief Executive Officer and is comprised of managers and key employees (730 persons). The number of persons eligible to participate in the Plan and the number of participants may vary from year to year.

Performance Measures

     To determine the payouts and/or vesting with respect to awards granted under the Plan that are designed to qualify for the performance-based exception under Section 162(m), the Compensation Committee uses the following performance measures:

  Total shareholder return (absolute or peer-group comparative);

  Stock price increase (absolute or peer-group comparative);

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  Dividend payout as a percentage of net income (absolute or peer-group comparative);

  Return on equity (absolute or peer-group comparative);

  Return on capital employed (absolute or peer-group comparative);

  Cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

  Economic value added (income in excess of capital costs);

  Cost per KWh (absolute or peer-group comparative);

  Revenue per KWh (absolute or peer-group comparative);

  Market share;

  Customer satisfaction as measured by survey instruments (absolute or peer-group comparative);

  Earnings before interest and taxes (absolute or peer-group comparative); and

  Earnings before interest, taxes, depreciation and amortization (absolute or peer-group comparative).

     The Compensation Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance measures; however, awards designed to qualify for the performance-based exception may not be adjusted upward (the Compensation Committee retains the discretion to adjust such awards downward), except to the extent permitted under Section 162(m) and the regulations thereunder to reflect corporate reorganizations or other events.

Maximum Amounts

     The Plan allows the Company to grant the following types of awards: stock options, stock appreciation rights, restricted stock, performance-based awards, and other stock-based awards. The maximum amounts that can be granted under the Plan are as follows:

  Awards of stock options, including nonqualified stock options and incentive stock options, and stock appreciation rights under the Plan are each limited to 2,000,000 shares to any one participant in any calendar year. No stock options have been granted under the Plan.

  Awards of restricted stock under the Plan are limited to 250,000 shares to any one participant during a single calendar year.

  Performance-based awards are issued in the form of either performance units or performance shares. Payment of the amount due upon settlement of a performance-based award is made in cash and/or stock, paid in lump sum or installments as prescribed by the Compensation Committee. The maximum number of shares of stock that may be the subject of a performance share award in a single calendar year is 250,000. The maximum amount of compensation payable, without regard to any deferral, to a participant pursuant to the grant of a performance unit award in any calendar year is $10,000,000.

  Other stock-based awards are issued to participants, either alone or in addition to other awards made under the Plan, including stock unit awards, which may be in the form of or based on stock or other securities. The maximum number of shares that may be granted in any calendar year to a participant as

Progress Energy Proxy Statement

a part of a stock unit award shall be 250,000 shares of stock. If the value of any stock unit award is not based entirely on the value of the underlying stock, the maximum amount of compensation payable, without regard to any deferral, as a result of all stock unit awards granted in any calendar year is $2,500,000.

Other Key Provisions of the Plan

     The terms of the Plan will remain unchanged, and the re-approval does not affect the nature and amount of awards granted under the Plan. Awards made to participants in the form of stock options, stock appreciation rights, restricted stock, and stock unit awards or other stock-based awards are not subject to the attainment of performance goals. Shareholders previously approved these features of the Plan and are not being asked to re-approve these features.

     The Compensation Committee or the Board of Directors may amend, suspend or terminate the Plan, in whole or in part, at any time; however, any amendment must be made with shareholder approval where such approval is necessary to comply with applicable tax or regulatory requirements.

     The number of shares of Company Common Stock that may be issued under the Plan is limited to 20,000,000, of which approximately 3,930,705 shares remained available for grants as of May 31, 2012. If an award lapses or is forfeited, the shares that would have been issued in connection with that award become available to be used for other awards. The amounts that have been granted for the last three completed fiscal years to named executive officers who are participants in the Plan are presented in the “Summary Compensation Table” on page 52 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RE-APPROVAL OF
MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE
PROGRESS ENERGY, INC. 2007 EQUITY INCENTIVE PLAN
AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE.

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FINANCIAL STATEMENTS

     Our 2011 Annual Report, which includes financial statements as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, together with the report of Deloitte & Touche LLP, our independent registered public accounting firm, was sent to shareholders of record as of the close of business on June 1, 2012.

FUTURE SHAREHOLDER PROPOSALS

     In the event our merger with Duke Energy has not closed, shareholder proposals submitted for inclusion in the proxy statement for our 2013 Annual Meeting must be received no later than December 3, 2012, at our principal executive offices, addressed to the attention of:

John R. McArthur
Executive Vice President, General Counsel and Corporate Secretary
Progress Energy, Inc.
P.O. Box 1551
Raleigh, North Carolina 27602-1551

     Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a shareholder to nominate a candidate for director, under our By-Laws timely notice of the nomination must be received by the Corporate Secretary of the Company either by personal delivery or by United States registered or certified mail, postage pre-paid, not later than the close of business on the 120th calendar day before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for a shareholder’s giving of notice as described above. The shareholder filing the notice of nomination must include:

  As to the shareholder giving the notice:
–	the name and address of record of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

–	the class and number of our shares that are owned by the shareholder and such beneficial owner;

–	a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

–	a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.
  As to each person whom the shareholder proposes to nominate for election as a director:
–	the name, age, business address and, if known, residence address of such person;

–	the principal occupation or employment of such person;

Progress Energy Proxy Statement

–	the class and number of shares of our stock that are beneficially owned by such person;

–	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934; and

–	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

     In order for a shareholder to bring other business before a shareholder meeting, we must receive timely notice of the proposal not later than the close of business on December 3, 2012. Such notice must include:

  the information described above with respect to the shareholder proposing such business;

  a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

  any material interest of such shareholder in such business.

     These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement.

     Any shareholder desiring a copy of our By-Laws will be furnished one without charge upon written request to the Corporate Secretary. A copy of the By-Laws, as amended and restated on May 10, 2006, was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and is available at the SEC’s website at www.sec.gov.

OTHER BUSINESS

     The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

Progress Energy Proxy Statement

Exhibit A

POLICY AND PROCEDURES WITH RESPECT TO
RELATED PERSON TRANSACTIONS

A. Policy Statement

     The Company’s Board of Directors (the “Board”) recognizes that Related Person Transactions (as defined below) can present heightened risks of conflicts of interest or improper valuation or the perception thereof. Accordingly, the Company’s general policy is to avoid Related Person Transactions. Nevertheless, the Company recognizes that there are situations where Related Person Transactions might be in, or might not be inconsistent with, the best interests of the Company and its stockholders. These situations could include (but are not limited to) situations where the Company might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The Company, therefore, has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

     This Policy has been approved by the Board. The Corporate Governance Committee (the “Committee”) will review and may recommend to the Board amendments to this Policy from time to time.

B. Related Person Transactions

     For the purposes of this Policy, a “Related Person Transaction” is a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

     For purposes of this Policy, a “Related Person” means:

1.	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer (i.e. members of the Senior Management Committee and the Controller) of the Company, Progress Energy Carolinas, Inc., or Progress Energy Florida, Inc. or a nominee to become a director of the Company, Progress Energy Carolinas, Inc., or Progress Energy Florida, Inc.;

2.	any person who is known to be the beneficial owner of more than 5% of any class of the voting securities of the Company or its subsidiaries;

3.	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

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C. Approval Procedures

1.	The Board has determined that the Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Committee meeting, management shall recommend Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions.

2.	In determining whether to approve or disapprove each related person transaction, the Committee will consider various factors, including the following:

  the identity of the related person;

  the nature of the related person’s interest in the particular transaction;

  the approximate dollar amount involved in the transaction;

  the approximate dollar value of the related person’s interest in the transaction;

  whether the related person’s interest in the transaction conflicts with his obligations to the Company and its shareholders;

  whether the transaction will provide the related person with an unfair advantage in his dealings with the Company; and

  whether the transaction will affect the related person’s ability to act in the best interests of the Company and its shareholders

The Committee will only approve those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

3.	In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval at the next Committee meeting. In these instances in which the Legal Department, in consultation with the President and Chief Operating Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, any further Related Person Transactions shall be submitted to the Chair of the Committee (who will possess delegated authority to act between Committee meetings). The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this Policy pursuant to his/her delegated authority.

4.	No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee (or the Chair) determines in good faith. The Committee or Chair, as applicable, shall convey the decision to the President and Chief Operating Officer, who shall convey the decision to the appropriate persons within the Company.

Progress Energy Proxy Statement

D. Ratification Procedures

     In the event the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer or General Counsel becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under this Policy, said officer shall immediately notify the Committee or Chair of the Committee, and the Committee or Chair shall consider all of the relevant facts and circumstances regarding the Related Person Transaction. Based on the conclusions reached, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment, termination or recession of the Related Person Transaction, and determine how to proceed.

E. Review of Ongoing Transactions

     At the Committee’s first meeting of each calendar year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the Related Person Transaction.

F. Disclosure

     All Related Person Transactions are to be disclosed in the filings of the Company, Progress Energy Carolinas, Inc. or Progress Energy Florida, Inc., as applicable, with the Securities and Exchange Commission as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Corporate Governance Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors.

     The material features of this Policy shall be disclosed in the Company’s annual report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

Progress Energy Proxy Statement

Exhibit B

PROGRESS ENERGY, INC. 2007 EQUITY INCENTIVE PLAN

     Section 1. Purpose

     Progress Energy, Inc. (hereinafter referred to as the “Sponsor”), a North Carolina corporation, hereby establishes the 2007 Equity Incentive Plan (the “Plan”) to promote the interests of the Sponsor and its shareholders through the (i) attraction and retention of executive officers, directors and other key employees essential to the success of Sponsor and its Affiliates; (ii) motivation of executive officers, directors and other key employees using performance-related and stock-based incentives linked to the interests of the Sponsor’s shareholders; and (iii) enabling of such executive officers, directors and other key employees to share in the long-term growth and success of the Sponsor and its Affiliates. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and any other Stock Unit Awards or stock-based forms of Awards as the Committee may determine under its sole and complete discretion at the time of grant, subject to the provisions of this Plan document and applicable law. The 1997 Equity Incentive Plan of Progress Energy, Inc. (the “1997 Plan”) and the 2002 Equity Incentive Plan of Progress Energy, Inc. (the “2002 Plan”) shall remain effective with regard to all Awards made thereunder, but shall be superseded by this Plan with regard to all Awards after the Effective Date.

     Section 2. Effective Date and Duration

     The Plan was approved by the Board of Directors on March 21, 2007, subject to approval by the shareholders of the Sponsor. The Plan became effective on the date of approval of the Plan by the Sponsor’s shareholders (the “Effective Date”). The Plan shall expire on the tenth anniversary of the Effective Date; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

     Section 3. Definitions

     Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

     3.1 “Affiliate” means, with respect to Sponsor, any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with Sponsor.

     3.2 “Award” means individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or other Stock Unit Awards.

     3.3 “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

     3.4 “Award Agreement” or “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Sponsor.

     3.5 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

     3.6 “Board” or “Board of Directors” means the Board of Directors of the Sponsor.

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     3.7 “Cashless Exercise” means the exercise of an Option by the Participant in compliance with Section 13(k) of the Exchange Act and with the Federal Reserve Board’s Regulation T (or any successor provision) or as otherwise permitted by the Committee through the use of a brokerage firm to make payment to the Sponsor of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Sponsor delivers the exercised Stock to the brokerage firm. The date of exercise of a Cashless Exercise shall be the date the broker executes the sale of exercised Stock, or if no sale is made, the date the broker receives the exercise loan notice from the Participant to pay the Sponsor for the exercised Stock.

     3.8 “Cause” means:

     (a) embezzlement or theft from the Company, or other acts of dishonesty, disloyalty or otherwise injurious to the Company;

     (b) disclosing without authorization proprietary or confidential information of the Company;

     (c) committing any act of negligence or malfeasance causing injury to the Company;

     (d) conviction of a crime amounting to a felony under the laws of the United States or any of the several states;

     (e) any violation of the Company’s Code of Ethics; or

     (f) unacceptable job performance which has been substantiated in accordance with the normal practices and procedures of the Company.

     3.9 “Change in Control” means the earliest of the following dates:

     (a) the date any person or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), excluding employee benefit plans of the Sponsor, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Act of 1934) of securities of the Sponsor representing twenty-five percent (25%) or more of the combined voting power of the Sponsor’s then outstanding securities (excluding the acquisition of securities of the Sponsor by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by the Sponsor); or

     (b) the date of consummation of a tender offer for the ownership of more than fifty percent (50%) of the Sponsor’s then outstanding voting securities; or

     (c) the date of consummation of a merger, share exchange or consolidation of the Sponsor with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Sponsor or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

     (d) the date, when as a result of a tender offer or exchange offer for the purchase of securities of the Sponsor (other than such an offer by the Sponsor for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the

Progress Energy Proxy Statement

foregoing, individuals who are Continuing Directors cease for any reason to constitute at least two-thirds (2/3) of the members of the Board; or

     (e) the date the shareholders of the Sponsor approve a plan of complete liquidation or winding-up of the Sponsor or an agreement for the sale or disposition by the Sponsor of all or substantially all of the Sponsor’s assets; or

     (f) the date of any event which the Board determines should constitute a Change in Control.

     A Change in Control shall not be deemed to have occurred on account of an event described in paragraphs (a), (b), (c), (d) or (e) of this Section 3.9 until a majority of the members of the Board receive written certification from the Committee that such event has occurred. Any determination that an event described in this Section 3.9 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Committee, the Sponsor, the Participants and their beneficiaries for all purposes of the Plan.

     3.10 “CEO” means the chief executive officer of the Sponsor.

     3.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     3.12 “Committee” means the Organization and Compensation Committee of the Board, comprised solely of Outside Directors, which will administer the Plan pursuant to Section 4 herein.

     3.13 “Company” means Progress Energy, Inc., including all Affiliates, or any successor thereto.

     3.14 “Continuing Director” means the members of the Board as of January 1, 2007; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by seventy-five percent (75%) or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.

     3.15 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder.

     3.16 “Department” means the Human Resources Department of Progress Energy Service Company, LLC.

     3.17 “Designated Beneficiary” means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant or to exercise any rights of the Participant to the extent permitted hereunder in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant’s estate.

     3.18 “Disability” means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as “total disability” in the Long-term Disability Plan of the Sponsor currently in effect and as amended from time to time; or (ii) a determination by the Committee of “Total Disability” based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. In the case of Awards of Incentive Stock Options, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

     3.19 “Divestiture” means the sale (including the spin-off) of, or closing by, the Company of the business operations in which the Participant is employed.

     3.20 “Early Retirement” means retirement of a Participant from employment with the Company after age 55, but prior to age 65 under the provisions of the Sponsor’s Pension Plan or the Sponsor’s Supplemental Senior

PROXY STATEMENT

Executive Retirement Plan. In the event of a change in the Sponsor’s Pension Plan such that there is no longer a definition of “Early Retirement” or the Participant is not a participant in the Sponsor’s Pension Plan for purposes of this plan, “Early Retirement” shall mean retirement before age 65 after reaching the 55th birthday together with completion of 15 years of Vesting Service, or after completion of 35 years of Vesting Service with no age limitation.

     3.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     3.22 “Executive Officer” means an individual designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934 and as an “executive officer” for Item 401(b) of Regulation S-K by the Board pursuant to resolutions adopted by the Board from time to time.

     3.23 “Fair Market Value” means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no shares of Stock were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select. In the case of a Cashless Exercise, Fair Market Value means the price of the Stock at the date and time the broker executes the sale of exercised Stock.

     3.24 “Full-time Employee” means an employee of the Company designated by the Department as being a “regular, full-time employee” who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part-time, temporary, leased or contract employees and consultants to the Company.

     3.25 “Incentive Stock Option” means an option to purchase Stock, granted under Section 7 herein, which is designated as an incentive stock option by the Committee and is intended to meet the requirements of Section 422 of the Code.

     3.26 “Key Employee” means an officer or other employee of the Company who is selected for participation in the Plan in accordance with Section 4.2.

     3.27 “Nonqualified Stock Option” means an Option to purchase Stock, granted under Section 7 herein, which is not intended to be an Incentive Stock Option.

     3.28 “Normal Retirement” means the retirement of any Participant under the Sponsor’s Pension Plan at age 65. In the event of a change in the Sponsor’s Pension Plan such that there is no longer a definition of “Normal Retirement” or the Participant is not a participant in the Sponsor’s Pension Plan, for purposes of the Plan “Normal Retirement” shall mean retirement upon attaining the age of 65 years and completing five years of Vesting Service.

     3.29 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     3.30 “Other Stock Unit Award” means Awards of Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock or other securities of the Sponsor.

     3.31 “Outside Director” means a member of the Board of Directors of the Sponsor who is not an employee of the Company.

     3.32 “Participant” means a Key Employee or Outside Director who has been granted an Award under the Plan.

     3.33 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

Progress Energy Proxy Statement

     3.34 “Performance Measures” mean, unless and until the Committee proposes for shareholder approval and the Sponsor’s shareholders approve a change in the general performance measures set forth in this article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, measure(s) chosen from among the following alternatives:

     (a) Total shareholder return (absolute or peer-group comparative)

     (b) Stock price increase (absolute or peer-group comparative)

     (c) Dividend payout as a percentage of net income (absolute or peer-group comparative)

     (d) Return on equity (absolute or peer-group comparative)

     (e) Return on capital employed (absolute or peer-group comparative)

     (f) Cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

     (g) Economic value added (income in excess of capital costs)

     (h) Cost per KWh (absolute or peer-group comparative)

     (i) Revenue per KWh (absolute or peer-group comparative)

     (j) Market share

     (k) Customer satisfaction as measured by survey instruments (absolute or peer-group comparative)

     (l) Earnings before interest, and taxes (absolute or peer-group comparative)

     (m) Earnings before interest, taxes, depreciation, and amortization (absolute or peer-group comparative)

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward), except to the extent permitted under Code Section 162(m) and the regulations thereunder to reflect corporate reorganizations or other events.

     3.35 “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

     3.36 “Performance Period” means the time period designated by the Committee during which performance goals must be met.

     3.37 “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the value of Stock in a manner deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

PROXY STATEMENT

     3.38 “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Sponsor’s or Company’s financial or operating performance as deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

     3.39 “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Section 9 of the Plan.

     3.40 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

     3.41 “Plan” means the Progress Energy, Inc. 2007 Equity Incentive Plan as herein described and as hereafter from time to time amended.

     3.42 “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 9 of the Plan.

     3.43 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act or any successor rule as amended from time to time.

     3.44 “Section 409A” means Section 409A of the Code, or any successor section under the Code, as amended and as interpreted by final or proposed regulations promulgated thereunder from time to time and by related guidance.

     3.45 “Section 162(m)” means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

     3.46 “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

     3.47 “Secretary” means the corporate secretary of the Sponsor.

     3.48 “Sponsor” means Progress Energy, Inc., or any successor thereto.

     3.49 “Sponsor’s Pension Plan” means the Progress Energy Pension Plan, as amended from time to time, and any successor thereto.

     3.50 “Stock” means the common stock of the Sponsor.

     3.51 “Stock Appreciation Right” means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Fair Market Value of the Stock on the Award Date of the Stock Appreciation Right.

     3.52 “Stock Unit Award” means an Award of Stock or units granted under Section 11 of the Plan.

     3.53 “Sub-Plan” means a written document that permits the grant of Awards consistent with the provisions of this Plan.

     3.54 “Vesting Service” means each year of employment with the Company in which a Participant works one thousand (1,000) hours.

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     Section 4. Administration

     4.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction except for Awards to Covered Participants that are intended to qualify for the Performance-Based Exception, other than as may be otherwise provided under the terms of such an Award in the event of a Change in Control or as hereinafter specified; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including a determination of a Change in Control under Section 3.9. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

     4.2 Selection of Participants Other Than Outside Directors. Subject to Section 5 of the Plan, the Committee shall have sole and complete discretion in determining Key Employees who shall participate in the Plan; provided, however, the Committee may delegate to the CEO the authority to designate Key Employees and/or Awards to be made to Key Employees who are not Executive Officers, subject to any limitations imposed by the Committee on the designation of Key Employees including a fixed maximum Award amount for any group of Key Employees and/or a maximum Award amount for any one Key Employee, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

     4.3 Awards to Outside Directors. Awards to Outside Directors shall be made in the sole discretion of the full Board of Directors; provided, however, that Awards of Options to Outside Directors shall be limited to Nonqualified Stock Options.

     4.4 Award Agreements and Sub-Plans. Each Award granted under the Plan shall be granted either under the terms of an Award Agreement and/or a Sub-Plan. Award Agreements and Sub-Plans shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of transferability, a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award. If the Award is granted under the terms of an Award Agreement, the Award Agreement shall be signed by an authorized representative of the Sponsor and the Participant, and a copy of the signed Award Agreement shall be provided to the Participant. If the Award is granted under the terms and conditions of a Sub-Plan, the Sub-Plan shall be approved by the Committee as an Exhibit to the Plan, and a copy of the Sub-Plan or a summary description thereof shall be provided to each Participant.

     4.5 Committee Decisions. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its employees, Participants, and Designated Beneficiaries, and the Sponsor’s shareholders, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Sponsor to be approved by the Sponsor’s Board of Directors or shareholders prior to any such sale, award or grant.

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     4.6 Rule 16b-3, Section 162(m) and Section 409A. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, Section 162(m) and Section 409A.

     4.7 Indemnification of Committee. In addition to such other rights of indemnification as they may have as Outside Directors or as members of the Committee, the members of the Committee shall be indemnified by the Sponsor against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

     Section 5. Eligibility

     Selection of Participants by the Committee or the CEO under Section 4.2 shall be subject to the following limitations: (i) no person owning, directly or indirectly, more than five percent (5%) of the total combined voting power of all classes of Stock shall be eligible to participate under the Plan; and (ii) only Full-time Employees shall be eligible to participate under the Plan, except that Outside Directors may be granted Nonqualified Stock Options or Restricted Stock Awards in accordance with Section 4.3.

     Section 6. Shares of Stock Subject to the Plan

     6.1 Number of Shares. Subject to adjustment as provided below in this Section 6, and except as otherwise provided in Section 6.4 and Section 6.5 herein, the maximum aggregate number of shares of Stock that may be issued pursuant to Awards made under the Plan shall be (i) the number of shares of Stock remaining available for issuance as of the Effective Date under the 2002 Plan, plus (ii) the number of additional shares of Stock underlying awards outstanding under the 1997 Plan or the 2002 Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, plus (iii) the number of additional shares of Stock delivered or withheld on or after the Effective Date to cover the exercise price and/or satisfy minimum tax withholding requirements with respect to awards outstanding under the 1997 Plan or the 2002 Plan. From and after the Effective Date, no further awards shall be made under the 2002 Plan. Shares of Stock may be available from the authorized but unissued shares of Stock. Except as provided in Sections 6.2 and 6.3 herein, the issuance of shares of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.

     6.2 Lapsed Awards of Forfeited Shares of Stock. In the event that (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if shares of Stock issued pursuant to the Awards are canceled or forfeited for any reason, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock that were subject to such Award (minus any shares received by the Participant from such Award); provided, however, that this provision shall not be construed to allow for the issuance of treasury stock.

     6.3 Delivery of Shares of Stock as Payment and/or to Cover Tax Withholding. In the event a Participant pays for any Option or other Award granted under the Plan or satisfies minimum tax withholding requirements for any such Award through withholding of shares of Stock from the Award or the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock so withheld from the outstanding Award or surrendered by the Participant; provided, however, that this provision shall not be construed to allow for the issuance of treasury stock.

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     6.4 Capital Adjustments. The number and class of shares of Stock subject to each outstanding Award, the maximum number of shares of Stock that may be subject to an Award under Sections 7.7, 8.5, 9.6, 10.6, and 11.1, the Option Price (as hereinafter defined) and the aggregate number, type and class of shares of Stock for which Awards thereafter may be made shall be adjusted in the case of an event described in subsection (a) or (b) below; provided, however, that with respect to Incentive Stock Options such adjustment shall be made in a manner consistent with Section 424(a) of the Code and, with respect to Awards to Executive Officers, in a manner consistent with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder. Such events include but are not limited to the following:

     (a) If the outstanding shares of Stock of the Sponsor are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Sponsor, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such shares of Stock, for a different number or type of shares of Stock, or if additional shares of Stock or new or different shares of Stock are distributed with respect to such shares of Stock, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 6.1 herein, (ii) the type of shares of Stock or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

     (b) If other events not specified above in this Section 6.4, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event affect the Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee shall make adjustments to any or all of (i) the number and type of shares of Stock which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable. Any adjustment as provided above for Awards that are intended to qualify for the Performance-Based Exception shall be subject to any applicable restrictions set forth in Section 12 or in Section 162(m).

Any adjustment made by the Committee pursuant to the provisions of this Section 6.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each affected Participant. No fractional interests shall be issued under the Plan based on such adjustments, and shall be forfeited.

     6.5 Acquisitions. In connection with the acquisition of any business by the Company or any of its Affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by grants or awards under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company for purposes of such grant or award. Any shares of Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations, and shall not reduce the number of shares of Stock available, under Section 6.1 above. Notwithstanding any provision in this Plan to the contrary, the exercise price of any such Award may be below Fair Market Value in order to replace the value of another award in the sole discretion of the Committee.

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     Section 7. Stock Options

     7.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees, and with respect to Outside Directors pursuant to approval by the Board, as it shall determine. Except with respect to Outside Directors, the Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of shares of Stock to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Notwithstanding the preceding, the Committee may delegate to the CEO authority to grant options in accordance with Section 4.2. Each Option grant shall have such specified terms and conditions detailed in an Award Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option.

     7.2 Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined at the time of grant by the Committee, subject to Section 6.5 hereof and the limitation that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

     7.3 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee or the CEO, as the case may be, shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option may be exercisable within the first year following the Grant Date, except in the event of a Change in Control, or after the expiration of ten (10) years from the Grant Date.

     7.4 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Sponsor or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the Grant Date. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. In addition, no Incentive Stock Option may be issued to a Participant in tandem with a Nonqualified Stock Option. Further, Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the Grant Date and the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the Grant Date of such Option.

     7.5 Method of Exercise. Options shall be exercised by the delivery of a notice from the Participant to the Secretary (or his or her designee) in the form prescribed by the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares of Stock. The Option Price shall be payable to the Sponsor in full in cash, or its equivalent, or by delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, the Committee may permit the Cashless Exercise of the Option. As soon as practicable after receipt of notice and payment, the Sponsor shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of shares of Stock with respect to which the Option is exercised, issued in the Participant’s name.

Progress Energy Proxy Statement

     7.6 Notice. Each Participant shall give prompt notice to the Sponsor of any disposition of shares of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the Grant Date or one (1) year after the date of transfer of such shares of Stock to the Participant upon the exercise of such Incentive Stock Option.

     7.7 Maximum Award. The maximum number of shares of Stock that may be granted in the form of Options pursuant to any Award granted in a single calendar year to any one Participant shall be two million (2,000,000).

     7.8 Limitation on Transferability. Solely to the extent permitted by the Committee in an Award Agreement and subject to the terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by such Participant.

     Section 8. Stock Appreciation Rights

     8.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time.

     8.2 Price. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than one hundred percent (100%) of Fair Market Value of the Stock on the Grant Date.

     8.3 Exercise. The Participant shall be entitled to receive payment upon exercise of a Stock Appreciation Right in accordance with Section 8.4.

     8.4 Payment. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of Exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

     8.5 Maximum Award. The maximum number of shares of Stock that may be subject to Stock Appreciation Rights granted to any Participant during a single calendar year shall be two million (2,000,000).

     Section 9. Restricted Stock

     9.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Sponsor or the Company therefor (except for applicable tax withholding) other than the rendering of services and/or other consideration as determined by the Committee at its sole discretion.

PROXY STATEMENT

     9.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, including, but not limited to the Performance Measures set out in Section 3.33, and (ii) any further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such shares under the Plan are listed.

     9.3 Removal of Restrictions. Except as otherwise noted in this Section 9, Restricted Stock covered by each Award made under the Plan shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 9, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the shareholders of the Sponsor. If the grant of Restricted Stock is performance-based, the total Restricted Period for any or all shares or units of Restricted Stock so granted shall be no less than one (1) year. Any other shares of Restricted Stock issued pursuant to this Section 9 shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of Restricted Stock at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third (1/3) of the shares at the end of each subsequent year. Notwithstanding the previous sentence, if a Participant terminates employment from the Company at or following Early Retirement or Normal Retirement, any time-based Period of Restriction may be removed at the discretion of the Committee. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the Grant Date, except due to retirement as described in the preceding sentence or in the event of a Change in Control.

     9.4 Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

     9.5 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares, the shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

     9.6 Maximum Award. The maximum number of shares of Stock that may be granted in the form of Restricted Stock pursuant to an Award granted to a Participant during a single calendar year shall be two hundred fifty thousand (250,000).

     Section 10. Performance-Based Awards

     10.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Measures and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Sponsor or a Subsidiary or Affiliate therefor (except for applicable tax withholding) other than the rendering of services.

     10.2 Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Measures in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Measures are met will determine the value of the Performance Unit to the Participant or the number of Performance Shares earned by the Participant. Such Performance Measures may be particular to a

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Participant, may relate to the performance of the Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The terms and conditions of each Performance Award will be set forth in an Agreement and/or a Sub-Plan.

     10.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Measures established by the Committee and set forth in the Agreement and/or Sub-Plan have been satisfied.

     10.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

     10.5 Deferral of Performance Awards. The Committee may permit a Participant to elect, in accordance with Section 409A and rules prescribed by the Committee, not to receive a distribution upon the vesting of such Performance Award and instead have the Company continue to maintain the Performance Award on its books of account.

     10.6 Maximum Award. The maximum number of shares of Stock that may be the subject of a Performance Share Award granted to a Participant in a single calendar year shall be two hundred fifty thousand (250,000) shares or if less, ten million dollars ($10,000,000) of Stock (rounded to the nearest whole share). The maximum amount of compensation payable, without regard to any deferred amounts, to a Participant pursuant to the grant of Performance Unit Awards in any calendar year shall be ten million dollars ($10,000,000).

     Section 11. Other Stock-Based Awards

     11.1 Grant of Other Stock-Based Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of or based on Stock or other securities. The maximum number of shares of Stock that may be granted in any calendar year to a Participant as part of a Stock Unit Award shall be two hundred fifty thousand (250,000). If the value of any Stock Unit Award is not based entirely on the value of the underlying Stock, the maximum amount of compensation payable, without regard to any deferred amounts, to a Participant pursuant to the grant of all such Stock Unit Awards in any calendar year shall be two million five hundred thousand dollars ($2,500,000). The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 7 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award. The Award Agreement and/or Sub-Plan shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

     11.2 Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

     (a) Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or Disability of the Participant. All rights with respect to such other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

PROXY STATEMENT

     (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

     (c) The Committee, in its sole and complete discretion, may establish certain Performance Measures that may relate in whole or in part to receipt of the Stock Unit Awards.

     (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

     (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

     11.3 Deferral of Stock Unit Awards. The Committee may permit a Participant to elect, in accordance with Section 409A and rules prescribed by the Committee, not to receive a distribution upon the vesting of a Stock Unit Award and instead have the Company continue to maintain the Stock Unit on its books of account.

     Section 12. Special Provisions Applicable to Covered Participants

     Unless the Committee in its sole discretion determines that any Award made to a Covered Employee is not intended to qualify for the Performance-Based Exception under Section 162(m), Awards subject to Performance Measures that are granted to Covered Participants under this Plan shall be governed by the conditions of this Section 12, in addition to the requirements of Sections 9, 10, and 11 above. Should conditions set forth under this Section 12 (when applicable) conflict with the requirements of Sections 9, 10, and 11, the conditions of this Section 12 shall prevail.

     (a) Performance Measures for Covered Participants shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date during the Performance Period as may be permitted under Section 162(m). Performance Measures for Covered Participants may include alternative and multiple Performance Measures and may be based on one or more business criteria.

     (b) All Performance Measures must be objective and must satisfy third party “objectivity” standards under Section 162(m).

     (c) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

     (e) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 12.

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     Section 13. General Provisions

     13.1 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes, including employment taxes, required by law to be withheld with respect to the Awards made under this Plan. In the event an Award is paid in the form of Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Stock, or, in lieu thereof the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Stock equal in Fair Market Value to the amount required to be withheld.

     13.2 No Right to Employment. No granting of an Award shall be construed as a right to employment with the Company.

     13.3 Rights as Shareholder. Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a shareholder of the Sponsor nor have any rights as such with respect to any shares of Stock to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to Stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such shares. As such, unless contrary to the provisions herein or in any such related Award Agreement, such shareholder shall be entitled to full voting, dividend and distribution rights as provided any other Sponsor shareholder.

     13.4 Construction of the Plan. The Plan, and its rules, rights, Agreements, Sub-Plans and regulations, shall be governed, construed, interpreted and administered in accordance with applicable Federal laws, or to the extent that Federal laws do not apply, the laws of the State of North Carolina. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, or portion of provision, of the Plan overall, which shall remain in full force and effect.

     13.5 Amendment of Plan. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided (a) such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement for the Performance-Based Exception under Section 162(m), and (b) such amendment may not adjust or amend the exercise price of Options previously granted to a Participant without further shareholder approval except as provided in Sections 6.4 and 6.5 hereof. The Committee in its discretion may amend the Plan so as to conform with any applicable regulatory requirements subject to any provisions to the contrary specified herein.

     13.6 Amendment of Award. At any time and in its sole and complete discretion, the Committee may amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations subsequent to the Grant Date, and have an impact on the Award; or (ii) for any other reason not described in clause (i), provided (a) such amendment does not adversely affect a Participant or, if it does, provided the Participant gives his or her consent to such amendment, and (b) such amendment may not adjust or amend the exercise price of Options previously granted to a Participant without further shareholder approval except as provided in Sections 6.4 and 6.5 hereof.

     13.7 Exemption from Computation of Compensation for Other Purposes. By accepting an Award under this Plan, each Participant agrees that such Award shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” for purposes of calculating benefits under pension, profit sharing, disability, severance, life insurance, and other employee benefit plans of the Company, except as otherwise provided in those benefit plans.

     13.8 Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

PROXY STATEMENT

     13.9 Executive Officers and Covered Participants. All Award Agreements and/or Sub-Plans for Participants subject to Section 16(b) shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All Awards subject to the Performance-Based Exception shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the Performance-Based Compensation exemption of Section 162(m), unless the Committee, in its sole discretion, determines that an Award to a Covered Participant is not intended to qualify for the Performance-Based Exception.

     13.10 Change in Control. In the event of a Change in Control, the Committee may provide, in its sole and complete discretion, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant’s termination of employment with the Company and/or the release of any restrictions on any Award.

     13.11 Divestiture. In the event of a Divestiture, the Committee may provide, in its sole and complete discretion, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant’s termination of employment with the Company and/or the release of any restrictions on any Award or the assumption of an Award as contemplated in Section 13.14.

     13.12 Unfunded Obligation. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants or any Designated Beneficiary. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or the Committee, and the Participants and/or any Designated Beneficiary. To the extent that any Participant or Designated Beneficiary acquires a right to receive payments under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Sponsor.

     13.13 Plan Expenses. All reasonable expenses of the Plan shall be paid by the Company.

     13.14 Transfer. The sponsorship of this Plan may be assumed by any Affiliate of the Sponsor in the case of a reorganization of the Sponsor and its Affiliates, or by any successor in interest of the Sponsor. Further, in the event any Award under the Plan is assumed by an Affiliate or another entity in connection with the disposition or sale of any business of the Sponsor and its Affiliates, the Award so assumed shall be cancelled under the Plan.

     13.15 Deferred Compensation. In the event an Award is considered “deferred compensation,” as defined for purposes of Section 409A, such Award shall be deemed to include such additional terms, conditions, limitations and provisions as may be required for it not to be subject to excise tax under Section 409A. In no event may the time or schedule of any payment of deferred compensation under the Plan be accelerated except as provided under Section 409A.

     IN WITNESS WHEREOF, this instrument has been executed this 9th day of May, 2007

PROGRESS ENERGY, INC.

By:	/s/ Robert B. McGehee
Robert B. McGehee
Chief Executive Officer

IMPORTANT ANNUAL MEETING INFORMATION MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Daylight Time, on August 8, 2012.

Vote by Internet Log on to the Internet and go to www.envisionreports.com/pgn Follow the steps outlined on the secured website.
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345
▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4, all of which are sponsored by the Company.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - J. BAKER	☐	☐	☐	02 - J. BOSTIC	☐	☐	☐	03 - H. DELOACH	☐	☐	☐

	04 - J. HYLER	☐	☐	☐	05 - W. JOHNSON	☐	☐	☐	06 - R. JONES	☐	☐	☐

	07 - W. JONES	☐	☐	☐	08 - M. MARTINEZ	☐	☐	☐	09 - E. MCKEE	☐	☐	☐

	10 - J. MULLIN	☐	☐	☐	11 - C. PRYOR	☐	☐	☐	12 - C. SALADRIGAS	☐	☐	☐

	13 - T. STONE	☐	☐	☐	14 - A. TOLLISON	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory (nonbinding) proposal to approve the Company’s executive compensation.	☐	☐	☐	3.	Ratification of the selection of Deloitte & Touche LLP as Progress Energy’s independent registered public accounting firm for 2012.	☐	☐	☐

4.	Re-approve the material terms of performance goals under the Company’s 2007 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code.	☐	☐	☐	5.	In their discretion the proxies are authorized to vote upon such other business that is properly brought before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T 1 U PX 1 0 9 8 7 1 1

2012 Annual Meeting of Progress Energy, Inc. Shareholders
August 8, 2012 at 10:00 a.m.
Progress Energy Center for the Performing Arts
Raleigh, North Carolina
(map located on back of Meeting Notice & Proxy Statement)

Dear Shareholder:

Please take note of the important information enclosed with the Proxy Card. That information relates to the management and operations of your Company and requires your immediate attention and approval. Details are discussed in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this Proxy Card and indicate how you would like your shares to be voted, then sign the card and return it in the enclosed postage paid envelope. If you prefer, you may vote by telephone or via the Internet by following the instructions in the proxy materials.

If you are a participant in our 401(k) Savings & Stock Ownership Plan, shares allocated to your Plan account will be voted by the Trustee only if you execute and return your proxy, or vote by telephone or via the Internet. Plan participants must provide voting instructions on or before 11:59 p.m. Eastern Daylight Time, on August 3, 2012.

If you are a participant in the Savings Plan for Employees of Florida Progress Corporation (the “FPC Savings Plan”), shares allocated to your Plan account will be voted by the Trustee when you execute and return your proxy, or vote by telephone or via the Internet. If no direction is given, your shares will be voted in proportion with the shares held in the FPC Savings Plan and in the best interest of the FPC Savings Plan.

Your vote must be submitted prior to the Annual Meeting of Shareholders to be held on August 8, 2012, unless you plan to vote in person at the Meeting.

Please note that we will hold the Annual Meeting of Shareholders only if our pending merger with Duke Energy Corporation is not completed prior to August 8, 2012.

Thank you in advance for your prompt consideration of these matters.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Annual Meeting Proxy Card
PROGRESS ENERGY, INC.
410 S. Wilmington Street
Raleigh, North Carolina 27601

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned hereby appoints William D. Johnson and John R. McArthur, and each of them as Proxies, with full power of substitution, to vote the shares of stock of Progress Energy, Inc. (the “Company”) registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, August 8, 2012, at 10:00 a.m., and at any adjournment thereof, FOR the election of each nominee for director, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4, which are set forth on the reverse side hereof, and upon other matters properly brought before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, ALL AS SET FORTH IN THE PROXY STATEMENT. THE DIRECTOR NOMINEES ARE: J. BAKER, J. BOSTIC, H. DELOACH, J. HYLER, W. JOHNSON, R. JONES, W. JONES, M. MARTINEZ, E. MCKEE, J. MULLIN, C. PRYOR, C. SALADRIGAS, T. STONE AND A. TOLLISON. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.